   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1998


                                            REGISTRATION STATEMENT NO. 333-56217
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2


                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              ISG RESOURCES, INC.
                        (formerly JTM Industries, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

            TEXAS                          4953                        74-2164490
(State or other jurisdiction   (Primary standard industrial         (I.R.S. Employer
             of                 classification code number)      Identification Number)
      incorporation or
        organization)

                            ------------------------

                                                     BRETT A. HICKMAN
        136 EAST SOUTH TEMPLE                     136 EAST SOUTH TEMPLE
              SUITE 1300                                SUITE 1300
      SALT LAKE CITY, UTAH 84111                SALT LAKE CITY, UTAH 84111
            (801) 236-9700                            (801) 236-9700
  (Address, including ZIP Code, and        (Name, address, including ZIP Code,
          telephone number,                                and
 including area code, of Registrant's     telephone number, including area code,
    and co-registrants' principal                 of agent for service)
          executive offices)

                            ------------------------
                                WITH A COPY TO:
                                   DAVID BLEA
                          MORGAN, LEWIS & BOCKIUS LLP
                                101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED            PROPOSED           AMOUNT OF
         TITLE OF EACH CLASS              AMOUNT TO BE      MAXIMUM OFFERING   MAXIMUM AGGREGATE      REGISTRATION
   OF SECURITIES TO BE REGISTERED          REGISTERED      PRICE PER UNIT(1)   OFFERING PRICE(1)         FEE(1)
10% Senior Subordinated Notes due
  2008...............................     $100,000,000            100%            $100,000,000         $29,500.00
Guaranties of 10% Senior Subordinated
  Notes due 2008.....................         (2)                 (2)                 (2)                 (2)

(1) Determined solely for the purposes of calculating the registration fee in accordance with Rule 457 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

(2) Pursuant to Rule 457(n), no registration fee is required with respect to the Guaranties of the Senior Subordinated Notes registered hereby.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                            JURISDICTION   I.R.S. EMPLOYEE         PRIMARY STANDARD
EXACT NAME OF GUARANTOR                          OF         IDENTIFICATION            INDUSTRIAL
REGISTRANT AS SPECIFIED IN ITS CHARTER     INCORPORATION         NO.            CLASSIFICATION CODE NO.
-----------------------------------------  --------------  ----------------  -----------------------------
Pozzolanic Resources, Inc.                 Washington           91-1194442                  4953

Power Plant Aggregates of Iowa, Inc.       Iowa                 42-1008282                  4953

Michigan Ash Sales Company,                Michigan             38-1864427                  4953
  d.b.a. U.S. Ash Company

U.S. Stabilization, Inc.                   Michigan             38-2891341                  4953

Flo Fil Co., Inc.                          Michigan             38-2762168                  4953

Fly Ash Products, Incorporated             Arkansas             71-0650457                  4953

KBK Enterprises, Inc.                      Pennsylvania         23-2254804                  4953

PROSPECTUS

           OFFER TO EXCHANGE 10% SENIOR SUBORDINATED NOTES DUE 2008,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED,
                   FOR 10% SENIOR SUBORDINATED NOTES DUE 2008

                              ISG RESOURCES, INC.

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                , 1998, UNLESS EXTENDED.

    ISG Resources, Inc. (formerly, JTM Industries, Inc.), a Texas corporation ("JTM"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to issue an aggregate of up to $100.0 million in principal amount of its 10% Senior Subordinated Notes due 2008 (the "Exchange Notes"), which have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in exchange for an identical principal amount of its outstanding 10% Senior Subordinated Notes due 2008 (the "Restricted Notes"; the Restricted Notes and the Exchange Notes are collectively referred to herein as the "Notes"). The terms of the Exchange Notes are identical to the terms of the Restricted Notes, except for (i) registration rights applicable only to the Restricted Notes, (ii) terms relating to Liquidated Damages (as defined) and (iii) that the restrictions on transfer set forth on the face of the Restricted Notes will not appear on the Exchange Notes. For a complete description of the Exchange Notes, see "Description of Notes."

    JTM will accept for exchange any and all Restricted Notes that are validly
tendered prior to 5:00 p.m., New York City time, on       , 1998 (the
"Expiration Date"). Tenders of the Restricted Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Restricted Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement dated as of April 22, 1998 (the "Registration Rights Agreement") among NationsBanc Montgomery Securities LLC and CIBC Oppenheimer Corp. (collectively, the "Initial Purchasers") and JTM relating to the Restricted Notes. The Restricted Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

    The Restricted Notes were issued in an offering (the "Offering") pursuant to which JTM issued an aggregate of $100.0 million in principal amount of the Restricted Notes. The Restricted Notes were sold by JTM to the Initial Purchasers on April 22, 1998 (the "Issue Date") pursuant to a Purchase Agreement dated April 17, 1998 (the "Purchase Agreement") among JTM and the Initial Purchasers. The Initial Purchasers subsequently resold the Restricted Notes in reliance on Rule 144A, Regulation S and certain other exemptions under the Securities Act.

    The net proceeds of the Offering were used to finance the acquisitions of Michigan Ash Sales Company, d.b.a. U.S. Ash Company ("U.S. Ash"), U.S. Stabilization, Inc. ("U.S. Stabilization"), Flo Fil Co., Inc. ("Flo Fil") and Fly Ash Products, Inc. ("Fly Ash Products") and to repay certain existing indebtedness of JTM and its affiliates (collectively, the "Transactions"). The consummation of the Offering and the Transactions were conditioned upon each other.

                                                   (CONTINUED ON FOLLOWING PAGE)

    SEE "RISK FACTORS" COMMENCING ON PAGE 12 HEREIN FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR RESTRICTED NOTES IN THE EXCHANGE OFFER.
                             ---------------------

    THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------


                 THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1998.

(CONTINUED FROM FRONT COVER)

    The Notes will bear interest from the date of issuance at a rate of 10% per annum, payable semi-annually on April 15 and October 15 of each year commencing October 15, 1998. The Notes will be redeemable, in whole or in part, at the option of JTM, at any time on or after April 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date. In addition, at the option of JTM, up to $35.0 million in aggregate principal amount of Notes may be redeemed prior to April 15, 2001 at the redemption price set forth herein, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption with the proceeds of one or more Public Offerings (as defined); PROVIDED, HOWEVER, that at least $65.0 million in aggregate principal amount of Notes remains outstanding following such redemption. In the event of a Change of Control (as defined), JTM will be required to make an offer to repurchase all outstanding Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase.

    The Notes will be general unsecured obligations of JTM, will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of JTM, including indebtedness under the Secured Credit Facility (as defined), will rank PARI PASSU in right of payment with all existing and future senior subordinated indebtedness of JTM, and will rank senior in right of payment to all existing and future subordinated indebtedness of JTM. JTM's payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes will be fully and unconditionally guaranteed (the "Guarantees"), jointly and severally, on a senior subordinated basis by all existing and future domestic Restricted Subsidiaries (as defined) of JTM (the "Guarantors"). The existing Guarantors are Pozzolanic Resources, Inc. ("Pozzolanic") Power Plant Aggregates of Iowa, Inc. ("PPA"), U.S. Ash, U.S. Stabilization, Flo Fil, Fly Ash Products and KBK Enterprises ("KBK"). The Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantors, including all obligations of the Guarantors under the Secured Credit Facility, will rank PARI PASSU in right of payment with all existing and future senior subordinated indebtedness of the Guarantors, and will rank senior in right of payment to all existing and future subordinated indebtedness of the Guarantors. As of August 3, 1998, JTM and the existing Guarantors had outstanding senior indebtedness (excluding trade payables and other accrued liabilities) of approximately $8.0 million, no senior subordinated indebtedness, other than the Restricted Notes, and no subordinated indebtedness. The indenture, dated as of April 22, 1998, among the Company, the Guarantors and the Trustee (as defined), governing the Notes (the "Indenture") limits the ability of JTM and its subsidiaries to incur additional indebtedness. See "Description of Notes--Certain Covenants."

    For each Restricted Note accepted for exchange, the holder of such Restricted Note will receive an Exchange Note having a principal amount equal to that of the surrendered Restricted Note. Restricted Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment in respect of interest on such Restricted Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

    The Exchange Notes are being offered hereunder in order to satisfy certain obligations of JTM contained in the Registration Rights Agreement based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties, as to the transferability of the Exchange Notes upon satisfaction of certain conditions. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. JTM has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    JTM will not receive any cash proceeds from the Exchange Offer and will pay all expenses incident to the Exchange Offer. In the event JTM terminates the Exchange Offer and does not accept for exchange any Restricted Notes, JTM will promptly return the Restricted Notes to the holders thereof. See "The Exchange Offer."

    There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders may be able to sell their Exchange Notes. JTM does not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or stock market.

    The principal executive offices of JTM, Pozzolanic, PPA, U.S. Ash, U.S. Stabilization, Flo Fil, Fly Ash Products and KBK are located at 136 East South Temple, Suite 1300, Salt Lake City, Utah 84111. Their telephone number is (801) 236-9700. On June 30, 1998, JTM filed Articles of Amendment with the Secretary of State of Texas changing its name to ISG Resources, Inc.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF JTM'S MANAGEMENT, AS WELL AS ON ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO JTM, AT THE TIME SUCH STATEMENTS WERE MADE. WHEN USED IN THIS PROSPECTUS , THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO JTM, ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH JTM BELIEVES THESE STATEMENTS ARE REASONABLE, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS UNDER THE CAPTION "RISK FACTORS," AS WELL AS THE OTHER INFORMATION AND DATA INCLUDED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE NOTES. JTM CAUTIONS THE READER, HOWEVER, THAT SUCH LIST OF FACTORS UNDER THE CAPTION "RISK FACTORS" MAY NOT BE EXHAUSTIVE AND THAT THOSE OR OTHER FACTORS, MANY OF WHICH ARE OUTSIDE OF JTM'S CONTROL, COULD HAVE A MATERIAL ADVERSE EFFECT ON JTM AND ITS ABILITY TO SERVICE ITS INDEBTEDNESS, INCLUDING PRINCIPAL AND INTEREST PAYMENTS ON, AND LIQUIDATED DAMAGES, IF ANY, WITH RESPECT TO, THE NOTES. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO JTM OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTIONS "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."
                            ------------------------

    No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by JTM. The delivery of this Prospectus at any time shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of JTM since the date hereof.
                            ------------------------

    POWERLITE-REGISTERED TRADEMARK-, FLEXCRETE-REGISTERED TRADEMARK-, GYPCEM-REGISTERED TRADEMARK-, ALSIL-REGISTERED TRADEMARK-, FLO FIL-REGISTERED TRADEMARK-, PEANUT MAKER-REGISTERED TRADEMARK-, ORBALOID-REGISTERED TRADEMARK- AND ENVIRA-CEMENT-REGISTERED TRADEMARK- ARE REGISTERED TRADEMARKS OF JTM, AND CE-MENT-TM-, SAM-TM-, POZZALIME-TM-, STABIL-FILL-TM-, FLEXBASE-TM- AND REDI-FILL-TM- ARE TRADEMARKS OF JTM.

                             AVAILABLE INFORMATION

    The Company and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to JTM, the Guarantors and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is: http://www.sec.gov.

    As a result of the Exchange Offer, the Company will become subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, the Company will furnish (excluding exhibits and schedules) to U.S. Bank National Association, as trustee (the "Trustee"), and the holders of the Notes and will file with the Commission (unless the Commission will not accept such a filing) as specified in the Commission's rules and regulations: (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission if the Company were required to file such information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information only, a report thereon by the Company's independent certified public accountants and (ii) any other information, documents and other reports which are otherwise required pursuant to Sections 13 and 15(d) of the Exchange Act.

                                    SUMMARY

    IN MARCH 1998, JTM ACQUIRED TWO CCP (AS DEFINED) MANAGEMENT COMPANIES:
POZZOLANIC AND PPA. IN APRIL 1998, JTM ACQUIRED ADDITIONAL CCP MANAGEMENT
COMPANIES: U.S. ASH, TOGETHER WITH TWO AFFILIATED COMPANIES, U.S. STABILIZATION AND FLO FIL (COLLECTIVELY, THE "U.S. ASH GROUP") AND FLY ASH PRODUCTS. SEE "-- THE TRANSACTIONS." EXCEPT AS OTHERWISE REQUIRED BY THE CONTEXT, REFERENCES IN "--THE COMPANY" AND "BUSINESS" TO "JTM" AND THE "COMPANY" ARE TO JTM INDUSTRIES, INC. AND ITS CONSOLIDATED SUBSIDIARIES, AFTER GIVING EFFECT TO THE ACQUISITIONS (AS DEFINED). PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH HEREIN UNDER THE CAPTION "RISK FACTORS" AND ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. HISTORICAL FINANCIAL INFORMATION OF JTM FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND THEREAFTER REFLECT THE ACQUISITIONS, THE OFFERING AND THE TRANSACTIONS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS INFORMATION APPEARING HEREIN IS PRESENTED AS IF THE JTM ACQUISITION (AS DEFINED), THE ACQUISITIONS, THE TRANSACTIONS AND THE OFFERING OCCURRED ON JANUARY 1, 1997. THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION CONTAINED HEREIN IS PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY, DOES NOT PURPORT TO BE INDICATIVE OF THE COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS AS OF THE DATE HEREOF, AS OF THE ISSUE DATE (AS DEFINED), OR AS OF OR FOR ANY OTHER FUTURE DATE, AND IS NOT NECESSARILY INDICATIVE OF WHAT THE COMPANY'S ACTUAL FINANCIAL POSITION OR RESULTS OF OPERATIONS WOULD HAVE BEEN HAD THE JTM ACQUISITION, THE ACQUISITIONS, THE TRANSACTIONS AND THE OFFERING BEEN CONSUMMATED ON SUCH DATE. "EBITDA" MEANS EARNINGS BEFORE INTEREST EXPENSE, INCOME TAXES, DEPRECIATION AND AMORTIZATION.

                                  THE COMPANY


    Based on management's knowledge of the industry and the Company's competitors, the Company believes it is the largest manager and marketer of coal combustion products ("CCPs") in North America. CCPs are the residual materials created by coal-fired power generation. The Company enters into long-term CCP management contracts, primarily with coal-fired electric generating utilities. These utilities are required to manage, or contract to manage, CCPs in accordance with state and federal environmental regulations. In addition, the Company provides similar materials management services for other industrial clients. The Company's revenue is derived from two principal sources: (i) providing materials management services to CCP producing utilities, such as American Electric Power Company, Inc., AES Corporation, Duke Power Company, Entergy, Houston Industries, Ohio Edison Company, PacifiCorp, The Southern Company and Texas Utilities Company, and other industrial clients, such as CSX Transportation, Inc., E.I. du Pont de Nemours and Company ("Dupont"), Reynolds Metals Co. and Union Pacific Resources Company; and (ii) marketing products derived from CCPs and related industrial materials to consumers of building materials and construction related products. The Company believes it is the most geographically diverse corporation dedicated to the management of CCPs, managing approximately 9.5 million tons annually through 69 contracts in 26 states. On a pro forma basis, the Company's marketed tonnage represented approximately 15% of the total industry CCP tonnage marketed during 1996, the year for which the most recent market data is available. In 1997, on a pro forma basis, the Company marketed 4.6 million tons, an increase of 18% over 1996. For the year ended December 31, 1997, the Company had pro forma sales and EBITDA of $110.3 million and $19.2 million, respectively.


    In an effort to maximize the percentage of products marketed to end-users and minimize the amount of materials landfilled, the Company's focused research and development efforts have created value-added products such as ALSIL-Registered Trademark- (a patented processed fly ash filler for the asphalt shingle and carpet industries), Powerlite-Registered Trademark- (lightweight aggregate for concrete block), Flexbase-TM- (road base material) and Peanut Maker-Registered Trademark- (agricultural soil-enhancer). In 1997, products marketed by the Company represented approximately 68% of its total revenues. The Company markets CCP tonnage under management to the building materials and construction related products industry to be used in engineering applications, such as ready-mix concrete, lightweight aggregate, stabilized road bases, flowable and structural fill, and roofing shingles. The Company's major customers for its marketed products include LaFarge Corporation, Consolidated Sugar Refineries ("CSR"), Elk Corporation of Texas and GS Roofing Products Company, Inc.

INDUSTRY OVERVIEW

    According to data compiled by the Energy Information Administration of the United States Department of Energy (the "EIA"), of the 1,996 electric generating units operating in the United States in 1996, 1,128 were coal-fired and represented approximately 55% of the total electricity generated, an increase from approximately 50% in 1995. Coal is the largest indigenous fossil fuel resource in the United States, with current U.S. annual coal production in excess of one billion tons. Approximately 80% of the coal produced is for electric power generation, and its use has grown by almost 25% over the last decade. The combustion of coal provides cost-effective electricity generation, but results in a high percentage of residual material, which serves as the "raw material" for the CCP industry. The industry manages these CCPs and related materials by developing end-use markets for certain CCPs and providing storage and disposal services for the remainder of such materials.

    The primary CCPs managed by the Company are fly ash and bottom ash. Fly ash is the fine residue and bottom ash is the heavier particles that result from the combustion of coal. Utilities firing boilers with coal first pulverize the coal and then blow the pulverized coal into a burning chamber where it immediately ignites to heat the boiler tubes. The heavier bottom ash falls to the bottom of the burning chamber while the lighter fly ash remains suspended in the exhaust gases. Before leaving the exhaust stack, the fly ash particles are removed by an electrostatic precipitator, bag house or other method. The bottom ash is hydraulically conveyed to a collection area, while the fly ash is pneumatically conveyed to a storage silo.

    Fly ash is a pozzolan that, in the presence of water, will combine with an activator (lime, portland cement or kiln dust) to produce a cement-like material. It is this characteristic that allows fly ash to act as a cost-competitive substitute for other more expensive cementitious building materials. Concrete manufacturers can typically use fly ash as a substitute for 15% to 40% of their cement requirements, depending on the quality of the fly ash and the proposed end-use application for the concrete. In addition to its cost benefit, fly ash provides greater structural strength and durability in certain construction applications, such as road construction. Bottom ash is utilized as an aggregate in concrete block construction and road base construction.

    According to the American Coal Ash Association (the "ACAA"), of the approximately 100 million tons of CCPs that were generated in the United States during 1996, fly ash accounted for approximately 59%, bottom ash accounted for approximately 16% and flue gas desulphurization waste ("scrubber sludge") and boiler slag accounted for approximately 25%.

COMPETITIVE STRENGTHS

    In order to sustain its position in the CCP management industry, the Company relies on the following competitive strengths:

    LEADING MARKET POSITION. The Company believes it is a party to more CCP management contracts and manages more CCP tonnage than any of its competitors. JTM has aggressively penetrated its service areas and has won contracts based on its "one-stop" approach to CCP and other industrial materials management services. This approach combines the Company's marketing, materials handling and technological capabilities to lower the client's cost of managing CCPs and other industrial materials in accordance with applicable state and federal regulations. Consummation of the Initial Acquisitions and the Subsequent Acquisitions has provided a broader platform for the Company to market its one-stop approach.

    GEOGRAPHIC DIVERSIFICATION. The Company believes it is the only firm in the CCP management industry with a national scope. This national scope provides the Company with several significant competitive benefits, including mitigation of the effects of regional economic cyclicality and weather patterns. In addition, the Company's national scope and storage capabilities will create incremental revenue through the ability to shift products among regions to meet market demand while minimizing transportation costs.

    VALUE-ADDED PRODUCTS AND SERVICES. The Company's focused new product development efforts have broadened the end-use market for CCPs and other recyclable industrial materials. The Company has successfully introduced new patented or trademarked products made from previously non-marketable materials through proprietary processes. These product development efforts have reduced the materials management cost to the Company's clients and improved the Company's revenue mix and margins.

    STRONG CLIENT RELATIONSHIPS. At December 31, 1997, on a pro forma basis, the Company had contractual relationships with seven of the top 13 electrical utilities in the United States, based on total electricity revenues. The Company has maintained long-term contracts with certain utilities since 1968, and, among contracts with terms of five years or more, the Company's renewal or extension rate has been in excess of 94% during the last five years. The Company's clients rely on its marketing, materials handling and technological capabilities to extend the useful life of their landfill sites by creatively managing and marketing a broader range of CCPs than competitors.

    EXPERIENCED MANAGEMENT TEAM. The Company's senior management team, including R Steve Creamer, Raul A. Deju, J.I. Everest, II, Clinton W. Pike and Danny L. Gray, has an average of over 18 years experience in CCP management and related industries. The management team has a proven record of developing innovative, value-added operations, maintaining strong client relationships and integrating strategic, opportunistic acquisitions.

BUSINESS STRATEGY

    Capitalizing on its competitive strengths, the Company intends to grow revenues and cash flow by implementing a business strategy that consists of the following key elements:

    MAINTAIN AND EXPAND LONG-TERM CONTRACTUAL RELATIONSHIPS. The Company's core business is based on long-term materials management contracts with power producers and industrial clients. As of March 15, 1998, on a pro forma basis, the Company had 69 materials management contracts, 30 of which generated more than $1.0 million of annual revenues each. Typical contract terms are from five to 15 years and the weighted average contract life remaining on these large contracts is over seven years. The Company is focused on serving its current client base and plans to aggressively target additional contract opportunities to increase both tonnage under management and revenues.

    INCREASE PRODUCT SALES AND APPLICATIONS. The Company has a three-fold approach to increasing its product sales and applications. The Company intends to: first, apply JTM's proprietary technology to the products of the newly acquired companies, thus enhancing their existing product offerings with the benefits of its research and development program; second, cross-market JTM's patented products in the new geographical markets accessed through its strategic acquisitions; and third, continue to develop new applications for CCPs and related industrial materials.

    PURSUE STRATEGIC ACQUISITIONS. The Company operates in a highly fragmented industry that is undergoing a period of consolidation. The Company intends to pursue selective acquisitions of companies which will complement its planned geographic expansion or will provide certain operating efficiencies in areas the Company currently serves.

THE TRANSACTIONS

    Industrial Services Group, Inc. ("ISG") was formed in September 1997 by Citicorp Venture Capital, Ltd. ("CVC") and certain members of JTM's management team (together with CVC, the "Investors") to acquire the stock of JTM (the "JTM Acquisition") from Laidlaw Transportation, Inc. ("Laidlaw"). Pursuant to the JTM Acquisition, JTM became a wholly owned subsidiary of ISG. Laidlaw received from ISG, as consideration for the JTM Acquisition, a $29.0 million senior bridge note (the "ISG Bridge Note"), a $17.5 million 9% Junior Subordinated Promissory Note due 2005 (together with any additional notes issued in respect of interest thereon, the "ISG PIK Notes") and $5.8 million in cash. The equity investment in ISG in connection with the financing of the JTM Acquisition was made by the Investors through a purchase of common and preferred stock and warrants of ISG for an aggregate purchase price of approximately $7.5 million.

    On March 4, 1998, JTM acquired the stock of Pozzolanic (the "Pozzolanic Acquisition") for $40.0 million, at which time Pozzolanic became a wholly owned subsidiary of JTM. Pozzolanic is a leading provider of CCP marketing services in the Pacific Northwest and in the Rocky Mountain area, operating nine contracts representing 850,000 tons of CCPs in 1997. Financing for the Pozzolanic Acquisition was provided through borrowings under a $42.0 million secured credit facility provided by NationsBank, N.A., an affiliate of NationsBanc Montgomery Securities LLC, and Canadian Imperial Bank of Commerce, an affiliate of CIBC Oppenheimer Corp. (the "Secured Credit Facility"). See "Business," "Business-- Competitive Strengths," "Business--Business Strategy" and "Business--Materials."

    On March 20, 1998, JTM acquired the stock of PPA (the "PPA Acquisition") for $6.4 million (net of $2.1 million of cash acquired, for a total consideration of $8.5 million), at which time PPA became a wholly owned subsidiary of JTM. PPA and its subsidiary provide the personnel and equipment to service a large contract recently awarded to JTM in Iowa. JTM partially financed the PPA Acquisition through its borrowings under the Secured Credit Facility. See "Business," "Business--Competitive Strengths," "Business--Business Strategy" and "Business--Materials."

    On April 22, 1998, JTM acquired the stock of the U.S. Ash Group (the "U.S. Ash Group Acquisition") for a total consideration of $24.6 million, at which time the U.S. Ash Group became wholly owned subsidiaries of JTM. The U.S. Ash Group is a leading provider of CCP management services in Michigan, Ohio and Indiana, areas where JTM's services were limited, operating six contracts representing 870,000 tons of CCPs in 1997. Financing for the U.S. Ash Group Acquisition was provided through proceeds from the Offering. See "Business," "Business--Competitive Strengths," "Business--Business Strategy" and "Business--Materials."

    On April 22, 1998, JTM acquired the stock of Fly Ash Products (the "Fly Ash Products Acquisition") for a total consideration of $9.5 million, at which time Fly Ash Products became a wholly owned subsidiary of JTM. Fly Ash Products is the leading provider of CCP management services in Arkansas, operating two contracts representing 330,000 tons of CCPs in 1997. Financing for the Fly Ash Products Acquisition was provided through proceeds from the Offering. See "Business," "Business--Competitive Strengths," "Business--Business Strategy" and "Business--Materials." The Pozzolanic Acquisition, the PPA Acquisition, the U.S. Ash Group Acquisition and the Fly Ash Products Acquisition are together referred to as the "Acquisitions."

    The following table sets forth the sources and uses of funds in connection with the Transactions and the Offering.

                             (DOLLARS IN THOUSANDS)

SOURCES OF FUNDS:
  Proceeds from sale of Restricted Notes..........................................  $ 100,000
                                                                                    ---------
                                                                                    ---------

USES OF FUNDS:
  Consideration for the U.S. Ash Group Acquisition, less deposit previously paid..........................................................................  $  24,300
  Consideration for the Fly Ash Products Acquisition, less deposit previously
    paid..........................................................................      9,400
  Repayment of existing debt(1)...................................................     62,500
  Transaction expenses............................................................      3,800
                                                                                    ---------
    Total uses....................................................................  $ 100,000
                                                                                    ---------
                                                                                    ---------

------------------------

(1) Consists of a repayment in full of the ISG Bridge Note and accrued interest thereon and a repayment of $32.0 million under the Secured Credit Facility. With the consummation of the Transactions and the Offering, the Company had approximately $10.0 million of indebtedness outstanding under the Secured Credit Facility.

                               THE EXCHANGE OFFER

Issuer..........................  ISG Resources, Inc. (formerly JTM Industries, Inc.)

Securities Offered..............  $100.0 million in aggregate principal amount of 10% Senior
                                  Subordinated Notes due 2008, which have been registered
                                  under the Securities Act. The terms of the Exchange Notes
                                  and the Restricted Notes are identical in all material
                                  respects, except for certain transfer restrictions and
                                  registration rights relating to the Restricted Notes and
                                  except that, if the Exchange Offer is not consummated by
                                  October 19, 1998, JTM will pay Liquidated Damages to the
                                  holders of the Restricted Notes as described herein. See
                                  "Description of Notes--Registration Rights; Liquidated
                                  Damages."

The Exchange Offer..............  The Exchange Notes are being offered in exchange for a like principal amount of Restricted Notes. The issuance of the Exchange Notes is intended to satisfy obligations of
                                  the Company contained in the Registration Rights
                                  Agreement. For procedures for tendering, see "The Exchange
                                  Offer."

Certain Conditions to the
  Exchange Offer................  The Company's obligation to accept for exchange, or to issue Exchange Notes in exchange for, any Restricted Notes is subject to certain customary conditions, including
                                  conditions relating to interpretations by the staff of the
                                  Commission or any order of any governmental agency or
                                  court of law, which may be waived by the Company in its
                                  reasonable discretion. The Company currently expects that
                                  each of the conditions will be satisfied and that no
                                  waivers will be necessary. See "The Exchange
                                  Offer--Certain Conditions to the Exchange Offer."

Certain Tax Consequences........  The exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offer will not be subject to
                                  United States federal income tax. See "The Exchange
                                  Offer--United States Federal Income Tax Consequences of
                                  the Exchange of Notes."

Use of Proceeds.................  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent..................  The U.S. Bank National Association is serving as exchange agent (the "Exchange Agent") in connection with the
                                  Exchange Offer.

                  CONSEQUENCES OF EXCHANGING RESTRICTED NOTES

    Holders of Restricted Notes who do not exchange their Restricted Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of such Restricted Notes as set forth in the legend thereon as a consequence of the issuance of the Restricted Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Restricted Notes under the Securities Act. See "Description of Notes--Registration Rights; Liquidated Damages." Based on interpretations by the staff of the Commission as set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Restricted Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes must acknowledge that such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." In addition, to comply with the state securities laws, the Exchange Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to "qualified institutional buyers" (as such term is defined under Rule 144A of the Securities
Act) is generally exempt from registration or qualification under the state securities laws. The Company has agreed, pursuant to the Registration Rights Agreement, to register or qualify the Exchange Notes for offer or sale under the blue sky laws of such jurisdictions as are necessary to permit the consummation of the Exchange Offer. See "The Exchange Offer--Consequences of Exchanging Restricted Notes" and "Description of Notes--Registration Rights; Liquidated Damages."

                                   THE NOTES

    The terms of the Exchange Notes and the Restricted Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Restricted Notes and except that, if the Exchange Offer is not consummated by October 19, 1998, JTM will pay Liquidated Damages to the holders of the Restricted Notes as described under "Description of Notes--Registration Rights; Liquidated Damages." Restricted Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment in respect of interest on such Restricted Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

Maturity........................  April 15, 2008.

Interest........................  The Notes will bear interest at the rate of 10% per annum and will be payable semiannually on April 15 and October
                                  15 of each year, commencing October 15, 1998.

Optional Redemption.............  The Notes may be redeemed at the option of the Company, in whole or in part, on or after April 15, 2003, at the
                                  redemption prices set forth herein, plus accrued and
                                  unpaid interest thereon and Liquidated Damages, if any,
                                  through the redemption date.

                                  On or before April 15, 2001, the Company may, at its
                                  option, redeem up to $35.0 million in aggregate principal
                                  amount of Notes with the net proceeds of one or more
                                  Public Offerings at the redemption price set forth herein, plus accrued and unpaid interest thereon and Liquidated
                                  Damages, if any, to the date of redemption; PROVIDED,
                                  HOWEVER, that at least $65.0 million in aggregate
                                  principal amount of Notes remain outstanding following
                                  such redemption; and PROVIDED, FURTHER, that such
                                  redemption shall occur within 60 days of the date of the
                                  closing of such Public Offering. See "Description of
                                  Notes--Optional Redemption."

Change of Control...............  In the event of a Change of Control, the Company will be required to make an offer to repurchase all outstanding
                                  Notes at a purchase price equal to 101% of the principal
                                  amount thereof, plus accrued and unpaid interest thereon
                                  and Liquidated Damages, if any, to the date of repurchase.
                                  There can be no assurance that the Company will have
                                  sufficient funds to repurchase the Notes in the event of a
                                  Change of Control. See "Risk Factors-- Purchase of Notes
                                  Upon a Change of Control," "Description of
                                  Notes--Repurchase at the Option of Holders--Change of
                                  Control" and "Description of Secured Credit Facility."

Ranking.........................  The Notes will be general unsecured obligations of the
                                  Company, will be subordinated in right of payment to all
                                  existing and future Senior Indebtedness, including
                                  indebtedness under the Secured Credit Facility, will rank
                                  PARI PASSU in right of payment with all existing and
                                  future senior subordinated indebtedness of the Company,
                                  and will rank senior in right of payment to all existing
                                  and future subordinated indebtedness of the Company. As of
                                  June 30, 1998, the aggregate principal amount of Senior

                                  Indebtedness (excluding trade payables and other accrued
                                  liabilities) of the Company was approximately $8.0
                                  million.

Guarantees......................  The Company's obligations under the Notes will be fully and unconditionally guaranteed, jointly and severally, on
                                  a senior subordinated basis by all existing and future
                                  domestic Restricted Subsidiaries of the Company. The
                                  Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantors, including all obligations of the Guarantors under the
                                  Secured Credit Facility, will rank PARI PASSU in right of
                                  payment with all existing and future senior subordinated
                                  indebtedness of the Guarantors, and will rank senior in
                                  right of payment to all existing and future subordinated
                                  indebtedness of the Guarantors. The existing Guarantors
                                  are Pozzolanic, PPA, U.S. Ash, U.S. Stabilization, Flo
                                  Fil, Fly Ash Products and KBK.

Certain Covenants...............  The Indenture governing the Notes provides for certain covenants that, among other things, limit the ability of
                                  the Company and its Restricted Subsidiaries to incur
                                  additional Indebtedness (as defined) and issue preferred
                                  stock, pay dividends or make other distributions, create
                                  certain liens, enter into certain transactions with
                                  affiliates, sell assets of the Company or its Restricted
                                  Subsidiaries, sell Equity Interests (as defined) of the
                                  Company's Restricted Subsidiaries or enter into certain
                                  mergers and consolidations. In addition, under certain
                                  circumstances, the Company will be required to offer to
                                  purchase Notes at a price equal to 100% of the principal
                                  amount thereof, plus accrued and unpaid interest thereon
                                  and Liquidated Damages, if any, to the date of purchase,
                                  with the proceeds of certain Asset Sales (as defined). See
                                  "Description of Notes."

Exchange Offer; Registration
  Rights........................  Holders of Exchange Notes are not entitled to any registration rights with respect to the Exchange Notes.
                                  Pursuant to the Registration Rights Agreement, the Company
                                  agreed to file with the Commission the registration
                                  statement of which this Prospectus is a part with respect
                                  to the Exchange Offer. See "Description of
                                  Notes--Registration Rights; Liquidated Damages."

                                  RISK FACTORS

    POTENTIAL INVESTORS IN THE EXCHANGE NOTES SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS" PRIOR TO MAKING AN INVESTMENT DECISION TO TENDER THEIR RESTRICTED NOTES IN THE EXCHANGE OFFER.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma statements of operations data, other data and selected ratios are presented as if the JTM Acquisition, the Acquisitions, the Transactions and the Offering occurred on January 1, 1997. The unaudited summary pro forma condensed combined financial information contained herein is presented for illustrative purposes only, does not purport to be indicative of the Company's financial position or results of operations as of the date hereof, as of the Issue Date, or as of or for any other future date, and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the JTM Acquisition, the Acquisitions, the Transactions and the Offering been consummated on such date. The unaudited pro forma condensed combined financial information set forth below is based on the historical financial statements of JTM, Pozzolanic, PPA, the U.S. Ash Group and Fly Ash Products and should be read in conjunction with such Financial Statements and Notes thereto and the other information included elsewhere in this Prospectus. See "Available Information," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statements."


                                                                            SIX MONTHS ENDED       YEAR ENDED
                                                                              JUNE 30, 1998     DECEMBER 31, 1997
                                                                           -------------------  -----------------
                                                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales....................................................................       $  53,846           $ 110,337
Cost of sales, excluding depreciation....................................          37,634              79,998
Depreciation and amortization............................................           4,886              10,072
Selling, general and administrative expenses (1).........................           6,556              11,465
Income from operations...................................................           4,770               8,802
Interest income..........................................................             177                 230
Interest expense.........................................................           5,665              11,329
Other income, net........................................................              41                 140
Loss before income taxes.................................................            (677)             (2,157)
Income tax expense.......................................................            (270)                 26
Net loss.................................................................            (947)             (2,131)

OTHER DATA:
Cash flows from operating activities.....................................           3,264              14,005
Cash flows from investing activities.....................................          (2,123)             (2,659)
Cash flows from financing activities.....................................          --                  (3,709)
EBITDA (2)...............................................................           9,874              19,244
EBITDA margin............................................................            18.3%               17.4%
Capital expenditures.....................................................           2,328               2,474
Cash interest expense (3)................................................           5,384              10,767

SELECTED RATIOS:
Ratio of earnings to fixed charges (4)...................................             .90x                .84x
Deficiency of earnings to fixed charges..................................            (677)             (2,157)
EBITDA/cash interest expense (3).........................................            1.83x               1.79x
EBITDA less capital expenditures/cash interest expense (3)...............            1.40x               1.56x


------------------------


(1) The unaudited pro forma condensed combined financial information does not reflect an expected reduction of expense related to termination of employment of eight executive personnel pursuant to the purchase agreements for PPA, Pozzolanic, the U.S. Ash Group and Fly Ash Products. JTM has a regional management organization established and in place to manage the various locations and, accordingly, the positions held by the eight personnel have been eliminated. Management believes that revenues of the subsidiaries would have been substantially the same under the JTM management organization as were earned under the service of the eight individuals. Expected cost savings, net of tax, are estimated at $294,000 and $792,000 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.



(2) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance as an indicator of the Company's performance or to cash flows provided by operating, investing and financing activities as an indicator of cash flows or a measure of liquidity. Management believes that EBITDA is a useful adjunct to net income and other measurements under GAAP in evaluating the Company's ability to service its debt and is a conventionally used financial indicator. However, due to possible inconsistencies in the method of calculating EBITDA, the EBITDA measures presented may not be comparable to other similarly titled measures of other companies.



(3) Represents interest expense net of debt issuance costs.



(4) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and that portion of rental expense which is representative of the interest factor in these rentals.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

    The following table sets forth summary consolidated financial information of JTM for each of the five years in the period ended December 31, 1997 and for the six month periods ended June 30, 1998 and 1997. Such information was derived from the Consolidated Financial Statements and Notes thereto of JTM and the Unaudited Condensed Consolidated Financial Statements and Notes thereto of JTM, respectively, included elsewhere in this Prospectus. The summary consolidated financial information for the periods prior to October 14, 1997 set forth below is not comparable to subsequent periods due to the step-up in bases resulting from the JTM Acquisition. The summary consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and Notes thereto of JTM and the Unaudited Condensed Consolidated Financial Statements and Notes thereto of JTM included elsewhere in this Prospectus.

    The summary financial information set forth below for the six months ended June 30, 1998 and 1997 is unaudited and has been derived from the Company's unaudited financial statements for those periods included elsewhere in this Prospectus. In the opinion of the Company's management, the information for the six months ended June 30, 1998 and 1997 includes all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation. Interim results are not necessarily indicative of results to be expected for any fiscal year.

                                                SIX MONTHS                         9 1/2
                                                  ENDED          2 1/2 MONTHS     MONTHS
                                                 JUNE 30,            ENDED         ENDED         YEAR ENDED DECEMBER 31,
                                           --------------------  DECEMBER 31,   OCTOBER 13,  -------------------------------
                                             1998       1997         1997          1997        1996       1995       1994
                                           ---------  ---------  -------------  -----------  ---------  ---------  ---------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales....................................  $  46,079  $  31,013    $  12,643     $  51,295   $  62,841  $  64,986  $  60,784
Cost of sales, excluding depreciation....     32,256     24,810        9,365        40,701      52,268     51,489     52,356
Depreciation and amortization............      3,568      1,270          908         5,279       2,285      2,265      1,538
Selling, general and administrative
  expenses...............................      4,830      2,665        1,256         3,633       5,667      9,692     --
Income from operations...................      5,425      2,268        1,114         1,682       2,621      1,540      6,890
Interest income..........................         92     --               31        --          --         --         --
Interest expense.........................      3,474      2,222          628         4,160       4,853      4,081         17
Income (loss) before income taxes........      2,045         46          517        (2,478)     (2,232)    (2,541)     6,873
Income tax (expense) benefit.............     (1,196)      (174)        (252)         (612)        362        445     --
Net income (loss)........................        849       (128)         265        (3,090)     (1,870)    (2,096)     6,873(1)
OTHER DATA:
Cash flows from operating activities.....      3,930     (1,019)       1,843           521         603     (1,115)    --   (1)
Cash flows from investing activities.....    (79,742)       390          (19)         (681)     (3,869)    (4,586)    --   (1)
Cash flows from financing activities.....     74,308        629        1,189           957       2,844     (4,113)    --   (1)
EBITDA (2)...............................      9,087      3,538        2,054         6,961       4,906      3,805      8,428
EBITDA margin............................       19.7%      11.4%        16.2%         13.6%        7.8%       5.9%      13.9%
Capital expenditures.....................      2,194        103           19           681       4,357      4,589        905
Ratio of earnings to fixed charges (3)...       1.45x      1.01x        1.49x         0.56x       0.68x      0.58x      5.21x
Deficit of earnings to fixed charges.....     --         --           --            (2,478)     (2,232)    (2,541)    --
BALANCE SHEET DATA: (AT PERIOD END)
Working capital (deficiency).............      7,419    (43,809 (4)     (21,648)(4)    (43,594)   (45,804)   (42,268)     6,249
Total assets.............................    180,280     61,565       73,270        58,396      62,950     61,779     18,291
Total debt...............................    108,000     --           --            --          --         --          2,976
Stockholders' equity.....................     26,114      6,622       25,265         3,623       6,713      8,033     17,831


                                             1993
                                           ---------

STATEMENT OF OPERATIONS DATA:
Sales....................................  $  48,521
Cost of sales, excluding depreciation....     37,359
Depreciation and amortization............      1,493
Selling, general and administrative
  expenses...............................     --
Income from operations...................      9,669
Interest income..........................     --
Interest expense.........................        (18)
Income (loss) before income taxes........      9,687
Income tax (expense) benefit.............     --
Net income (loss)........................      9,687(1)
OTHER DATA:
Cash flows from operating activities.....     --    (1)
Cash flows from investing activities.....     --    (1)
Cash flows from financing activities.....     --    (1)
EBITDA (2)...............................     11,162
EBITDA margin............................       23.0%
Capital expenditures.....................      6,800
Ratio of earnings to fixed charges (3)...      15.00x
Deficit of earnings to fixed charges.....     --
BALANCE SHEET DATA: (AT PERIOD END)
Working capital (deficiency).............      4,134
Total assets.............................     19,756
Total debt...............................     23,365
Stockholders' equity.....................     38,103

------------------------

(1) During the year ended December 31, 1994 and 1993, JTM was a component of Union Pacific Resources Company ("Union Pacific"). JTM was not allocated any income taxes and a stand alone balance sheet was not maintained from which to determine cash flow activity.

(2) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance as an indicator of the Company's performance or to cash flows provided by operating, investing and financing activities as an indicator of cash flows or a measure of liquidity. Management believes that EBITDA is a useful adjunct to net income and other measurements under GAAP in evaluating the Company's ability to service its debt and is a conventionally used financial indicator. However, due to possible inconsistencies in the method of calculating EBITDA, the EBITDA measures presented may not be comparable to other similarly titled measures of other companies.

(3) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and that portion of rental expense which is representative of the interest factor in these rentals.

(4) JTM is a guarantor of the ISG Bridge Note and as such the December 31, 1997 working capital deficit reflects push-down accounting treatment of the $29.0 million ISG Bridge Note, which was paid in full with a portion of the proceeds from the Offering.

                                  RISK FACTORS

    THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY HOLDERS TENDERING THE RESTRICTED NOTES PURSUANT TO THE EXCHANGE OFFER, ALTHOUGH THE RISK FACTORS SET FORTH BELOW ARE GENERALLY APPLICABLE TO THE RESTRICTED NOTES AS WELL AS THE EXCHANGE NOTES.

CONSEQUENCES OF EXCHANGING RESTRICTED NOTES

    Holders of Restricted Notes who do not exchange their Restricted Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of such Restricted Notes as set forth in the legend thereon as a consequence of the issuance of the Restricted Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that they will register Restricted Notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Restricted Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the 180th day after the Expiration Date, it will make this Prospectus available to any broker-dealer. See "Plan of Distribution." However, to comply with the state securities laws, the Exchange Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to "qualified institutional buyers" (as such term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. See "The Exchange Offer--Consequences of Exchanging Restricted Notes."

LACK OF PUBLIC MARKET FOR NOTES

    The Restricted Notes have not been registered with the Commission or with the securities commission or regulatory authorities of any state and, therefore, such securities will not be freely tradable in the United States upon their acquisition. The Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to (i) the liquidity of any such market that may develop, (ii) the ability of holders of the Notes to sell their Notes or (iii) the price at which the holders of the Notes would be able to sell their Notes. If such a market were to exist, the Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and the financial performance of JTM. The Restricted Notes are eligible for trading in the PORTAL market. JTM has been advised by the Initial Purchasers that each of them intends to make a market in the Restricted Notes and the Exchange Notes. However, none of the Initial Purchasers is obligated to do so and any market making activity with respect to the Restricted Notes, or the Exchange Notes, may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of any applicable Shelf Registration Statement (as defined) covering resales of Notes. There can be no assurance that even following registration of the Restricted Notes or the Exchange Notes, as the case may be, an active trading market will exist for the Restricted Notes or the Exchange Notes, as the case may be, or that any such trading market will be liquid. See "Description of Notes--Registration Rights; Liquidated Damages."

SUBSTANTIAL LEVERAGE


    The Company is highly leveraged. On June 30, 1998 the Company had total indebtedness of approximately $108.0 million and stockholders' equity of approximately $26.1 million. In addition, for the year ended December 31, 1997, on a pro forma basis assuming that the JTM Acquisition, the Acquisitions, the Transactions and the Offering had occurred on January 1, 1997, the Company's deficiency of earnings to fixed charges would have been $2,157,000. Subject to restrictions in the Secured Credit Facility and the Indenture, the Company and its Restricted Subsidiaries are permitted to incur additional indebtedness in the future. In addition, beginning in 2003 the Indenture will permit JTM to distribute certain amounts to ISG to service the ISG PIK Notes. See "Description of Notes" and "Description of Secured Credit Facility."


    JTM's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the Secured Credit Facility, will be adequate to meet JTM's future liquidity needs for at least the next several years. JTM may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that JTM's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the Secured Credit Facility in an amount sufficient to enable JTM to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that JTM will be able to effect any such refinancing on commercially reasonable terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Liquidity and Capital Resources."

    The degree to which JTM is leveraged could have important consequences to holders of the Notes, including, but not limited to: (i) making it more difficult for JTM to satisfy its obligations with respect to the Notes, (ii) increasing JTM's vulnerability to general adverse economic and industry conditions,

(iii) limiting JTM's ability to obtain additional financing to fund future working capital, capital expenditures, and other general corporate requirements,
(iv) requiring the dedication of a substantial portion of JTM's cash flow from operations to the payment of principal of, and interest on, its indebtedness (the Company's current annual debt service requirement approximates $10.7 million), thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting JTM's flexibility in planning for, or reacting to, changes in its business and the industry and (vi) placing JTM at a competitive disadvantage in relation to less leveraged competitors. In addition, the Indenture and the Secured Credit Facility contain financial and other restrictive covenants that, among other things, limit the ability of JTM to borrow additional funds. Failure by JTM to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on JTM. In addition, the degree to which JTM is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Secured Credit Facility."

SUBORDINATION OF THE NOTES AND THE GUARANTEES

    The Notes and the Guarantees will be unsecured and subordinated to the prior right of payment of all existing and future Senior Indebtedness of JTM and the Guarantors, including obligations under the Secured Credit Facility. The indebtedness under the Secured Credit Facility will also become due prior to the time the principal obligations under the Notes become due. Subject to the limitations contained in the covenant described under "Description of Notes--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," the Indenture permits JTM and the Guarantors to incur additional Senior Indebtedness. Under certain circumstances, the subordination provisions contained in the Indenture prohibit JTM and the Guarantors from making distributions to the holders of the Notes. In addition, in the event of a liquidation or insolvency, the assets of JTM and the Guarantors will be available to pay obligations on the Notes only after all Senior Indebtedness of JTM and the Guarantors has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. In addition, substantially all of the assets of JTM and the Guarantors are, or may be in the future, pledged or granted as collateral to secure other indebtedness of JTM and the Guarantors. Certain affiliates of the Initial Purchasers are lenders under the Secured Credit Facility and as such received a substantial portion of the net proceeds of the Offering. See "Description of Secured Credit Facility" and "Description of Notes--Subordination."

COVENANT RESTRICTIONS

    The Secured Credit Facility and the Indenture impose certain operating and financial restrictions on JTM. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of JTM to incur additional indebtedness, repay indebtedness (including the Notes) prior to stated maturity, sell assets, make investments, engage in transactions with shareholders and affiliates, issue capital stock, create liens or engage in mergers or acquisitions. These restrictions could also limit the ability of JTM to effect future financings, make needed capital expenditures, withstand a future downturn in JTM's business or the economy in general, or otherwise conduct necessary corporate activities. JTM's ability to comply with the covenants and restrictions under the Secured Credit Facility and the Indenture may be affected by events beyond its control, including prevailing economic and financial conditions. A failure by JTM to comply with these restrictions could lead to a default under the terms of the Secured Credit Facility and the Notes notwithstanding the ability of JTM to meet its debt service obligations. In the event of a default, the lenders under the Secured Credit Facility could elect to declare all such indebtedness to be due and payable, together with accrued and unpaid interest thereon, and the commitments of such lenders to make revolving credit loans thereunder could be terminated. In such event, a significant portion of JTM's other indebtedness (including the Notes) may become immediately due and payable and there can be no assurance that JTM would be able to make such payments from its own resources or to borrow sufficient funds from alternative sources to make any such payment. See "Description of Notes" and "Description of Secured Credit Facility."

ACQUISITION RISKS

    JTM intends to seek additional acquisition opportunities. There can be no assurance, however, that JTM will be able to successfully identify suitable acquisition candidates, negotiate appropriate acquisition terms, obtain financing which may be needed to effect such acquisitions, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. In addition, there can be no assurance that JTM will be able to successfully integrate Pozzolanic, PPA, the U.S. Ash Group and Fly Ash Products into its operations. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. Future acquisitions by JTM could result in the incurrence of substantial additional indebtedness, the amortization of expenses related to goodwill and other intangible assets and other increased expenses, particularly in the fiscal quarters immediately following the completion of such acquisitions while the operations of the acquired business are being integrated into JTM's operations, which could have a material adverse effect on JTM's business, financial condition and results of operations. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable with those achieved by JTM's existing operations, or otherwise perform as expected. In addition, JTM competes for acquisition and expansion opportunities with companies that have substantially greater resources.

ELECTRIC UTILITY DEREGULATION

    The electric utility industry is in the process of deregulation. This process is presently being pursued more aggressively by states than the Federal Government, with faster movement by some states such as California and Texas than in others. The impact that full deregulation of the industry will have on JTM is something that cannot be accurately projected. The major area of impact is the individual source of CCPs that JTM uses to supply material and products to various markets. Deregulation could result in some sources being put out of service because they are not economically competitive. JTM believes that no significant changes to the sources of CCPs under contract will occur. However, since this change to the industry is still evolving, JTM could be materially adversely impacted if major changes occur to specific sources.

IMPACT OF CLEAN AIR ACT AMENDMENTS ON COAL CONSUMPTION

    The federal Clean Air Act of 1970 ("Clean Air Act") and Amendments to the Clean Air Act ("Clean Air Act Amendments"), and corresponding state laws that regulate the emissions of materials into the air, affect the coal industry both directly and indirectly. The coal industry may be directly affected by Clean Air Act permitting requirements and/or emissions control requirements relating to particulate matter (e.g., "fugitive dust"). The coal industry may also be impacted by future regulation of fine particulate matter measuring 2.5 micrometers in diameter or smaller. In July 1997, the United States Environmental Protection Agency ("EPA") adopted new, more stringent National Ambient Air Quality Standards ("NAAQS") for particulate matter and ozone. As a result, states will be required to implement changes to their existing state implementation plans to attain and maintain compliance with the new NAAQS. Because electric utilities emit nitrogen oxides, which are precursors to ozone, JTM's utility customers are likely to be affected when the revisions to the NAAQS are implemented by the states. State and federal regulations relating to fugitive dust and coal combustion emissions regulations relating to implementation of the new NAAQS may reduce JTM's sources for its products. The extent of the potential impact of the new NAAQS on the coal industry will depend on the policies and control strategies associated with the state implementation process under the Clean Air Act, as well as on pending legislative proposals to delay or eliminate aspects of the standard. Nonetheless, the new NAAQS could have a material adverse effect on JTM's financial condition and results of operations.

    The Clean Air Act indirectly affects JTM's operations by extensively regulating the air emissions of sulfur dioxides and other compounds emitted by coal-fired utility power plants. Title IV of the Clean Air Act Amendments places limits on sulfur dioxide emissions from electric power generation plants. The limits set baseline emission standards for such facilities. Reductions in such emissions will occur in two phases; the first began in 1995 ("Phase I") and applies only to certain identified facilities and the second is currently scheduled to begin in 2000 ("Phase II") and will apply to most remaining facilities, including those subject to the 1995 restrictions. The affected utilities have been and may be able to meet these requirements by, among other ways, switching to lower sulfur fuels, installing pollution control devices such as scrubbers, reducing electricity generating levels or purchasing or trading "pollution credits." Specific emission sources will receive these credits, which utilities and industrial concerns can trade or sell to allow other units to emit higher levels of sulfur dioxide. The effect of the Clean Air Act Amendments on JTM cannot be completely ascertained at this time.

    The Clean Air Act Amendments also require that utilities that currently are major sources of nitrogen oxides in moderate or higher ozone nonattainment areas install reasonably available control technology for nitrogen oxides, which are precursors of ozone. In addition, EPA currently plans to implement the recently issued, stricter ozone standards (discussed above) by 2003. The Ozone Transport Assessment Group ("OTAG"), formed to make recommendations to the EPA for addressing ozone problems in the eastern United States, submitted its final recommendations to the EPA in June 1997. Based on the OTAG's recommendations, the EPA recently announced a proposal (the "SIP call") that would require 22 eastern states to make substantial reductions in nitrogen oxide emissions. Under this proposal, the EPA expects that states will achieve these reductions by requiring power plants to make substantial reductions in their nitrogen oxide emissions. Installation of reasonably available control technology and additional control measures required under the SIP call will make it more costly to operate coal-fired utility power plants and, depending on the requirements of individual state attainment plans and the development of revised new source performance standards, could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future. Any reduction in coal's share of the capacity for power generation could have a material adverse effect on JTM's financial condition and results of operations. The effect such regulation or other requirements that may be imposed in the future could have on the coal industry in general and on JTM in particular cannot be predicted with certainty. No assurance can be given that the implementation of the Clean Air Act Amendments or any future regulatory provisions will not materially adversely affect JTM.

    In addition, the Clean Air Act Amendments require a study of utility power plant emissions of certain toxic substances, including mercury, and direct the EPA to regulate these substances, if warranted. In 1997, the EPA issued a report on mercury emissions which concluded that coal-fired utility boilers accounted for 32.6% of total United States emissions during 1994-95. Future federal or state regulatory or legislative activity may seek to reduce mercury emissions and such requirements, if enacted, could result in reduced use of coal if utilities switch to other sources of fuel.

IMPACT OF THE FRAMEWORK CONVENTION ON GLOBAL CLIMATE CHANGE ON THE COAL INDUSTRY

    The United States and over 160 other nations are signatories to the Framework Convention on Global Climate Change (the "Convention") which is intended to limit or capture emissions of greenhouse gases, such as carbon dioxide. In December 1997, in Kyoto, Japan, the signatories to the Convention established a binding set of emissions targets for developed nations (the "Kyoto Agreement"). Although the specific limits vary from country to country, under the terms of the Kyoto Agreement, the United States would be required to reduce emissions by 7% below 1990 levels over a five-year budget period from 2008 to 2012. Although the United States has not ratified the Kyoto Agreement and no comprehensive regulations focusing on greenhouse gas emissions are in place, such restrictions, whether through ratification of the

Kyoto Agreement or other efforts to stabilize or reduce greenhouse gas emissions, could adversely impact the price and demand for coal. According to the Energy Information Administration Annual Energy Outlook for 1998, coal accounts for 34% of greenhouse gas emissions in the United States, and efforts to control greenhouse gas emissions could result in reduced use of coal because of switching to lower carbon sources of fuel or other actions. It is unclear what impact, if any, greenhouse gas restrictions may have on JTM's operations. There is no guarantee, however, that such restrictions, if established through regulation or legislation, will not have a material adverse effect on JTM's financial condition and results of operations.

MATERIAL QUALITY AND QUANTITY

    Coal-fired boilers have been impacted by the Clean Air Act and the Clean Air Act Amendments, which established specific emissions levels concerning sulfur dioxide (SO(2)) and nitrous oxides (NO) that each utility must meet. These emissions levels have required utilities to undertake many of the following changes: change their fuel source(s), add scrubbers to capture SO(2), add new boiler burner systems to control NO, add or modify fuel pulverizers/air handling systems to control NO, introduce flue gas conditioning materials to control particulate emissions in conjunction with meeting SO(2) emissions targets and in some very isolated cases shut down a plant. Recent amendments to existing particulate matter standards may require retrofitting of baghouses to control particulate emissions. All of these changes can impact the quantity and quality of CCPs produced at a power plant and can add to the costs of operating a power plant. Further, inappropriate use of a material can result in faulty end products. Since most of the products marketed by JTM typically consist of a mixture of client-supplied materials, JTM does not exclusively control the quality of the final end product, but shares such control with the manufacturer of the ingredient materials. Therefore, there is a risk of liability regarding the quality of the materials and end products marketed by JTM. In cases where JTM is responsible for end-product quality, such as a structural fill (where material is used to fill a cavity or designated area), JTM depends solely on its own quality assurance program.

PERSONAL INJURY CLAIMS; UNCERTAINTY OF INSURANCE COVERAGE

    Most of the products produced with JTM's materials involve handling and transportation of material to the end-product plant location. JTM usually transports the materials by rail carrier or bulk transport company. There is a risk of inappropriate handling of JTM's materials, spillage of the materials and, as a result of such a spillage, personal injury--all of which JTM cannot control. In the handling of the materials, some material is extremely reactive to water, can cause second or third degree burns, can cause silicosis if inhaled into the lungs over long periods of time, or can act like lime and cause burns, if allowed to contact skin. JTM currently carries a combined aggregate of $2,000,000 in general/product liability insurance to cover potential concerns in this area. However, the current coverage is in force through December 31, 1998, and JTM cannot assure that such insurance coverage will remain available after such date, that JTM's insurer will remain viable or that the insured amounts will be sufficient to cover all future claims in excess of JTM's uninsured retention. Furthermore, future rate increases might make such insurance uneconomical for JTM to maintain. There can be no assurance that one or more meritorious claims against JTM for serious personal injury would not have an adverse effect upon JTM's business, financial condition and results of operation, or on its ability to pay principal and interest on the Notes.

ENVIRONMENTAL LIABILITY

    Materials sold by JTM vary in chemical composition. Although the EPA has excluded CCPs from regulation as hazardous wastes, fluidized bed ash, which is a material derived from the use of advanced boiler technology (Fluidized Bed Combustor, or "FBCs") that meets EPA clean air standards, has not been ruled on as of this date. JTM manages approximately 700,000 tons of FBCs annually. Should the EPA rule to include this material on its hazardous material list it is likely to involve a testing protocol similar to the one used for cement kiln dust. JTM has, through the ACAA, maintained an active role in providing information to aid in determining the final categorization of FBCs. Based on scientific information compiled by JTM, JTM believes material now managed by JTM for utility clients will not, as a consequence of EPA rulings, impact JTM negatively. However, should the EPA rule not to grandfather material produced and marketed for the past ten years, JTM could become part of a group of utilities, marketers, manufacturers (petroleum) and service companies that will have to meet the EPA mandate. The EPA will make a report to Congress on this issue on September 30, 1998. A final ruling will be made by the EPA no later than April 1, 1999.

    While CCPs are not hazardous wastes, they contain small concentrations of metals that are included in the list of "hazardous substances" under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). Such concentrations are well below applicable cleanup criteria. Land application of CCPs is regulated by a variety of federal and state statutes, which impose testing and management requirements to ensure environmental protection. Under limited circumstances, mismanagement of CCPs can give rise to CERCLA liability.


    JTM has been active in a number of landfill operations where the permitting and liability for such operations is contractually retained by the client. JTM is active in one landfill that is "managed" as a hazardous waste landfill, although it is not designated as such. This client processes spent aluminum pot-liner, a hazardous waste, into a non-hazardous condition by use of their patented process. JTM provides services to landfill residues of this treatment process and operates certain in-plant equipment and systems for the client. Because of recent rulings, JTM's operations are run as if the processed potliner is a hazardous waste. All environmental liabilities surrounding this project are assumed by the client, and JTM currently foresees no adverse effect upon its business, financial condition or results of operation from this project. There can be no assurance, however, that JTM will not be named in third-party claims relating to its activities. See "Business--Environmental Liability." The Company anticipates that compliance with federal, state and local environmental protection laws will not have a material effect upon the Company's captial expenditures, earnings or competitive position. Currently, the Company has no plans for capital expenditures for environmental control facilities for the remainder of its current fiscal year, its succeeding fiscal year or in the near future.


DEPENDENCE ON KEY PERSONNEL

    JTM's executive officers and certain key employees of JTM have been primarily responsible for the development and expansion of its business, and the loss of the services of a number of these individuals could have an adverse effect on JTM. The consummation of the Initial Acquisitions and the Subsequent Acquisitions combined management of five separate companies under the ownership of JTM. JTM's future success will depend in part upon its continued ability to recruit, motivate and retain qualified personnel, as well as the successful integration of the five management teams. There can be no assurance that JTM will be successful in this regard. JTM has employment and non-competition agreements with certain key personnel and will enter into non-competition agreements with owners of companies acquired. See "Management--Employment Agreements."

COMPETITION

    JTM competes both with respect to (i) obtaining materials management contracts with utility and other industrial companies and (ii) the marketing of CCPs and related industrial materials. The market for the management of CCPs and related industrial materials is highly fragmented. Although JTM believes it is the largest manager of CCPs in North America and the only company providing such management services on a national basis (based on management's knowledge of the industry and the Company's competitors), much of the competition in the CCP management industry is regional. JTM has a presence in every region in the United States. Although JTM typically has long-term contracts with its clients, some of such contracts provide for the termination of such contract at the convenience of the utility company upon a minimum 90-day notice. Moreover, certain of JTM's most significant competitors on a regional basis appear to be seeking a broader national presence. Certain of these competitors have substantially greater resources than JTM, and there can be no assurance that if they were to begin to compete in the national market, or in regions where they currently do not have operations, JTM would not be adversely affected.

    Generally, the markets for JTM's traditional CCPs are highly competitive, with many local, regional and national companies that market CCPs, as well as numerous products which are substitutable for CCPs, including cement and other filler materials, such as limestone. JTM competes on the basis of price, delivery and product quality. Due to the high cost of transportation relative to sales price, competition is generally regional. Due to the industry's fragmented nature and supply of product, within each region JTM and its competitors typically deliver their traditional products to their customers directly from the client's site at a regional market price. Many of JTM's competitors (including manufacturers and marketers of substitutable products) have substantially greater resources than JTM, and there can be no assurance that these competitors will not utilize their resources to compete effectively in the regions where JTM operates. See "Business--Competition."

SEASONALITY; CYCLICALITY

    JTM's business consists of managing CCPs and other materials for utilities and other industrial facilities and marketing CCPs and other materials to end users. Materials management services often include disposal operations and landfill services that are directly tied to year-round plant operations, providing relatively evenly distributed revenue generation. However, CCP sales are keyed to construction market demands that tend to generally follow national trends in construction with predictable response to seasonal peaks. JTM's sales have historically reflected these seasonal trends, with the largest percentage of total annual revenues being realized in the second and third quarters. Low seasonal demand normally results in reduced shipments and revenues in the first quarter.

    The CCP industry is cyclical and is affected by changes in general and local economic conditions, such as new home construction and highway (infrastructure repair) construction. A downturn in the economy in one or more markets served by JTM could have a material adverse effect on JTM's sales. Unscheduled outages in the utility industry can also impact quarterly performance by interrupting the supply of CCPs. On-site storage of CCPs in silos can alleviate this effect but is not available at or near all utility plant sites. Major planned outages at utility plants occur at intervals and must be handled appropriately to keep product supplied to customers. This cannot always be accomplished and sometimes backup sources are shipped in at higher costs to JTM to retain the customer. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality of Business."

CONTROL BY PRINCIPAL STOCKHOLDERS

    A limited number of stockholders of ISG beneficially and indirectly own or control, in the aggregate, all of the outstanding shares of capital stock of JTM. Because of their beneficial stock ownership, these stockholders will be able to continue to elect the members of the Board of Directors and decide all matters requiring stockholder approval. See "Security Ownership of Certain Beneficial Owners and Management."

PURCHASE OF NOTES UPON A CHANGE OF CONTROL

    JTM must offer to purchase the Notes upon the occurrence of a Change of Control at a purchase price equal to 101% of the principal amount thereof, plus accrued interest thereon and Liquidated Damages, if any, to the date of purchase. See "Description of Notes--Repurchase at the Option of Holders--Change of Control."

    The Secured Credit Facility prohibits JTM from prepaying the Notes, including prepayments pursuant to a Change of Control Offer. Prior to commencing such an offer to purchase the Notes, JTM would be required to (i) repay in full all indebtedness of JTM that would prohibit the purchase of the Notes, of which there is none as of August 3, 1998 with the exception of the indebtedness under the Secured Credit Facility, or (ii) obtain any requisite consent to permit the purchase. If JTM is unable to repay all of such indebtedness or is unable to obtain the necessary consents, JTM will be unable to offer to purchase the Notes and such failure will constitute an Event of Default under the Indenture. There can be no assurance that JTM will have sufficient funds available at the time of any Change of Control to make any debt payment (including purchases of Notes) as described above.

    The events that constitute a Change of Control under the Indenture may also be events of default under the Secured Credit Facility. Such events may permit the lenders under the Secured Credit Facility to accelerate the debt and, if the debt is not paid, to enforce security interests in the assets of JTM, thereby limiting JTM's ability to raise cash to purchase the Notes and reducing the practical benefit of the offer to purchase provisions to the holders of the Notes.

FRAUDULENT TRANSFER CONSIDERATIONS; UNENFORCEABILITY OF SUBSIDIARY GUARANTEES

    The obligations of any Guarantor as a guarantor under the Indenture may be subject to review under applicable fraudulent transfer or similar laws, in the event of the bankruptcy or other financial difficulty of any such Guarantor. In the United States, under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of any such Guarantor, such as a trustee in bankruptcy or any such person as debtor in possession, were to find that at the time such Guarantor incurred its obligations under its Guarantee, it (i) received less than fair consideration or reasonably equivalent value therefor, and either (ii) (a) was insolvent, (b) was rendered insolvent, (c) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (d) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, such court could void all or a portion of such obligations under its Guarantee and direct the return of any amounts paid with respect thereof. Moreover, regardless of the factors identified in the foregoing clauses (i) and (ii), a court could take such action if it found that the Guarantee was entered into with actual intent to hinder, delay or defraud creditors. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the Exchange Offer.

                                 CAPITALIZATION

    The following table sets forth as of June 30, 1998, the Company's consolidated capitalization. The following table should be read in conjunction with the historical financial statements of JTM, Pozzolanic, PPA, the U.S. Ash Group and Fly Ash Products, and the other information contained elsewhere in this Prospectus. See "Available Information," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statments."

                                                                                              AS OF JUNE 30, 1998
                                                                                              --------------------
                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS)
Short-term debt:
  Current portion of long-term debt and note payable........................................       $        0
Long-term debt, excluding current maturities:
  Secured Credit Facility...................................................................            8,000
  Restricted Notes..........................................................................          100,000
                                                                                                     --------
    Total long-term debt excluding current maturities.......................................          108,000
                                                                                                     --------
    Total debt..............................................................................          108,000
Stockholders' equity........................................................................           26,114
                                                                                                     --------
    Total capitalization....................................................................       $  134,114
                                                                                                     --------

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The unaudited pro forma condensed combined statements of operations are presented as if the JTM Acquisition, the Acquisitions, the Transactions and the Offering occurred on January 1, 1997.

    The unaudited pro forma condensed combined financial information contained herein is presented for illustrative purposes only, does not purport to be indicative of the Company's financial position or results of operations as of the date hereof, as of the Issue Date, or as of or for any other future date, and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the JTM Acquisition, the Acquisitions, the Transactions and the Offering been consummated on such dates. The unaudited pro forma condensed combined financial information set forth below is based on the historical financial statements of JTM, Pozzolanic, PPA, the U.S. Ash Group and Fly Ash Products and should be read in conjunction with such Financial Statements and Notes thereto and the other information included elsewhere in this Prospectus. See "Available Information," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statements."

    Prior to ISG's acquistion of JTM, the Company was a component of Laidlaw. Charges allocated from Laidlaw for treasury, taxation, and insurance may not be indicative of the expenses the Company would have incurred if Laidlaw had not provided the services.

    The unaudited pro forma condensed combined financial information reflects all adjustments, consisting of normal recurring accruals, which in the opinion of management of the applicable company are necessary for a presentation of results for the respective periods in accordance with the basis of presentation described in the respective company's financial statements.


    The purchase prices of the acquisitions were allocated based on estimated fair values at the respective dates of acquisition. An allocation of the purchase price to contracts has not yet been made for the U.S. Ash Group Acquisition and the Fly Ash Products Acquisition, as the fair value cannot be readily determined by management. Management expects that the preliminary purchase price allocations may vary materially from the final purchase price allocation based on appraisals to be obtained on the contracts purchased. The appraisals will be based on the income approach, whereby the fair value will be determined by discounting the estimated future income of cach contract. Goodwill resulting from these acquisitions is being amortized on a straight-line basis over 25 years. Management expects the value to be assigned to contracts to be amortized on a straight-line basis over approximately 20 years.



    The unaudited pro forma condensed combined financial information does not reflect an expected reduction of expense related to termination of employment of eight executive personnel pursuant to the purchase agreements for PPA, Pozzolanic, the U.S. Ash Group and Fly Ash Products. JTM has a regional management organization established and in place to manage the various locations and, accordingly, the positions held by the eight personnel have been eliminated. Management believes that revenues of the subsidiaries would have been substantially the same under the JTM management organization as were earned under the service of the eight individuals. Expected cost savings, net of tax, are estimated at $294,000 and $792,000 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.


    The CCP management industry is seasonal in nature, with a higher proportion of sales and earnings usually being generated in the second and third quarters of the fiscal year than in other periods. Because of this seasonality and other factors, results of operations for interim periods are not necessarily indicative of results of operations for an entire fiscal year. See "Risk Factors--Seasonality; Cyclicality" and "Management Discussion and Analysis of Financial Condition and Results of Operations--Seasonality of Business."

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                     FLY ASH
                                               POZZOLANIC            PPA            PRODUCTS          U.S. ASH
                                   JTM       PRE-ACQUISITION   PRE-ACQUISITION   PRE-ACQUISITION   PRE-ACQUISITION
                                HISTORICAL     HISTORICAL        HISTORICAL        HISTORICAL        HISTORICAL
                                ----------   ---------------   ---------------   ---------------   ---------------
Sales.........................   $46,079         $2,053             $ 751            $1,734            $3,322
Cost of sales, excluding
  depreciation................    32,256          1,449               821             1,092             2,431
Depreciation and
  amortization................     3,568            100                 9               172                27
Selling, general and
  administrative..............     4,830            625               296               313             1,081
Income from operations........     5,425           (121)             (375)              157              (217)
  Interest income.............        92             42                17                 4                22
  Interest expense............    (3,474)            --                --               (21)               --
  Other income (expense),
  net.........................         2              1                --                21                17
Income (loss) before income
  taxes.......................     2,045            (78)             (358)              161              (178)
Income tax (expense) benefit..    (1,196)            30               134                --              (114)
                                ----------       ------             -----            ------            ------
Net income (loss).............   $   849         $  (48)            $(224)           $  161            $ (292)
                                ----------       ------             -----            ------            ------
                                ----------       ------             -----            ------            ------


                                      PRO FORMA
                                ----------------------
                                COMBINED   ADJUSTMENT       COMBINED
                                --------   -----------      ---------
Sales.........................  $53,939      $   (93)(f)    $53,846
Cost of sales, excluding
  depreciation................   38,049         (103)(f)     37,634
                                                (150)(g)
                                                (487)(h)
                                                 325(i)
Depreciation and
  amortization................    3,876        1,010(j)       4,886
Selling, general and
  administrative..............    7,145          (27)(f)      6,556
                                                 (24)(g)
                                                   8(i)
                                                (466)(o)
                                                 (80)(p)
Income from operations........    4,869                       4,770
  Interest income.............      177                         177
  Interest expense............   (3,495)      (2,170)(l)     (5,665)
  Other income (expense),
  net.........................       41                          41
Income (loss) before income
  taxes.......................    1,592                        (677)
Income tax (expense) benefit..   (1,146)         938(m)        (270)
                                                 (62)(n)
                                --------                    ---------
Net income (loss).............  $   446                     $  (947)
                                --------                    ---------
                                --------                    ---------

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                            JTM
                                     -------------------------------------------------
                                     JANUARY 1-   OCTOBER 14-
                                     OCTOBER 13   DECEMBER 31                    AS
                                     HISTORICAL   HISTORICAL    ADJUSTMENTS   ADJUSTED
                                     ----------   -----------   -----------   --------
Sales..............................   $51,295       $12,643       $           $63,938
Cost of sales, excluding
  depreciation.....................    40,701         9,365                    50,066
Depreciation and amortization......     5,279           908        (4,087)a     4,246
                                                                    2,146b
Selling, general and administrative
  expenses.........................     3,633         1,256          (236)c     4,653
Income from operations.............     1,682         1,114                     4,973
  Interest income..................     --               31                        31
  Interest expense.................    (4,160)         (628)        1,864d     (2,924)
  Other income (expense), net......     --           --                         --
Income before income taxes.........    (2,478)          517                     2,080
Income tax (expense) benefit.......      (612)         (252)         (160)e    (1,024)
                                     ----------   -----------                 --------
Net Income (loss)..................   $(3,090)      $   265                   $ 1,056
                                     ----------   -----------                 --------
                                     ----------   -----------                 --------

                                                       ACQUISITIONS
                                     -------------------------------------------------
                                                                FLY ASH      U.S. ASH        AS            PRO FORMA
                                     POZZOLANIC      PPA        PRODUCTS      GROUP       ADJUSTED  -----------------------
                                     HISTORICAL   HISTORICAL   HISTORICAL   HISTORICAL    COMBINED  ADJUSTMENTS    COMBINED
                                     ----------   ----------   ----------   ----------    --------  -----------    --------
Sales..............................   $21,263       $7,878      $ 6,331      $11,436      $110,846    $ (509)f     $110,337
Cost of sales, excluding
  depreciation.....................    12,905        5,279        3,823       10,006       82,079       (717)f      79,998
                                                                                                        (871)g
                                                                                                      (1,485)h
                                                                                                         992i
Depreciation and amortization......       702          277          685           63        5,973        (76)f      10,072
                                                                                                       4,175j
Selling, general and administrative
  expenses.........................     2,898        2,016          980        1,406       11,953       (174)f      11,465
                                                                                                         (93)g
                                                                                                          31i
                                                                                                        (252)o
Income from operations.............     4,758          306          843          (39)      10,841                    8,802
  Interest income..................        38           69          197           92          427       (197)k         230
  Interest expense.................     --           --             (94)       --          (3,018 )   (8,311)l     (11,329 )
  Other income (expense), net......        63        --           --              77          140                      140
Income before income taxes.........     4,859          375          946          130        8,390                   (2,157 )
Income tax (expense) benefit.......    (1,778)        (143)       --             (49)      (2,994 )    3,382m           26
                                                                                                        (362)n
                                     ----------   ----------   ----------   ----------    --------                 --------
Net Income (loss)..................   $ 3,081       $  232      $   946      $    81      $ 5,396                  $(2,131 )
                                     ----------   ----------   ----------   ----------    --------                 --------
                                     ----------   ----------   ----------   ----------    --------                 --------

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. The unaudited pro forma condensed combined statements of operations are presented as if the JTM Acquisition, the Acquisitions, the Transactions and the Offering occurred on January 1, 1997. Pozzolanic, PPA, the U.S. Ash Group and Fly Ash Products became wholly-owned subsidiaries of JTM during the six months ended June 30, 1998 in transactions accounted for as purchase business combinations in accordance with generally accepted accounting principles. Accordingly, their assets and liabilities were adjusted to their estimated fair values as of their respective acquisition dates and their results of operations for the period subsequent to the respective dates have been included in the JTM Historical amounts.

    JTM became a wholly owned subsidiary of ISG on October 14, 1997 in a transaction accounted for as a purchase business combination in accordance with generally accepted accounting principles and, accordingly, JTM assets and liabilities were adjusted to their estimated fair values as of that date. JTM's pre-acquisition operating results have been included in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 1997 and certain adjustments have been made to reflect JTM's operating results as if the acquisition had occurred on January 1, 1997.

    Certain reclassifications of Pozzolanic, PPA, the U.S. Ash Group and Fly Ash Products balances have been made to conform to the JTM reporting format.

    The following adjustments have been made to arrive at the unaudited pro forma condensed combined financial information.

2. PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND THE TWELVE MONTHS ENDED DECEMBER 31, 1997.


(a) Reversal of the goodwill amortization for the 9 1/2 month period ended October 13, 1997 which includes a $3.3 million write down. Laidlaw reviewed the carrying amount of goodwill as a result of the sale of JTM to ISG. Had the sale not been completed, no other event or change in circumstances indicated that the carrying amount of goodwill would not be recoverable. Therefore, there would not have been a write down of assets if Laidlaw had not sold JTM.


(b) Reflects the amortization and additional depreciation based on allocating the effective purchase price to the fair values of assets purchased in the acquisition of JTM by ISG on October 14, 1997.

(c) Reflects the reduction in insurance cost resulting from obtaining insurance coverage directly from a third party carrier. As JTM was previously a component of Laidlaw, insurance charges were allocated to JTM by Laidlaw on a basis other than one deemed reasonable by management. The insured risks of the Company under Laidlaw were materially identical to its current insured risks. Insurance rates charged by a third party carrier beginning on the acquisition date were substantially less than amounts allocated by Laidlaw.

(d) Reflects the reduction in interest expense resulting from elimination of $49.4 million intercompany debt to the former parent of JTM and push down of a $29.0 million ISG Bridge Note related to the acquisition of JTM by ISG.

(e) Reflects the income tax effects of the pro forma adjustments at an assumed statutory rate of 35%.

(f) Elimination of revenues and expenses related to a division of PPA not included in the PPA Acquisition pursuant to the purchase agreement.

(g) Reflects the termination of rental arrangements with related parties for buildings and equipment pursuant to the purchase agreement for the U.S. Ash Group. Such buildings and equipment were not purchased by the Company and was not used in operations prior to the U.S. Ash Group Acquisition.

(h) Reflects the termination of a related party employee leasing arrangement at the U.S. Ash Group pursuant to the purchase agreement for the U.S. Ash Group. The personnel became employees of JTM at acquisition.

(i) Reflects salaries and benefits of 26 employees of JTM which were formerly leased through an employee leasing arrangement with a related party of the U.S. Ash Group and estimated costs to administer payroll in-house.


(j) Reflects the increase in depreciation and amortization based upon allocating the effective purchase price to the fair values of the assets purchased in the acquisitions of Pozzolanic, PPA, the U.S. Ash Group and Fly Ash Products.



(k) Reflects the reduction of interest income related to a loan receivable not included in the Fly Ash Products Acquisition.



(l) Reflects the increase in interest expense and amortization of debt issue costs resulting from the issuance of the Notes and borrowings under the Secured Credit Facility occurring concurrently with the Transactions. The increase is offset by the elimination of interest expense on the $29.0 million ISG Bridge Note which was paid in full with a portion of the proceeds of the Offering and certain interest bearing debt not assumed by JTM in the Fly Ash Products Acquisition.



(m) Reflects the income tax effects of the pro forma adjustments.



(n) Reflects the increase in income tax for Fly Ash Products, an S Corporation.



(o) Reflects the reduction in expense related to renegotiated employment contracts for two employees pursuant to the purchase agreement for PPA.



(p) To eliminate costs incurred by Pozzolanic prior to the Pozzolanic Acquisition related to such acquisition consisting of legal, accounting and related costs.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

    The following table sets forth summary consolidated financial information of JTM for each of the five years in the period ended December 31, 1997 and for the six months ended June 30, 1998 and 1997. Such information was derived from the Consolidated Financial Statements and Notes thereto of JTM and the Unaudited Condensed Consolidated Financial Statements and Notes thereto of JTM, respectively, included elsewhere in this Prospectus. The selected consolidated financial information for the periods prior to October 14, 1997 set forth below is not comparable to subsequent periods due to the step-up in basis resulting from the JTM Acquisition. The selected consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Consolidated Financial Statements and Notes thereto of JTM and the Unaudited Condensed Consolidated Financial Statements and Notes thereto of JTM included elsewhere in this Prospectus.

    The selected financial information set forth below for the six months ended June 30, 1998 and 1997 is unaudited and has been derived from the Company's unaudited financial statements for those periods included elsewhere in this Prospectus. In the opinion of the Company's management, the information for the six months ended June 30, 1998 and 1997 includes all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation. Interim results are not necessarily indicative of results to be expected for any fiscal year.

                                                                                      9 1/2
                                              SIX MONTHS         2 1/2 MONTHS        MONTHS
                                                ENDED               ENDED             ENDED
                                               JUNE 30,          DECEMBER 31,      OCTOBER 13,
                                            1998      1997           1997             1997
                                          --------  --------     ------------      -----------
                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales...................................  $ 46,079  $ 31,013       $ 12,643          $51,295
Cost of sales, excluding depreciation...    32,256    24,810          9,365           40,701
Depreciation and amortization...........     3,568     1,270            908            5,279
Selling, general and administrative
  expenses..............................     4,830     2,665          1,256            3,633
Income from operations..................     5,425     2,268          1,114            1,682
Interest income.........................        92     --                31           --
Interest expense........................     3,474     2,222            628            4,160
Income (loss) before income taxes.......     2,045        46            517           (2,478)
Income tax (expense) benefit............    (1,196)     (174)          (252)            (612)
Net income (loss).......................       849      (128)           265           (3,090)
OTHER DATA:
Cash flows from operating activities         3,930    (1,019)         1,843              521
Cash flows from investing activities       (79,742)      390            (19)            (681)
Cash flows from financing activities        74,303       629          1,189              957
EBITDA (2)..............................     9,087     3,538          2,054            6,961
EBITDA margin...........................      19.7%    11.4%          16.2%            13.6%
Capital expenditures....................     2,194       103             19              681
Ratio of earnings to fixed
  charges (3)...........................      1.45x    1.01x          1.49x            0.56x
Deficit of earnings to fixed charges....     --        --            --               (2,478)
BALANCE SHEET DATA: (AT PERIOD END)
Working capital (deficiency)............     7,419   (43,809)(4)    (21,648)(4)      (43,594)
Total assets............................   180,280    61,565         73,270           58,396
Total debt..............................   108,000     --            --               --
Stockholders' equity....................    26,114     6,602         25,265            3,623


                                                        YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------
                                            1996          1995          1994          1993
                                          ---------     ---------     ---------     ---------

STATEMENT OF OPERATIONS DATA:
Sales...................................  $  62,841     $  64,986     $  60,784     $  48,521
Cost of sales, excluding depreciation...     52,268        51,489        52,356        37,359
Depreciation and amortization...........      2,285         2,265         1,538         1,493
Selling, general and administrative
  expenses..............................      5,667         9,692        --            --
Income from operations..................      2,621         1,540         6,890         9,669
Interest income.........................     --            --            --            --
Interest expense........................      4,853         4,081            17           (18)
Income (loss) before income taxes.......     (2,232)       (2,541)        6,873         9,687
Income tax (expense) benefit............        362           445        --            --
Net income (loss).......................     (1,870)       (2,096)        6,873(1)      9,687(1)
OTHER DATA:
Cash flows from operating activities            603        (1,115)           --(1)         --(1)
Cash flows from investing activities         (3,869)       (4,586)           --(1)         --(1)
Cash flows from financing activities          2,844        (4,113)           --(1)         --(1)
EBITDA (2)..............................      4,906         3,805         8,428        11,162
EBITDA margin...........................       7.8%          5.9%         13.9%         23.0%
Capital expenditures....................      4,357         4,589           905         6,800
Ratio of earnings to fixed
  charges (3)...........................      0.68x         0.58x         5.21x        15.00x
Deficit of earnings to fixed charges....     (2,232)       (2,541)       --            --
BALANCE SHEET DATA: (AT PERIOD END)
Working capital (deficiency)............    (45,804)      (42,268)        6,249         4,134
Total assets............................     62,950        61,779        18,291        19,756
Total debt..............................     --            --             2,976        23,365
Stockholders' equity....................      6,713         8,033        17,831        38,103

------------------------

(1) During the year ended December 31, 1994 and 1993, JTM was a subsidiary of Union Pacific and was not allocated any income taxes.

(2) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance as an indicator of the Company's performance or to cash flows provided by operating, investing and financing activities as an indicator of cash flows or a measure of liquidity. Management believes that EBITDA is a useful adjunct to net income and other measurements under GAAP in evaluating the Company's ability to service its debt and is a conventionally used financial indicator. However, due to possible inconsistencies in the method of calculating EBITDA, the EBITDA measures presented may not be comparable to other similarly titled measures of other companies.

(3) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense and that portion of rental expense which is representative of the interest factor in these rentals.

(4) JTM is a guarantor of the ISG Bridge Note and as such the December 31, 1997 working capital deficit reflects push-down accounting treatment of the $29.0 million ISG Bridge Note, which was repaid in full with a portion of the proceeds from the Offering.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO OF JTM, THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO OF JTM, THE PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND THE OTHER FINANCIAL INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

GENERAL

    The combination of JTM, Pozzolanic, PPA, the U.S. Ash Group and Fly Ash Products has created the largest company managing CCPs in North America. In addition, JTM expects to achieve cost savings and incremental profitability through the integration of administration, purchasing, insurance, marketing and other operations. JTM will operate the existing businesses on a combined basis under a new capital structure. See "Capitalization" and "Pro Forma Condensed Combined Financial Information." Accordingly, the financial condition and results of operations of JTM after the Acquisitions is not directly comparable to the historical financial conditions or results of operations of JTM or the acquired companies, either individually or on a combined basis. See "Notes to Unaudited Pro Forma Condensed Combined Financial Information."

RESULTS OF OPERATIONS

    JTM generates revenues from marketing products to its customers and providing materials management services to its clients. The services provided by JTM consist primarily of on-site disposal of CCPs and other related industrial materials, and include general contracting work utilizing surplus equipment at nearby sites. JTM records sales upon shipment of products to its customers, in the case of its marketing activities, and upon performance of services, in the case of management services.

    The following table presents certain statements of historical operations data as a percentage of sales for the periods indicated and should be read in conjunction with the other financial information of JTM contained elsewhere in this Prospectus.

                                                                 2 1/2MONTHS    9 1/2MONTHS
                                             6 MONTHS ENDED         ENDED         ENDED        12 MONTHS ENDED
                                                                  DECEMBER       OCTOBER
                                                JUNE 30,             31,           31,           DECEMBER 31,
                                           ------------------    -----------    ----------    ------------------
                                            1998       1997         1997           1997        1996       1995
                                           -------    -------    -----------    ----------    -------    -------
Sales from marketing activities (1).....      68.5%      47.2%       55.8%          49.9%        40.6%      39.6%
Sales from services.....................      31.5       52.8        44.2           50.1         59.4       60.4
                                           -------    -------     -----          -----        -------    -------
                                           -------    -------     -----          -----        -------    -------
Sales...................................     100.0%     100.0%      100.0%         100.0%       100.0%     100.0%
Cost of sales from marketing activities,
  excluding depreciation                      45.3       38.5        38.5           40.4         35.6       30.0
Cost of sales from services, excluding
  depreciation                                24.7       41.5        35.6           39.0         47.5       49.2
Depreciation and amortization...........       7.7        4.1         7.2           10.3          3.6        3.5
Selling, general and administrative
  expenses..............................      10.5        8.6         9.9            7.1          9.0       14.9
                                           -------    -------     -----          -----        -------    -------
Income from operations..................      11.8        7.3         8.8            3.3          4.2        2.4
Interest expense........................       7.5        7.2         5.0            8.4          7.7        6.3
                                           -------    -------     -----          -----        -------    -------
Income (loss) before income taxes.......       4.4        0.1         4.1           (4.8)        (3.5)      (3.9)
Income tax benefit (expense)............      (2.6)       0.6        (2.0)          (1.2)         0.6        0.7
Net income (loss).......................       1.8%      (0.4)%       2.1%          (6.0)%       (3.0)%     (3.2)%

------------------------

(1) Includes revenues allocated by JTM to transportation of products to its customers.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

    SALES. Sales were $46.1 million in the first six months of 1998, representing an increase of $15.1 million or 48.7%, as compared to sales of $31.0 million in the first six months of 1997. Sales from marketing activities increased to $31.6 million in the first six months of 1998 from $14.7 million in the first six months of 1997, representing an increase of $16.9 million or 115.0%, as compared to sales from services which decreased to $14.5 million in the first six months of 1998 from $16.4 million in the first six months of 1997, representing a decrease of $1.9 million of 11.6%. The increase in sales from marketing activities is due primarily to the inclusion of sales of the newly acquired companies (whose revenues are earned substantially from marketing activities) since their respective dates of acquisition. The decrease in sales from services reflects an increase in the percentage of materials managed that were marketed by JTM instead of being landfilled.

    COST OF SALES FROM MARKETING ACTIVITIES, EXCLUDING DEPRECIATION. Cost of sales from marketing activities, excluding depreciation, was $20.9 million in the first six months of 1998, representing an increase of $8.9 million or 74.2%, as compared to cost of sales from marketing activities, excluding depreciation, of $12.0 million in the first six months of 1997. This increase is due primarily to the inclusion of cost of sales of the newly acquired companies (whose revenues are earned substantially from marketing activities) since their respective dates of acquisition. As a percentage of sales from marketing activities, cost of sales from marketing activities, excluding depreciation, decreased to 66.1% in the first six months of 1998 from 81.6% in the first six months of 1997. This improvement in margins was primarily due to a change in product mix. During the first six months of 1997, substantial sales of low margin product were made to JTM's former parent. These sales were replaced with sales of higher margin product to third parties in the first six months of 1998, resulting in improved margins.

    COST OF SALES FROM SERVICES, EXCLUDING DEPRECIATION. Cost of sales from services, excluding depreciation, was $11.4 million in the first six months of 1998, representing a decrease of $1.5 million or 11.4%, as compared to cost of sales from services, excluding depreciation, of $12.9 million in the first six months of 1997. This decrease is due to the decrease in sales from services during the same time periods. As a percentage of sales from services, cost of sales from services, excluding depreciation, remained nearly constant at 78.4% in the first six months of 1998 and 78.5% in the first six months of 1997.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization was $3.6 million in the first six months of 1998, representing an increase of $2.3 million or 181.0%, as compared to depreciation and amortization of $1.3 million in the first six months of 1997. This increase resulted primarily from increased goodwill due to the JTM Acquisition and the Acquisitions.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative ("SG&A") expenses were $4.8 million in the first six months of 1998, representing an increase of $2.2 million or 81.2%, as compared to SG&A expenses of $2.7 million in the first six months of 1997. As a percentage of sales, SG&A expenses increased to 10.5% in the first six months of 1998 from 8.6% in the first six months of 1997. This increase in SG&A expenses reflects incremental SG&A costs resulting from the Acquisitions and an increase in management incentive compensation.

    INTEREST EXPENSE. Interest expense increased to $3.5 million in the first six months of 1998 from $2.2 million in the first six months of 1997, primarily as a result of an increase in JTM's outstanding indebtedness during the first two quarters of 1998.

    INCOME TAX BENEFIT (EXPENSE). Income tax expense was $1.2 million in the first six months of 1998, representing an increase of $1 million, as compared to an income tax expense of $0.2 million in the first six months of 1997. This increase reflects an increase in JTM's taxable income in the first six months of 1998 resulting from increased sales.

    NET INCOME (LOSS). As a result of the factors discussed above, net income increased to $849,028 in the first six months of 1998 from a net loss of $128,075 in the first six months of 1997.

2 1/2 MONTHS ENDED DECEMBER 31, 1997 AND 9 1/2 MONTHS ENDED OCTOBER 13, 1997
  COMPARED TO FISCAL YEAR 1996

SALES.

    Sales were $12.6 million, $51.3 million and $62.8 million in the 2 1/2 months ended December 31, 1997, 9 1/2 months ended October 13, 1997 and fiscal year 1996, respectively, resulting in average monthly sales of $5.0 million, $5.4 million and $5.2 million for the respective periods. The change in the average monthly sales between the three periods is due primarily to the seasonality of the industry. Sales peak in the second and third quarters, trailing off in the fourth and first quarters. See "Seasonality of Business." Assuming JTM was acquired by ISG on January 1, 1997, pro forma sales would have been $63.9 million for fiscal year 1997, resulting in relatively constant sales when compared to $62.8 million for fiscal year 1996. There was an increase of $7.2 million in sales from marketing activities (from $25.5 million in 1996 to pro forma $32.7 million in 1997), which was partially offset by a decrease of $6.1 million in sales from services (from $37.3 million in 1996 to pro forma $31.2 million in 1997). The increase in sales from marketing activities reflects an increase in the percentage of materials managed that was marketed by JTM, as well as an increase in sales of value-added products, such as carpet backing and roofing shingles. The decrease in sales from services reflects an increase in the percentage of materials managed that was marketed by JTM instead of being landfilled.

    COST OF SALES FROM MARKETING ACTIVITIES, EXCLUDING DEPRECIATION. Cost of sales from marketing activities, excluding depreciation, was $4.9 million, $20.7 million, and $22.4 million in the 2 1/2 months ended December 31, 1997, 9 1/2 months ended October 13, 1997 and fiscal year 1996, respectively, resulting in cost of sales from marketing activities, excluding depreciation, as a percentage of sales from marketing activities of 68.9%, 80.8%, and 87.8% for the respective periods. Assuming JTM was acquired by ISG on January 1, 1997, pro forma cost of sales from marketing activities, excluding depreciation, would have been $25.6 or 78.3% of sales from marketing activities for fiscal year 1997. The improvement in margins is due to two factors: (1) change in product mix from low margin product sold to the former parent in the pre-JTM Acquisition period as opposed to higher margin product sold to third parties in the post-JTM Acquisition period, and (2) a $1.0 million settlement of a lawsuit charged to cost of sales in 1996. See Note 6 to the Consolidated Financial Statements of JTM for 1996.

    COST OF SALES FROM SERVICES, EXCLUDING DEPRECIATION. Cost of sales from services, excluding depreciation, was $4.5 million, $20.0 million, and $29.9 million in the 2 1/2 months ended December 31, 1997, 9 1/2 months ended October 13, 1997 and fiscal year 1996, respectively, resulting in a relatively constant cost of sales from services, excluding depreciation, as a percentage of sales from services of 80.6%, 77.9%, and 80.0% for the respective periods. Assuming JTM was acquired by ISG on January 1, 1997, pro forma cost of sales from services, excluding depreciation, would have been $24.5 or 78.4% of sales from services for fiscal year 1997, resulting in a relatively constant cost of sales from services as a percentage of sales when compared to 80.0% in fiscal year 1996.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization was $0.9 million, $5.3 million, and $2.3 million in the 2 1/2 months ended December 31, 1997, 9 1/2 months ended October 13, 1997 and fiscal year 1996, respectively, resulting in average monthly depreciation and amortization of $0.4 million, $0.6 million, and $0.2 million for the respective periods. Depreciation and amortization for the 9 1/2 months ended October 13, 1997 includes a $3.3 million goodwill write-off by JTM's former parent in connection with the sale of JTM to ISG. Excluding this write-off, average monthly depreciation and amortization for this period would have been consistent with fiscal year 1996 at $0.2 million. Assuming JTM was acquired by ISG on January 1, 1997, pro forma depreciation and amortization would have been $4.2 million for fiscal year 1997, a $1.9 million or 82.6% increase over fiscal year 1996. This increase, as well as the increase in average monthly depreciation and amortization for the 2 1/2 months ended December 31, 1997 as compared to the 9 1/2 months ended October 13, 1997, before the goodwill write-off discussed above, is due primarily to the accelerated amortization rate of intangible assets by JTM after its acquisition by ISG.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses were $1.3 million, $3.6 million and $5.7 million in the 2 1/2 months ended December 31, 1997, 9 1/2 months ended October 13, 1997 and fiscal year 1996, respectively, resulting in SG&A expenses as a percentage of sales of 9.9%, 7.1% and 9.0% for the respective periods. Assuming JTM was acquired by ISG on January 1, 1997, pro forma SG&A expenses would have been $4.7 million for fiscal year 1997. The decrease from fiscal year 1996 to the 9 1/2 months ended October 13, 1997 and pro forma fiscal year 1997 reflects a decrease in management fees charged by Laidlaw, JTM's former parent, from $2.7 million in fiscal year 1996 to $0.7 million in the 9 1/2 months ended October 13, 1997. Prior to the JTM Acquisition, management fees were allocated to JTM by Laidlaw based upon JTM's share of Laidlaw's consolidated revenue. The allocated charges may not have been indicative of the expenses JTM would have incurred if Laidlaw had not provided the services. The increase in SG&A expenses as a percentage of sales in the 2 1/2 months ended December 31, 1997 is due primarily to an increase in management incentive compensation after the JTM Acquisition.

    INTEREST EXPENSE. Interest expense was $0.6 million, $4.2 million and $4.8 million in the 2 1/2 months ended December 31, 1997, 9 1/2 months ended October 13, 1997 and fiscal year 1996, respectively, resulting in average monthly interest expense of $0.2 million, $0.4 million and $0.4 million for the respective periods. Assuming JTM was acquired by ISG on January 1, 1997, pro forma interest expense would have been $2.9 million for fiscal year 1997. The decrease in interest expense in the 2 1/2 months ended December 31, 1997 and pro forma fiscal year 1997 as compared to the 9 1/2 months ended October 13, 1997 and fiscal year 1996 is due primarily to a decrease in JTM's outstanding indebtedness resulting from the elimination of the intercompany indebtedness to Laidlaw upon acquisition of JTM by ISG.

    INCOME TAX BENEFIT (EXPENSE). Income tax expense was $252,000 and $612,000 in the 2 1/2 months ended December 31, 1997, and 9 1/2 months ended October 13, 1997 compared to an income tax benefit of $362,000 in fiscal year 1996, resulting in effective tax rates of 48.8%, (24.7%) and 16.2%. Assuming JTM was acquired by ISG on January 1, 1997, pro forma income tax expense would have been $1,024,000 for fiscal year 1997. The increase in income taxes from fiscal year 1996 to the 9 1/2 months ended October 13, 1997 and pro forma fiscal year 1997 reflects increases in JTM's taxable income, primarily from obtaining higher margins and SG&A expense reductions. The decrease in the effective tax rate from fiscal year 1996 to the 9 1/2 months ended October 13, 1997 and the increase in the effective tax rate from the 9 1/2 months ended October 13, 1997 to the 2 1/2 months ended December 31, 1998 is due primarily to the large goodwill write-off in the 9 1/2 months ended October 13, 1997 discussed above which was not deductible for tax purposes.

    NET INCOME (LOSS). As a result of the factors discussed above, net income increased to $265,000 in the 2 1/2 months ended December 31, 1997 as compared to net losses of $3.0 million and $1.8 million in the 9 1/2 months ended October 13, 1997 and fiscal year 1996, respectively.

FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995

    SALES. Sales were $62.8 million in 1996, representing a decrease of $2.2 million or 3.3%, as compared to sales of $65.0 million in 1995. This decrease was primarily due to the renegotiation of JTM's largest contract from a highly profitable contract in 1995 to a pricing more consistent with the market in 1996.

    COST OF SALES FROM MARKETING ACTIVITIES, EXCLUDING DEPRECIATION. Cost of sales from marketing activities, excluding depreciation, was $22.4 million in 1996, representing an increase of $2.9 million or 14.9%, as compared to $19.5 million in 1995. As a percentage of sales from marketing activities, cost of sales from marketing activities, excluding depreciation, increased to 87.8% in 1996 from 75.9% in 1995. This decrease in margins was due primarily to two factors: (1) a change in product mix resulting in increased sales of low margin product to JTM's former parent, and (2) a $1.0 million settlement of a lawsuit charged to cost of sales in 1996.

    COST OF SALES FROM SERVICES, EXCLUDING DEPRECIATION. Cost of sales from services, excluding depreciation, was $29.9 million in 1996, representing a decrease of $2.1 million or 6.5%, as compared to $32.0 million in 1995. As a percentage of sales from services, cost of sales from services, excluding depreciation, remained relatively constant at 80.0% in 1996 and 81.4% in 1995.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization remained constant in 1995 and 1996 at $2.3 million.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses were $5.7 million in 1996, representing a decrease of $4.0 million or 41.2%, as compared to SG&A expenses of $9.7 million in 1995. As a percentage of sales, SG&A expenses decreased from 14.9% in 1995 to 9.0% in 1996. This decrease in SG&A expenses reflects a $3.5 million decrease in management fees charged by Laidlaw, JTM's former parent, from $5.8 million in 1995 to $2.3 million in 1996, and a decrease in management incentive compensation. Management fees were allocated to JTM by Laidlaw based upon JTM's share of Laidlaw's consolidated revenue. The allocated charges may not have been indicative of the expenses the Company would have incurred if Laidlaw had not provided the services.

    INTEREST EXPENSE. Interest expense increased from $4.1 million in 1995 to $4.9 million in 1996 due to a $2.8 million increase in intercompany borrowings from JTM's former parent.

    INCOME TAX BENEFIT (EXPENSE). Income tax benefit was $362,000 in 1996, representing a decrease of $83,000, as compared to a tax benefit of $445,000 in 1995. The effective tax rate was 16.2% in 1996 and 17.5% in 1995.

    NET INCOME (LOSS). As a result of the factors discussed above, net loss decreased to $1.9 million in 1996 from a net loss of $2.1 million in 1995.

LIQUIDITY AND CAPITAL RESOURCES

    On April 22, 1998, JTM issued $100.0 million principal amount of Restricted Notes. The funds were used to complete the U.S. Ash Group Acquisition and Fly Ash Products Acquisition as well as to reduce existing indebtedness. The entire balance of the Restricted Notes is due in 2008. See "Description of the Notes." Since June 30, 1998, there are no known trends or any known demands, commitments, events or uncertainties that will, or that are reasonably likely to, result in a material increase or decrease of the Company's liquidity.

    JTM intends to use cash flow from operations and funds available under the Secured Credit Facility to meet its working capital requirements, debt service obligations and capital expenditure requirements. Approximately $27.0 million of the Secured Credit Facility is currently available.

    The Secured Credit Facility will mature on September 4, 2003. Borrowings under the Secured Credit Facility will bear interest at rates based upon LIBOR or Base Rate plus an applicable margin. The Secured Credit Facility is guaranteed by all existing and future subsidiaries of JTM and is secured by substantially all of the assets of JTM and its subsidiaries. See "Risk Factors--Substantial Leverage" and "Description of Secured Credit Facility." JTM does not currently have any outstanding letters of credit.

    During the period from January 1, 1997 to October 13, 1997, capital expenditures amounted to $681,000. From October 14, 1997 to December 31, 1997, capital expenditures amounted to $19,000 for a pro forma fiscal year 1997 total of $700,000. This compares to capital expenditures of $4.4 million in 1996 and $4.6 million in 1995. This substantial decrease in capital expenditures in 1997 was due to the then pending sale of JTM by its former parent. Capital expenditures during the years 1995 to 1997 was primarily used to replace existing equipment and to install new equipment in some plants. Prior to October 14, 1997, liquidity and capital resources were provided by cash flow from operations and by JTM's former parent.

    JTM intends to make capital expenditures over the next several years principally to construct storage, loading, and processing facilities for CCPs and to replace existing capital equipment. JTM anticipates that approximately $6.0 million of capital expenditures will be made in fiscal year 1998. For the six months ended June 30, 1998, capital expenditures amounted to $2.2 million which consisted primarily of the replacement of equipment and the construction of additional storage facilities. There are no material commitments for capital expenditures as of June 30, 1998. Capital expenditures made in the ordinary course of business will be funded by cash flow from operations and borrowings under the Secured Credit Facility. See "Business--Business Strategy."

    JTM has implemented measures to improve economies of scale and operating efficiencies, and to achieve cost savings, in the operation of the businesses of JTM and the acquired companies. JTM has and anticipates that it will continue to incur certain restructuring charges related to the integration of the operations of the acquired companies in 1998. These charges are estimated to total approximately $500,000, of which $300,000 relate to cash items. Such unusual charges include costs related to integration of management information systems, employee relocations and severance obligations. Management expects these nonrecurring costs to be initially funded through cash flow from operations and borrowings under the Secured Credit Facility.

    JTM is a wholly owned subsidiary of ISG. ISG is a holding company and currently has no other source of cash other than the distributions from JTM. While the agreements governing JTM's indebtedness restrict the amount of such distributions, they do not prohibit such payments. The Indenture permits JTM to make distributions to ISG to pay certain ordinary cash expenses and, beginning in 2003, to make certain additional distributions to ISG to be utilized by ISG to service the ISG PIK Notes. The ISG PIK Notes bear interest at 9% per annum (which may be paid in kind) and mature in 2005. The ISG PIK Notes are not direct or indirect obligations of JTM or any of its subsidiaries. See "Description of Notes."

    JTM anticipates that its principal use of cash will be for working capital requirements, debt service requirements, capital expenditures and expenditures related to the acquisition and integration of acquired businesses. Based upon current and anticipated levels of operations, JTM believes that its cash flow from operations, together with amounts available under the Secured Credit Facility, will be adequate to meet its anticipated requirements for working capital, capital expenditures and interest payments for the next several years. There can be no assurance, however, that JTM's business will continue to generate sufficient cash flow from operations in the future to service its debt, and JTM may be required to refinance all or a portion of its existing debt or to obtain additional financing. These increased borrowings may result in higher interest payments. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on JTM.

SEASONALITY OF BUSINESS

    JTM's business is subject to a pattern of minor seasonal fluctuation. JTM's need for working capital accelerates moderately during the middle of the year and, accordingly, total debt levels tend to peak in the second and third quarters, falling off again in the fourth quarter of the year. The amount of JTM's sales generated during the middle of the year generally depends upon a number of factors, including the level of road and other construction using concrete, weather conditions affecting the level of construction, general economic conditions, and other factors beyond JTM's control. The businesses of Pozzolanic, PPA, the U.S. Ash Group and Fly Ash Products are similarly seasonal, experiencing stronger second and third quarters than first and fourth quarters.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The Restricted Notes were issued and sold by the Company to the Initial Purchasers on April 22, 1998 pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Restricted Notes in reliance on Rule 144A, Regulation S and other exemptions from registration under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement pursuant to which the Company agreed, with respect to the Restricted Notes, to (i) cause to be filed, by June 6, 1998, the Exchange Offer Registration Statement with the Commission under the Securities Act concerning the Exchange Offer, and (ii) (a) to cause such registration statement to be declared effective by the Commission by September 4, 1998 and (b) to cause the Exchange Offer to remain open for a period of not less than 30 days (or longer if required by applicable law). The Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING RESTRICTED NOTES

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Restricted Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on       , 1998; provided, however, that if the Company, in its
sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.


    As of the date of this Prospectus, an aggregate principal amount of $100.0 million in Restricted Notes is outstanding. This Prospectus, together with the
Letter of Transmittal, is first being sent on or about September   , 1998, to
all holders of Restricted Notes known to the Company. The Company's obligation to accept Restricted Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer."


    Restricted Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

    The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Restricted Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Restricted Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. The Company also expressly reserves the right to maintain an offer to exchange Restricted Notes not tendered on or prior to the Expiration Date pursuant to the Exchange Offer and accept for exchange any or all Restricted Notes properly tendered on or prior to the Expiration Date in accordance with the terms of the Exchange Offer and the Registration Rights Agreement. Any Restricted Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as soon as practicable after the expiration or termination of the Exchange Offer.

    The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Restricted Notes not theretofore accepted for exchange, upon the occurrence of any of the events specified under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the

Restricted Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING RESTRICTED NOTES

    The tender to the Company of Restricted Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Restricted Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent, at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Restricted Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Restricted Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date. THE METHOD OF DELIVERY OF RESTRICTED NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR RESTRICTED NOTES SHOULD BE SENT TO THE COMPANY. FOR INSTRUCTIONS ON TENDERING RESTRICTED NOTES HELD THROUGH POSITIONS AT CEDEL OR EUROCLEAR, SEE "--RESTRICTED NOTES HELD THROUGH CEDEL OR EUROCLEAR."

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Restricted Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Restricted Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Restricted Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Restricted Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Restricted Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Restricted Notes not properly tendered or to not accept any particular Restricted Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Restricted Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Restricted Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Restricted Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Restricted Notes, for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Restricted Notes, such Restricted Notes must be endorsed or accompanied by a bond power, in either case signed exactly as the name or names of the registered holder or holders that appear on the Restricted Notes.

    If the Letter of Transmittal, any Restricted Notes, bond powers or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    By tendering, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes. In the case of a holder that is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Restricted Notes, each such holder, by tendering, will also represent to the Company that such holder is not engaged in or intends to engage in, a distribution of the Exchange Notes. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such Exchange Notes to be acquired pursuant to the Exchange Offer, such holder or any such other person (i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Restricted Notes and whose Restricted Notes are not immediately available or who cannot deliver their Restricted Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Restricted Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the holder and the Eligible Institution a properly completed and duty executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered Restricted Notes, and the principal amount of tendered Restricted Notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Restricted Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Restricted Notes in proper form for transfer (or confirmation of a book-entry transfer of such Restricted Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) must be received by the Exchange Agent within five business days after the Expiration Date. Any holder who wishes to tender Restricted Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and a Letter of Transmittal relating to such Restricted Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF RESTRICTED NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Restricted Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Restricted Notes. See "--Certain Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Restricted Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

    For each Restricted Note accepted for exchange, the holder of such Restricted Note will receive an Exchange Note having a principal amount equal to that of the surrendered Restricted Note. Restricted Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Restricted Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Restricted Notes surrendered in exchange therefor or, if no interest has been paid on the Restricted Notes, from the date of the original issue of the Restricted Notes. If the Exchange Offer is not consummated by October 19, 1998, JTM will pay Liquidated Damages to the holders of the Restricted Notes as described under "Description of Notes--Registration Rights; Liquidated Damages."

    In all cases, issuance of Exchange Notes for Restricted Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Restricted Notes or a timely Book-Entry Confirmation of such Restricted Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Restricted Notes are submitted for a greater principal amount than the holder desired to exchange, such unaccepted or non-exchanged Restricted Notes will be returned without expense to the tendering holder thereof (or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Restricted Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as soon as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Restricted Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Restricted Notes by causing the Book-Entry Transfer Facility to transfer such Restricted Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Restricted Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date.

RESTRICTED NOTES HELD THROUGH CEDEL OR EUROCLEAR

    In case of Restricted Notes held through Cedel or Euroclear, holders of such Restricted Notes wishing to tender such Restricted Notes for exchange pursuant to the Exchange Offer must send instructions to Cedel or Euroclear, as the case may be, to block the Restricted Notes in such holder's account at Cedel or Euroclear. In addition, such holder of Restricted Notes must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal to the Exchange Agent.

WITHDRAWAL RIGHTS

    Tenders of Restricted Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Restricted Notes to be withdrawn, identify the Restricted Notes to be withdrawn (including the principal amount of such Restricted Notes), and (where certificates for Restricted Notes have been transmitted) specify the name in which such Restricted Notes are registered, if different from that of the withdrawing holder. If certificates for Restricted Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Restricted Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Restricted Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as soon as practicable after withdrawal, rejection of tender or expiration or termination of the Exchange Offer. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Restricted Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Restricted Notes and may terminate, extend or amend the Exchange Offer, if at any time before the acceptance of such Restricted Notes for exchange or the exchange of the Exchange Notes for such Restricted Notes, any of the following events shall occur:

        (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order of decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission: (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Restricted Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, that in the reasonable judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (i) or
    (ii) above or, in the reasonable judgment of the Company, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretations of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

        (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any United States national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

        (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company taken as a whole that, in the reasonable judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the reasonable judgment of the Company, have or may have adverse significance with respect to the value of the Restricted Notes or the Exchange Notes;

which in the reasonable judgment of the Company, in any case, and regardless of the circumstances (including any action by the Company) giving rise to any event described above, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Company will not accept for exchange any Restricted Notes tendered, and no Exchange Notes will be issued in exchange for any such Restricted Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

EXCHANGE AGENT

    U.S. Bank National Association has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                  BY FIRST CLASS MAIL:
                  U.S. Bank National Association
                  P.O. Box 64485
                  St. Paul, MN 55164-9549
                  BY REGISTERED, CERTIFIED OR OVERNIGHT MAIL:
                  U.S. Bank National Association
                  Attn: Specialized Finance
                  180 East Fifth Street
                  St. Paul, MN 55101
                  Fax: 612-244-1537
                  Tel: 612-244-1197
                  Attn: Kevin Gorman

    DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

    The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.


    The estimated cash expenses to be incurred in connection with the Exchange Offer and paid by the Company are estimated in the aggregate to be approximately $200,000.


TRANSFER TAXES

    Holders who tender their Restricted Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that if holders instruct the Company to deliver to, register or issue Exchange Notes in the name of, or request that Restricted Notes not tendered or not accepted in the Exchange Offer be delivered to, registered or issued in the name of, any person other than the registered holder, or if tendered Restricted Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Restricted Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

CONSEQUENCES OF EXCHANGING RESTRICTED NOTES

    Holders of Restricted Notes who do not exchange their Restricted Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of such Restricted Notes as set forth in the legend thereon as a consequence of the issuance of the Restricted Notes pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Restricted Notes under the Securities Act. See "Description of Notes--Registration Rights; Liquidated Damages." Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Restricted Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." In addition, to comply with state securities laws, the Exchange Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to "qualified institutional buyers" (as such term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. The Company has agreed, pursuant to the Registration Rights Agreement, to register or qualify the Exchange Notes for offer or sale under the Blue Sky Laws of such jurisdictions as are necessary to permit the consummation of the Exchange Offer.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF NOTES

    The exchange of the Restricted Notes for the Exchange Notes pursuant to the Exchange Offer will not be treated as an exchange or other taxable event to United States Holders for United States federal income tax purposes. Consequently, for United States federal income tax purposes, no gain or loss will be realized by a United States Holder upon receipt of an Exchange Note; the holding period of the Exchange Note will include the holding period of the Restricted Note exchanged therefor and the adjusted tax basis of the Exchange Note will be the same as the adjusted tax basis of the Restricted Note exchanged therefor immediately before the exchange.

    As used in the preceding paragraph, a "United States Holder" means a holder that is a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any political subdivision thereof or a person that otherwise is subject to United States federal income tax on a net income basis in respect of the Notes. Determinations as to the United States federal income tax consequences of the exchange of Notes were made by the Company in consultation with its counsel.

                                    BUSINESS

    Based on management's knowledge of the industry and the Company's competitors, the Company believes it is the largest manager and marketer of CCPs in North America. CCPs are the residual materials created by coal-fired power generation. The Company enters into long-term CCP management contracts, primarily with coal-fired electric generating utilities. These utilities are required to manage, or contract to manage, CCPs in accordance with state and federal environmental regulations. In addition, the Company provides similar materials management services for other industrial clients. The Company's revenue is derived from two principal sources: (i) providing materials management services to CCP producing utilities, such as American Electric Power Company, Inc., AES Corporation, Duke Power Company, Entergy, Houston Industries, Ohio Edison Company, PacifiCorp, The Southern Company and Texas Utilities Company, and other industrial clients, such as CSX Transportation, Inc., Dupont, Reynolds Metals Co. and Union Pacific Resources Company; and (ii) marketing products derived from CCPs and related industrial materials to consumers of building materials and construction related products. The Company believes it is the most geographically diverse corporation dedicated to the management of CCPs, managing approximately 9.5 million tons annually through 69 contracts in 26 states. On a pro forma basis, the Company's marketed tonnage represented approximately 15% of the total industry CCP tonnage and 20% of the total fly ash tonnage marketed during 1996, the year for which the most recent market data is available. In 1997, on a pro forma basis, the Company marketed 4.6 million tons, an increase of 18% over 1996. For the year ended December 31, 1997, the Company had pro forma sales and EBITDA of $110.3 million and $20.5 million, respectively.

    In an effort to maximize the percentage of products marketed to end-users and minimize the amount of materials landfilled, the Company's focused research and development efforts have created value-added products such as ALSIL-Registered Trademark- (a patented processed fly ash filler for the asphalt shingle and carpet industries), Powerlite-Registered Trademark- (lightweight aggregate for concrete block), Flexbase-TM- (road base material) and Peanut Maker-Registered Trademark- (agricultural soil-enhancer). In 1997, products marketed by the Company represented approximately 68% of its total revenues. The Company markets CCP tonnage under management to the building materials and construction related products industry to be used in engineering applications, such as ready-mix concrete, lightweight aggregate, stabilized road bases, flowable and structural fill, and roofing shingles. The Company's major customers for its marketed products include LaFarge Corporation, CSR, Elk Corporation of Texas and GS Roofing Products Company, Inc.

COMPETITIVE STRENGTHS

    In order to sustain its position in the CCP management industry, the Company relies on the following competitive strengths:

    LEADING MARKET POSITION. The Company believes it is a party to more CCP management contracts and manages more CCP tonnage than any of its competitors. JTM has aggressively penetrated its service areas and has won contracts based on its "one-stop" approach to CCP and other industrial materials management services. This approach combines the Company's marketing, materials handling and technological capabilities to lower the client's cost of managing CCPs and other industrial materials in accordance with applicable state and federal regulations. Consummation of the Initial Acquisitions and the Subsequent Acquisitions provides a broader platform for the Company to market its one-stop approach.

    GEOGRAPHIC DIVERSIFICATION. The Company believes it is the only firm in the CCP management industry with a national scope. This national scope provides the Company with several significant competitive benefits, including mitigation of the effects of regional economic cyclicality and weather patterns. In addition, the Company's national scope and storage capabilities will create incremental revenue through the ability to shift products among regions to meet market demand while minimizing transportation costs.

    VALUE-ADDED PRODUCTS AND SERVICES. The Company's focused new product development efforts have broadened the end-use market for CCPs and other recyclable industrial materials. The Company has successfully introduced new patented or trademarked products made from previously non-marketable materials through proprietary processes. These product development efforts have reduced the materials management cost to the Company's clients and improved the Company's revenue mix and margins.

    STRONG CLIENT RELATIONSHIPS. At December 31, 1997, on a pro forma basis, the Company had contractual relationships with seven of the top 13 electrical utilities in the United States, based on total electricity revenues. The Company has maintained long-term contracts with certain utilities since 1968, and, among contracts with terms of five years or more, the Company's renewal or extension rate has been in excess of 94% during the last five years. The Company's clients rely on its marketing, materials handling and technological capabilities to extend the useful life of their landfill sites by creatively managing and marketing a broader range of CCPs than competitors.

    EXPERIENCED MANAGEMENT TEAM. The Company's senior management team, including R Steve Creamer, Raul A. Deju, J.I. Everest, II, Clinton W. Pike and Danny L. Gray, has an average of over 18 years experience in CCP management and related industries. The management team has a proven record of developing innovative, value-added operations, maintaining strong client relationships and integrating strategic, opportunistic acquisitions.

BUSINESS STRATEGY

    Capitalizing on its competitive strengths, the Company intends to grow revenues and cash flow by implementing a business strategy that consists of the following key elements:

    MAINTAIN AND EXPAND LONG-TERM CONTRACTUAL RELATIONSHIPS. The Company's core business is based on long-term materials management contracts with power producers and industrial clients. As of March 15, 1998, on a pro forma basis, the Company had 69 materials management contracts, 30 of which generated more than $1.0 million of annual revenues each. Typical contract terms are from five to 15 years and the average weighted contract life remaining on these large contracts is over seven years. The Company is focused on serving its current client base and plans to aggressively target additional contract opportunities to increase both tonnage under management and revenues.

    INCREASE PRODUCT SALES AND APPLICATIONS. The Company has a three-fold approach to increasing its product sales and applications. The Company intends to: first, apply JTM's proprietary technology to the products of the newly acquired companies, thus enhancing their existing product offerings with the benefits of its research and development program; second, cross-market JTM's patented products in the new geographical markets accessed through its strategic acquisitions; and third, continue to develop new applications for CCPs and related industrial materials.

    PURSUE STRATEGIC ACQUISITIONS. The Company operates in a highly fragmented industry that is undergoing a period of consolidation. The Company intends to pursue selective acquisitions of companies which will complement its planned geographic expansion or will provide certain operating efficiencies in areas the Company currently serves.

INDUSTRY OVERVIEW

    According to data compiled by the EIA, of the 1,996 electric generating units operating in the United States in 1996, 1,128 were coal-fired and represented approximately 55% of the total electricity generated, an increase from approximately 50% in 1995. Coal is the largest indigenous fossil fuel resource in the United States, with current U.S. annual coal production in excess of one billion tons. Approximately 80% of the coal produced is for electric power generation, and its use has grown by almost 25% over the last decade. The combustion of coal provides cost-effective electricity generation, but results in a high percentage of residual material, which serves as the "raw material" for the CCP industry. The industry manages these CCPs and related materials by developing end-use markets for certain CCPs and providing storage and disposal services for the remainder of such materials.

    The primary CCPs managed by the Company are fly ash and bottom ash. Fly ash is the fine residue and bottom ash is the heavier particles that result from the combustion of coal. Utilities firing boilers with coal first pulverize the coal and then blow the pulverized coal into a burning chamber where it immediately ignites to heat the boiler tubes. The heavier bottom ash falls to the bottom of the burning chamber while the lighter fly ash remains suspended in the exhaust gases. Before leaving the exhaust stack, the fly ash particles are removed by an electrostatic precipitator, bag house or other method. The bottom ash is hydraulically conveyed to a collection area, while the fly ash is pneumatically conveyed to a storage silo.

    Fly ash is a pozzolan that, in the presence of water, will combine with an activator (lime, portland cement or kiln dust) to produce a cement-like material. It is this characteristic that allows fly ash to act as a cost-competitive substitute for other more expensive cementitious building materials. Concrete manufacturers can typically use fly ash as a substitute for 15% to 40% of their cement requirements, depending on the quality of the fly ash and the proposed end-use application for the concrete. In addition to its cost benefit, fly ash provides greater structural strength and durability in certain construction applications, such as road construction. Bottom ash is utilized as an aggregate in concrete block construction and road base construction.

    According to the ACAA, of the approximately 100 million tons of CCPs that were generated in the United States during 1996, fly ash accounted for approximately 59%, bottom ash accounted for approximately 16% and flue gas desulphurization waste ("scrubber sludge") and boiler slag accounted for approximately 25%.

MATERIALS

    CCPs and other industrial materials are used primarily to replace materials that are manufactured or mined, such as portland cement, lime, agricultural gypsum, fired lightweight aggregate, granite aggregate or limestone. The Company's focus on CCP and related industrial materials development has also created a variety of applications, such as fillers in asphalt shingles and related products, that extend beyond the traditional uses of CCPs and related industrial materials.

TRADITIONAL PRODUCTS AND APPLICATIONS

    Traditional products are CCPs and related industrial materials which generally require minimal processing or additives to fulfill their applications. The Company typically provides these products to its customers directly from its clients' sites. Traditional products comprised approximately 90% of materials marketed in 1997. The Company has been successful in selling significant portions of the CCPs and other industrial materials it manages to traditional markets (E.G., the use of fly ash as pozzolan in portland cement concrete and the use of bottom ash as a lightweight aggregate).

    FLY ASH is traditionally used as (i) a pozzolan to partially replace portland cement in ready-mix concrete and concrete products (E.G., concrete pipe); (ii) an additive to portland cement to produce I-P cement and blended cements; (iii) an additive in down-hole cementing of oil wells; and (iv) a primary constituent in flowable grout used to fill voids under concrete slabs and underground tank voids.

    BOTTOM ASH is traditionally used as (i) raw feed stock for the manufacture of portland cement clinker; (ii) a lightweight aggregate for concrete and concrete block; (iii) a filler in the manufacture of clay brick; and (iv) an aggregate in asphaltic concrete. It can also be mixed with salt as an additive to go on roads for ice and snow control or used as backfill for pipe bedding and dry bed material.

    FLUIDIZED BED ASH is traditionally used (i) for mud drying for stabilization; (ii) as a reagent to solidify liquid wastes in petrochemical and related areas; and (iii) for soil stabilization to create foundation for vertical construction.

    SCRUBBER SLUDGE is traditionally used as cement stabilized road base material and can be processed to be used in wallboard manufacture.

    BOILER SLAG is traditionally used for a variety of applications, including roofing shingles and cement.

    CEMENT AND LIME KILN DUST AND RELATED INDUSTRIAL MINERALS are traditionally used as cementitious binders for chemical fixation/solidification of hazardous and non-hazardous wastes, soil stabilization and chemical processes.

VALUE-ADDED PRODUCTS AND APPLICATIONS

    The Company develops and markets value-added products made from CCPs and related industrial materials, and it continues to expand the breadth of appropriate markets for these products. Through its research and development program, the Company has broadened the end-use market for CCPs and related industrial materials by introducing several proprietary products made from previously non-marketable materials. The Company sells and distributes its products to cement plants, ready-mix concrete plants, road contractors, carpet manufacturers, roofing shingle producers, soil stabilization firms, utility companies and other waste management firms. Several of its proprietary products have been utilized by government agencies such as the Department of Transportation, the Federal Aviation Administration, the Army Corps of Engineers and the U.S. Bureau of Mines. The Company believes that its research and development program will continue to develop profitable opportunities. The Company's value-added products and applications comprised approximately 10% of tonnage marketed in 1997.

    The Company's research and development program and other dedicated efforts have resulted in twelve patented products or processes and two U.S. patents and five foreign patents pending, including the following proprietary value-added products:

    POWERLITE-REGISTERED TRADEMARK- is a client-generated pyrite free bottom ash which, when processed by the Company, produces a high-quality aggregate for the concrete block industry. Powerlite-Registered Trademark- has exhibited superior flow characteristics, often making it more economical to use than other aggregates. The Company has provided customers in the Atlanta, Georgia area alone with more than two million tons of Powerlite-Registered Trademark- in the past 15 years.

    SAM-TM- (Stabilized Aggregate Material) is manufactured by the Company by combining several industrial materials received from clients and transforming them into a well-graded, highly desirable replacement for natural aggregate. SAM-TM- can be used in many other applications, such as road base, sub-base, parking areas, drainage media and rip-rap.

    POZZALIME-TM-/ENVIRA-CEMENT-REGISTERED TRADEMARK- are the Company's lime-based pozzolanic materials that contain significant moisture-reduction properties. Pozzalime-TM- and Envira-Cement-Registered Trademark- have been successfully utilized in road-base construction, road-sub-base construction, chemical fixation, soil stabilization, moisture reduction, mud drying, pH adjustments, acid neutralization, sewage treatment and mine reclamation.

    GYPCEM-REGISTERED TRADEMARK- is the Company's processed gypsum, a highly marketable product, registered and exclusively sold by the Company, that has characteristics allowing it to be used in the manufacture of portland cement. With considerable handling capabilities, the product is often more economical to use than conventional mined gypsum. Under a long-term contract with Dupont, the Company designed, constructed and currently operates an on-site processing facility for the 100,000 tons of synthetic gypsum produced each year by this client.

    PEANUT MAKER-REGISTERED TRADEMARK- is a gypsum landplaster developed by the Company for use in the agricultural market as a soil enhancer. During 1997, under a contract with Dupont, the Company managed 47,000 tons of Dupont's industrial material which Dupont historically paid to dispose. The Company has transformed this previously unmarketable material into Peanut
Maker-Registered Trademark-, a beneficial-use, value-added product. Peanut Maker-Registered Trademark- has been used successfully on over 60,000 acres of peanut crops annually for the past 10 years. It continues to be in demand because of its high calcium content. The disassociation rate afforded by Peanut Maker-Registered Trademark- makes it more effective and economical than traditional calcium supplements. It has been a recommended source of calcium by the Virginia and North Carolina Extension Services since its invention.

    ALSIL-REGISTERED TRADEMARK-/ORBALOID-REGISTERED TRADEMARK- industrial filler were developed by the Company from processed client-generated materials for use in filler applications such as roofing shingles, carpet and mat backing, and ceramic products. The Company has two U.S. patents and one Canadian patent for the use of ALSIL-Registered Trademark- in roofing shingles. The Company has secured multiple contracts with various shingle manufacturers, with one agreement extending for the life of the customer's manufacturing plant.

    FLEXBASE-TM- is a mixture of fly ash and scrubber sludge which the Company processes to form a road-base material.

    STABIL-FILL-TM- is a lime-stabilized fly ash that the Company has developed and sold for use as a fill material in lieu of natural borrow materials. The resulting mixture is lightweight and compacts with standard construction equipment. Applications include commercial or industrial property development, roadway embankment and subgrade for parking lots, airport runways, golf courses or driving ranges, and athletic fields.

    REDI-FILL-TM-/FLO FIL-REGISTERED TRADEMARK- are the Company's processed fly ash and bottom ash, sold for use as a structural fill and ready-mixed flowable fill. Their consistent characteristics and inherent stability give these products superior performance capabilities compared to natural borrow materials.

    In addition to these value-added products, the Company uses its traditional products for non-traditional applications. Non-traditional applications of fly ash include: as mineral filler to replace fine aggregate in bituminous coatings for roads (asphalt surface); as a primary constituent in flowable fill to backfill around in-ground pipes and structures; for stabilization of soils with high plasticity or low load bearing abilities; to produce a filler grade material for a variety of products; and as a binder with calcium sulfate to replace limestone road base materials.

CONTRACTS AND SERVICES

    The Company has various types of source client contracts that range in services provided and materials managed. The Company negotiates each contract separately and terms and conditions vary substantially depending on the quality of materials managed, the marketability of such materials and the cost to the Company of processing such materials into marketable value-added products. The services offered to the client meet the client's CCP management requirements.

SALES AND MARKETING

    As of December 31, 1997, on a pro forma basis, the Company maintained a sales and marketing staff of 40 employees. The Company has a centralized marketing program which seeks to develop a customer base for its newly developed products. Sales personnel are trained in the technical aspects of the proper use of CCPs and related products as construction materials and offer this expertise to utility and industrial customers as an integral part of the sales program. However, consistent product availability and quality are key to customer retention. The Company utilizes distribution and related terminals for storage of products to provide more stable supplies to its customers. The Company also routinely utilizes quality assurance programs to monitor product quality and assure delivery of materials meeting required specifications.

    CCPs and related products are typically sold directly from each source plant. Available markets are comprised of the end-users located within a competitive "transportation cost" radius from the source. Therefore, the Company's CCP and related product sales and marketing programs are centered regionally and utilize sales personnel located in local market areas. The Company's strategic growth strategy has, and will continue to, put the Company in an increasingly strong position to effect these sales.

    The Company utilizes a variety of marketing techniques to increase its overall sales and stimulate increases in the sale of specific products. For example, KBK, the Company's environmental engineering subsidiary, complements the technical sales group by offering engineering services to clients and customers tailored to the specific requirements of the CCP being utilized. Through independent projects KBK serves as a separate marketing tool by introducing clients to the Company through the construction projects they complete. The Company focuses it sales and marketing efforts on both increasing the proportion of CCPs used in various traditional applications, such as the percentage of fly ash used in concrete, and increasing the usage of CCPs as a whole. The Company works closely with state and federal departments of transportation to develop cost-efficient approaches to the high volume of road construction work. The Company is also an active participant in a variety of trade associations.

RESEARCH AND DEVELOPMENT

    The Company has made research and development a priority in its effort to better serve clients and grow the business. The Company has invested approximately $5.0 million in its Research and Development Program (the "R&D Program") since 1990. With this relatively moderate investment of resources, the Company has realized substantial benefits from its effort and believes that it leads the industry in the development of non-traditional CCP and related industrial material applications. As a part of its R&D Program, the Company designed and constructed its Materials Testing and Research Facility, which is fully furnished with certified equipment for both physical and chemical testing. Using this facility, the Company's researchers and engineers continually explore potential applications and processing technologies for its products and provide quality assurance and control practices to ensure product and material performance. Further, KBK acts to help implement the introduction of new products by providing engineering support for materials handling systems and related CCP-specific requirements.

    The Company's R&D Program is responsible for the development of numerous trademarked, registered and/or patented products, derived from managed industrial materials in conjunction with its proprietary processes. These products are exclusively marketed by the Company for use in construction, agricultural and building applications. For example, Powerlite-Registered Trademark- lightweight aggregate is an ASTM C-331 approved lightweight aggregate for use in concrete block, and Peanut
Maker-Registered Trademark- landplaster is a soil enhancer for use on peanut crops. Through the efforts of its R&D Program, the Company has been able to secure two United States patents and one Canadian patent for the use of processed fly ash (developed and trademarked by the Company as ALSIL-Registered Trademark- industrial filler) in roofing shingles.

    The Company's R&D Program is currently in the process of testing the design of thermal (dry) equipment that reduces carbon content in CCPs. Once this technology becomes operational, the Company anticipates a two-fold benefit. In addition to profits projected from the sale and installation of this equipment, the Company expects to gain from the sale of the processed material that previously would have been inappropriate for distribution into traditional markets. In the first half of 1998, the Company anticipates completing full-scale tests of its dry CCP carbon reduction technology under actual operating conditions.

COMPETITION

    The Company competes both with respect to (i) obtaining materials management contracts with utility and other industrial companies and (ii) the marketing of CCPs and related industrial materials. The market for the management of CCPs and related industrial materials is highly fragmented. The Company believes it is the largest manager of CCPs in North America and the only company providing such management services on a national basis. However, much of the competition in the CCP management industry is regional. The Company has a presence in every region in the United States. Although the Company typically has long-term contracts with its clients, some of such contracts provide for the termination of such contract at the convenience of the utility company upon a minimum 90-day notice.

    Generally, the markets for the Company's traditional CCPs are highly competitive, with many local, regional and national companies that market CCPs as well as numerous products which are substitutable for CCPs, including cement and other filler materials, such as limestone. The Company competes on the basis of price, delivery and product quality. Due to the high cost of transportation relative to sales price, competition is generally regional. Due to the industry's fragmented nature and supply of product, within each region the Company and its competitors typically deliver their traditional products to their customers directly from the client's site at a regional market price. The Company believes that its competitive strengths include its expertise in the technology of a broad range of non-traditional value added products utilizing CCPs and related industrial materials. This expertise has enabled the Company to
(i) secure materials management contracts in the regions in which it operates, increasing the amount of traditional products that it can deliver into a given market and (ii) improve the Company's revenue mix and margins relative to companies which market only traditional products. However, many of the Company's competitors (including manufacturers and marketers of substitutable products) have substantially greater resources than the Company. See "Risk Factors--Competition."

GOVERNMENT REGULATION

    Industry trends, both in the power and industrial fields, present the Company with important profit potential. Perhaps the most critical are the changes confronting U.S. electrical utilities. Anticipated deregulation is projected to reshape utility practices. The Company believes that in the more competitive electricity production arena, utilities, in efforts to manage costs, may downsize and outsource certain services. The Company believes this process will heighten the appeal of the Company's enhanced service package, providing an increase in business opportunities. Previously legislated regulations have already opened up new business areas with the entry of cogenerators and independent power producers into the market, bringing with them more CCP volume and the need for Company-provided technologies and services for their unique materials. Such opportunities are also introduced by the advent of clean coal/ clean air legislation. In the future, any tightening of environmental regulations could make on-site CCP disposal less feasible, possibly requiring clients to seek additional services from the Company.

    In recent years, the power industry has been impacted by federal legislation. The Clean Air Act of 1990 requires power producers to meet certain emission levels on sulfur dioxide and nitrous oxides. This has caused some utilities to modify fuel, equipment or change burner design parameters that has usually resulted in a higher carbon-content CCP than acceptable for use in traditional end-use markets. The Public Utilities Regulatory Policies Act has opened the door for independent power producers, who typically utilize advanced boiler technology, to enter the field and generate a higher calcium-content CCP which exhibits handling characteristics requiring special knowledge and expertise. Often looked upon by the Company's competition as problem materials, the Company has recognized the opportunities presented by these new generation materials. Advances in research and development and a strong engineering group have prepared the Company for securing substantial, long-term contracts with these new participants in the power field.

    The production of these higher-calcium materials has already presented opportunities for the Company, which can now design unique material handling systems capable of processing, storing and disposing of these materials. The Company anticipates continued efforts in this area and is now well-positioned to be awarded the design, permitting and construction of landfills and handling systems for disposal when these materials may not be utilized. As of December 31, 1997, the Company managed approximately 700,000 tons of such material on an annual basis.

EMPLOYEES

    Effective December 31, 1997, on a pro forma basis, the Company had 491 employees. Of all employees, 74% are involved in operations, 18% are in general administrative functions and 8% are in sales and marketing. The Company considers relations with its employees satisfactory. The employees of the Company currently are not under union contract, nor are there any collective bargaining agreements in place, with the exception of four collective bargaining agreements with PPA and its subsidiary. Most employees are at will, with some key employees under employment contracts. See "Management-- Employment Agreements."

PROPERTIES

    The Company operates its corporate headquarters in Salt Lake City, Utah in offices leased under a three year lease expiring in July 2001. The following table sets forth certain information regarding the Company's other principal facilities as of December 31, 1997:

                                                                     LEASE
       LOCATION                FUNCTION          OWNERSHIP      TERMINATION DATE
-----------------------  ---------------------  -----------  ----------------------
Kennesaw, GA             Offices                    Leased   July 17, 2000
San Bernardino, CA       Rail Terminal              Leased   August 30, 1998
Delle, UT                Storage Silos              Leased   November 1, 2001
Fargo, ND                Fly Ash Storage            Leased   Month to Month
Good Spring, PA          Silo Facility              Leased   August 15, 1999
Valley View, PA          Rail Siding                Leased   December 31, 2015
Chester, VA              Office/Rail Spur           Leased   November 30, 1999
Taylorsville, GA         Rail Sidetrack             Leased   30 days notice
Taylorsville, GA         Lab Facility                Owned             --
Doraville, GA            Terminal Facility          Leased   August 11, 2005
Leland, NC               Transfer Facility           Owned             --
Franklin, VA             Structural Fill             Owned             --
Clinton, TN              Structural Fill             Owned             --
Mercer Island, WA        Corporate Offices          Leased   June 30, 1999
Centralia, WA            Storage Facility            Owned             --
Ogden, UT                Storage Facility            Owned             --
Oregon City, OR          Offices                    Leased   Month to Month
Fresno, CA               Terminal Facility          Leased   March 31, 2002

    Management believes its facilities are in good condition and that the facilities are adequate for its operating needs for the foreseeable future without significant modifications or capital investment.

LEGAL PROCEEDINGS

    The Company is a party to various litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any of the matters in which it is currently involved will have a material adverse effect on its financial condition or results of operations.

ENVIRONMENTAL LIABILITY

    Materials sold by JTM vary in chemical composition. Although the EPA has excluded CCPs from regulation as hazardous wastes, fluidized bed ash, which is a material derived from the use of advanced boiler technology (Fluidized Bed Combustor) that meets EPA clean air standards, has not been ruled on as of this date. JTM manages approximately 700,000 tons of FBCs annually. Should the EPA rule to include this material on its hazardous material list it is likely to involve a testing protocol similar to the one used for cement kiln dust. JTM has, through the ACAA, maintained an active role in providing information to aid in determining the final categorization of FBCs. Based on scientific information compiled by JTM, JTM believes material now managed by JTM for utility clients will not, as a consequence of EPA rulings, impact JTM negatively. However, should the EPA rule not to grandfather material produced and marketed for the past ten years, JTM could become part of a group of utilities, marketers, manufacturers (petroleum) and service companies that will have to meet the EPA mandate. The EPA will make a report to Congress on this issue on September 30, 1998. A final ruling will be made by the EPA no later than April 1, 1999.

    While CCPs are not hazardous wastes, they contain small concentrations of metals that are included in the list of "hazardous substances" under CERCLA. Such concentrations are well below applicable cleanup criteria. Land application of CCPs is regulated by a variety of federal and state statutes, which impose testing and management requirements to ensure environmental protection. Under limited circumstances, mismanagement of CCPs can give rise to CERCLA liability.

    JTM has been active in a number of landfill operations where the permitting and liability for such operations is contractually retained by the client. JTM is active in one landfill that is "managed" as a hazardous waste landfill, although it is not designated as such. This client processes spent aluminum pot-liner, a hazardous waste, into a non-hazardous condition by use of their patented process. JTM provides services to landfill residues of this treatment process and operates certain in-plant equipment and systems for the client. Because of recent rulings, JTM's operations are run as if the processed potliner is a hazardous waste. All environmental liabilities surrounding this project are assumed by the client, and JTM currently foresees no adverse effect upon its business, financial condition or results of operation from this project. There can be no assurance, however, that JTM will not be named in third-party claims relating to its activities. See "Risk Factors--Environmental Liability."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the names, ages and positions of each of the individuals that currently serve as Directors and Executive Officers of JTM. All Directors hold office until the next annual meeting of the Stockholders of JTM and until any successors are duly elected and qualified. All Executive Officers hold office at the pleasure of the Board of Directors. Ages are stated as of December 31, 1997.

NAME                                           AGE                          POSITION WITH COMPANY
------------------------------------------     ---     ---------------------------------------------------------------
R Steve Creamer...........................         46  Chairman of the Board and Chief Executive Officer
Raul A. Deju..............................         51  President and Chief Operating Officer, Assistant Secretary and
                                                         Director
J.I. Everest, II..........................         41  Chief Financial Officer and Assistant Secretary
Clinton W. Pike...........................         45  Executive Vice President
Danny L. Gray.............................         42  Senior Vice President, Eastern Operations
Brett A. Hickman..........................         35  Senior Vice President, General Counsel and Secretary
Grover C. Dobbins, Jr.....................         49  Vice President, Administration and Assistant Secretary
Joseph M. Silvestri.......................         36  Director
Richard M. Cashin, Jr.....................         44  Director


    R STEVE CREAMER. Mr. Creamer is the Chairman of the Board and Chief Executive Officer of JTM and ISG. Immediately prior to his employment with JTM, Mr. Creamer was CEO (from 1992 to 1997), and the founder of ECDC Environmental L.C., the largest rail-served industrial waste management facility in North America. Prior to that, Mr. Creamer served as CEO of Creamer & Noble, an engineering firm based in St. George, Utah. Mr. Creamer received the honor as Ernst & Young's Entrepreneur of the Year in Utah in 1996. He earned a B.S. degree in Civil and Environmental Engineering from Utah State University in 1973. Mr. Creamer is a P.E.


    RAUL A. DEJU. Dr. Deju is the President and Chief Operating Officer of JTM and ISG. Dr. Deju served as Director, Rockwell Hanford Operations through 1981, Senior Vice President of International Technologies, Inc. through 1987 and Regional President of several subsidiaries of WMX Technologies, Inc. through 1995. Dr. Deju served as Chairman and CEO of DGL International through 1997, and retains an ownership position in DGL. Dr. Deju has been on the Board of Directors of various national and international WMX subsidiaries, Advanced Sciences, Inc. and Isadra, Inc. Dr. Deju is a member of both the JTM and ISG Boards of Directors. Dr. Deju is an advisor to a committee of the U.S. Secretary of Commerce and has served on the U.S. Environmental Protection Agency Advisory Committee. Dr. Deju received a B.S. degree in Mathematics and Physics in 1966 and a Ph.D. degree in Engineering Geology in 1969 from the New Mexico Institute of Mining and Technology.


    J.I. EVEREST, II. Mr. Everest is the Chief Financial Officer and Corporate Secretary of JTM and ISG. He is responsible for all financial functions of JTM. Immediately prior to his employment with JTM, he served as Vice President of Finance for ECDC Environmental, Inc. (from 1993 to 1997). From 1988 to 1993, Mr. Everest was Director of Financial Analysis/Treasury of USPCI, Inc. Mr. Everest serves as Corporate Secretary of both JTM and ISG. Mr. Everest earned an M.B.A. degree (Finance Concentration) in 1994 from the University of Texas at Austin and a B.B.A. degree from Southern Methodist University in 1979. Mr. Everest is a C.P.A.


    CLINTON W. PIKE. Mr. Pike is the Executive Vice President of JTM. Since he began his service in 1990, Mr. Pike has served as Vice President of Business Development for JTM, establishing the Business and Product Development Program, and spearheading nontraditional business advancement and growth through acquisitions and the development of new markets. Mr. Pike invented a process for the utilization of fly ash in roofing shingles, thereby winning for JTM the award of the United States and Canadian patent for this process. Prior to his service with JTM, he was Coordinator, Fuel and Ash Quality with Georgia Power Company, where he directed a total CCP management program. Mr. Pike earned a B.S. degree in Biology (Chemistry minor) from Georgia Southwestern College in 1974.

    DANNY L. GRAY. Mr. Gray is a Senior Vice President of JTM. From July 1994 until 1997, he served principally as President of KBK and also as Vice President of JTM. Prior to joining JTM, Mr. Gray was a Civil Engineer with American Electric Power in 1978 and was promoted to Senior Environmental Engineer, Environmental Department of that company in 1980. Mr. Gray earned a B.S. degree in Civil Engineering from Virginia Tech in 1977, graduating with honors.

    BRETT A. HICKMAN. Mr. Hickman is the Senior Vice President, General Counsel and Secretary of JTM. From December 1993 until February 1998, Mr. Hickman was General Counsel, Western Division of Laidlaw Environmental Services, Inc. Prior to that, Mr. Hickman was an attorney with Davis & Lavender in Columbia, South Carolina. Mr. Hickman earned a B.A. degree in Political Science from The Citadel in 1983 and a J.D. degree from the University of South Carolina in 1986.

    GROVER C. DOBBINS, JR. Mr. Dobbins is the Vice President, Administration of JTM. He joined JTM in 1989 as Manager of Project Development. He began work as Vice President, Corporate Services in January, 1991. From 1992 to 1995, Mr. Dobbins served as Director of Marketing. Effective January 1, 1996, he was appointed Vice President, Administration. Prior to his service with JTM, he was a Principal Engineer at Carolina Power and Light Company for 15 years. Mr. Dobbins earned a Master of Civil Engineering degree in 1972 and a B.S. degree in Civil Engineering in 1971 from North Carolina State University.

    JOSEPH M. SILVESTRI. Mr. Silvestri has been a director of JTM since its acquisition by ISG. Mr. Silvestri has been employed by CVC since 1990 and has served as a Vice President there since 1995. Mr. Silvestri is a director of International Media Group, Polyfibron Technologies, Frozen Specialties, Glenoit Mills, Euramax and Triumph Group.

    RICHARD M. CASHIN, JR. Mr. Cashin was appointed a director of JTM in March 1998. Mr. Cashin has been employed by CVC since 1980, and has been President since 1994. Mr. Cashin is a director of Levitz Furniture Incorporated, Lifestyle Furnishings International, Euramax and Titan Wheel International.

EMPLOYMENT AGREEMENTS

    On October 14, 1997, JTM entered into employment agreements with the following three executive officers: R Steve Creamer, Raul A. Deju and J.I. Everest, II (the "Executives"). The employment agreements provide for an initial base salary of $150,000, $140,000 and $125,000, respectively. In addition, the employment agreements provide that each Executive may be entitled to receive a discretionary annual bonus, which bonus is at the sole discretion of the Compensation Committee of the Board of Directors. Each Executive is also entitled to certain other standard employee benefits.

    Each employment agreement provides for an initial employment term of three years, with automatic extensions of one year thereafter. JTM or the Executive may terminate the agreement, with or without cause, and with or without prior notice. In the event JTM terminates the agreement or the Executive resigns from employment, the Executive's rights and JTM's obligations under the employment agreement cease as of the date of termination. Further, each Executive has agreed that no severance or other similar damages of any kind will be payable to the Executive in the event of the Executive's termination or resignation from employment for any reason.

    The employment agreement of each Executive also includes certain noncompetition, nondisclosure and nonsolicitation provisions.

    In addition, JTM entered into employment agreements with Clinton W. Pike and Danny L. Gray (collectively, the "Employees") on October 23, 1997 and November 5, 1997, respectively. The employment agreements provide for an initial base salary of $160,000 and $120,000, respectively. The employment agreement of each Employee provides for an annual performance bonus of up to 30% of the Employee's base salary based on JTM's earnings before interest and taxes ("EBIT") within the Employee's area of responsibility and personal performance goals set annually by JTM and an additional incremental bonus of 50%, 100% or 200% of the Employee's base salary if actual EBIT exceeds budgeted EBIT by 30%, 50% or 75%, respectively. The Employees are also entitled to a new business procurement incentive bonus for their efforts in procuring new contracts. Mr. Pike was granted a $250,000 signing bonus, the last installment of which is due to him on January 2, 1999. If Mr. Pike terminates his employment agreement or such agreement is terminated for cause by JTM before October 23, 1998, Mr. Pike will be obligated to repay to JTM the portion of the signing bonus paid by JTM prior to such termination. Each Employee is also entitled to certain other standard employee benefits.

    The employment agreement of each Employee also grants to the Employee an economic interest in one percent of all outstanding shares of JTM's stock as of the date of such employment agreement, which interest becomes fully vested on the first anniversary of such employment agreement. Such phantom stock right represents a right of the Employee to receive payment if (i) all of the outstanding stock of JTM or its parent company is sold to a third party or entity that does not own such stock as of the date of the employment agreement, or (ii) JTM or its parent complete a public offering of stock. Such interest may be diluted through future issuances of shares of stock by JTM.

    Each employment agreement provides for an initial employment term of five years, with automatic extensions of one year thereafter. JTM or the Employee may terminate the employment agreement with or without cause; however, if the Employee is terminated without cause, he is still entitled to receive full compensation for the balance of his employment term. Should JTM relocate Mr. Gray to a location more than 50 miles from his current location, Mr. Gray may terminate his employment and receive a severance package equal in duration to one-half of the remaining term of his employment agreement, or one year, whichever period is shorter. After a similar relocation, Mr. Pike will receive a $100,000 lump sum payment in lieu of reimbursement by JTM of relocation costs and expenses.

    The Employees' employment agreements also contain certain noncompetition provisions.

COMPENSATION OF DIRECTORS

    JTM does not currently pay annual fees to non-employee directors. Directors who are also employees of JTM do not receive compensation as directors. However, JTM reimburses each director for ordinary and necessary travel expenses related to such directors attendance at Board of Directors and committee meetings.

EXECUTIVE COMPENSATION

    The following table sets forth compensation earned for all services rendered to JTM during fiscal year 1997 by JTM's chief executive officer and the three most highly compensated executive officers other than JTM's chief executive officer (collectively, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                                      OTHER ANNUAL
NAME AND PRINCIPAL POSITION(1)                                FISCAL YEAR   SALARY(2)     BONUS      COMPENSATION(3)
-----------------------------------------------------------  -------------  ----------  ----------  -----------------
R Steve Creamer (4)........................................         1997    $   24,231  $        0      $       0
  Chairman, Chief Executive Officer
Clinton W. Pike............................................         1997       149,255     119,492          4,374
  Executive Vice President
Danny L. Gray..............................................         1997       110,188       6,675          3,026
  Senior Vice President
Grover C. Dobbins, Jr......................................         1997       102,346       6,239          3,009
  Vice President, Administration

------------------------

(1) Positions indicated were as of December 31, 1997.

(2) Includes amounts, if any, deferred by the named individual for the period in question pursuant to Section 401(k) of the Internal Revenue Code under the JTM Industries, Inc. 401(k) Savings Plan (the "401(k) Plan").

(3) Amounts shown under Other Annual Compensation include amounts paid by JTM as matching and/ or profit sharing contributions to the 401(k) Plan, but do not include perquisites and other personal benefits provided to each of the Named Executives, the aggregate value of which did not exceed the lesser of $50,000 or 10% of any such Named Executive's annual salary and bonus.

(4) Mr. Creamer has been employed with JTM since October 14, 1997, and his salary reflects the two and a half months he worked for JTM in 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    JTM is a wholly owned subsidiary of ISG. The following table sets forth information regarding the beneficial ownership of the common stock of JTM through ISG, by each person known to JTM to be the beneficial owner of more than five percent of the common stock of JTM, each director of JTM, each Named Executive and all directors and executive officers of JTM as a group. Except as otherwise indicated, the beneficial owners of the voting stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. The business address for each executive officer of JTM is in care of JTM.

                                                                   BENEFICIAL OWNERSHIP OF   BENEFICIAL OWNERSHIP OF
                                                                         COMMON STOCK            PREFERRED STOCK
                                                                   ------------------------  ------------------------
                                                                    NUMBER OF                 NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                 SHARES       PERCENT      SHARES       PERCENT
-----------------------------------------------------------------  -----------  -----------  -----------  -----------
Citicorp Venture Capital, Ltd. (1)...............................     187,425         37.9       26,813         38.3
R Steve Creamer (2)(3)...........................................     197,836         40.0       27,684         39.6
J.I. Everest, II (3).............................................      49,467         10.0        6,925          9.9
CCT Partners IV, LP (4)..........................................      33,075          6.7        4,732          6.7
Richard M. Cashin, Jr............................................       7,840          1.6        1,122          1.6
Raul A. Deju (5).................................................       2,667          0.5          373          0.5
Joseph M. Silvestri..............................................         980          0.2          140          0.2
Gerald A. Peabody, Jr............................................      --           --           --           --
Clinton W. Pike (6)..............................................      --           --           --           --
Danny L. Gray (6)................................................      --           --           --           --
All directors and executive officers as a group
  (9 persons) (2)(3)(5)(6).......................................     258,790         52.3       36,244         51.8

------------------------

(1) The address of Citicorp Venture Capital, Ltd. is: 399 Park Avenue, 14th Floor, New York, NY 10043.

(2) Includes 148,400 shares owned by Mr. Creamer's adult son and three minor children.

(3) Messrs. Creamer and Everest beneficially own shares in ISG through RACT, Inc., a Utah corporation ("RACT"), which directly owns shares in ISG. The business address of RACT is: 127 South 500 East, Suite 675, Salt Lake City, Utah 84102.

(4) The address of CCT Partners IV, LP is the same as that of Citicorp Venture Capital, Ltd.

(5) In addition, Dr. Deju has the option to acquire an ownership interest in RACT which would represent a total of 15% of the common stock and 15% of the preferred stock of ISG.

(6) Messrs. Pike and Gray, pursuant to their employment contracts, have each been granted an economic interest in one percent of all outstanding shares of JTM's stock as of the date of their respective employment agreements. See "Management--Employment Agreements."

                              CERTAIN TRANSACTIONS

CORPORATE SERVICES AND RE-AGENT AGREEMENTS

    For the period from January 1, 1997 to October 13, 1997, JTM paid management fees and administrative fees of $491,000 and $249,000, respectively, to Laidlaw for certain corporate services. JTM has entered into a corporate services agreement with Laidlaw in effect from October 14, 1997 to June 30, 1998. The services provided by Laidlaw and its subsidiary, Laidlaw Environmental Services, Inc ("LESI"), under the agreement include legal, accounting and management information system support. LESI's management fee is $25,000 per month for the term of the agreement. Also, as part of its acquisition by ISG from Laidlaw, JTM agreed to a three-year commitment to sell cement kiln dust, cement, lime kiln dust, fly ash and lime to LESI at market rates.

                              DESCRIPTION OF NOTES

GENERAL

    The form and terms of the Exchange Notes are the same as the form and terms of the Restricted Notes except that (i) the Exchange Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and (ii) holders of Exchange Notes will not be entitled to certain rights of holders of the Restricted Notes under the Registration Rights Agreement which will terminate upon the consummation of the Exchange Offer. The Restricted Notes have been, and the Exchange Notes are to be, issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to JTM Industries, Inc. and not to any of its Subsidiaries.

    The Notes will be general unsecured obligations of the Company, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including Senior Indebtedness under the Secured Credit Facility, and will rank PARI PASSU in right of payment with all existing and future senior subordinated Indebtedness of the Company and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Company. As of December 31, 1997, on a pro forma basis after giving effect to the Transactions, the issuance of the Notes and the application of the net proceeds therefrom, the aggregate principal amount of Senior Indebtedness (excluding trade payables and other accrued liabilities) of the Company would have been approximately $8.9 million, all of which would have been Indebtedness secured by substantially all of the assets of the Company and its subsidiaries pursuant to the Secured Credit Facility. The terms of the Indenture will limit the ability of the Company and its subsidiaries to incur additional Indebtedness. As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Restricted Notes in an aggregate principal amount $100.0 million were issued in the Offering. The Notes will mature on April 15, 2008. The Indenture provides for the issuance of up to $50.0 million aggregate principal amount of additional Notes having identical terms and conditions to the Notes exchanged hereby (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes exchanged hereby and will vote on all matters with the Notes exchanged hereby. For purposes of this "Description of Notes," references to the Notes do not include Additional Notes. Interest on the Notes will accrue at the rate of 10% per annum and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 1998, to Holders of record on the immediately preceding April 1 and October 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the

Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

    The payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

    Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Indebtedness are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under the caption "--Legal Defeasance and Covenant Defeasance").

    The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under the caption "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced unless and until
(i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

    The Indenture further requires that the Company promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Indebtedness. On a pro forma basis, after giving effect to the Transactions, the issuance of the Notes and the application of the net proceeds therefrom, the principal amount of Senior Indebtedness outstanding at December 31, 1997 would have been approximately $8.9 million. The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Indebtedness, that the Company and its Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

    The Company's payment obligations under the Notes will be fully and unconditionally, and jointly and severally, guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by the Guarantors.

The existing Guarantors are Pozzolanic, PPA, U.S. Ash, U.S. Stabilization, Flo Fil, Fly Ash Products and KBK. The Subsidiary Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantors, including all obligations of the Guarantors under the Secured Credit Facility and will rank PARI PASSU in right of payment with all existing and future senior subordinated indebtedness of the Guarantors and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Guarantors. The obligation of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Transfer Considerations; Unenforceability of Subsidiary Guarantees."

    The Indenture will provide that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

    The Indenture will provide that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at the Option of Holders--Asset Sales."

OPTIONAL REDEMPTION

    The Notes will not be redeemable at the Company's option prior to April 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the
twelve-month period beginning on            of the years indicated below:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2003..............................................................................     105.000%
2004..............................................................................     103.333%
2005..............................................................................     101.667%
2006 and thereafter...............................................................     100.000%

    Notwithstanding the foregoing, at any time on or before, April 15, 2001, the Company may redeem up to $35.0 million in aggregate principal amount of Notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds to the Company of one or more Public Offerings; PROVIDED that at least $65.0 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and PROVIDED, FURTHER, that each such redemption shall occur within 60 days of the date of the closing of each such Public Offering.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

    The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 and Rule 13e-4 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this covenant. As of August 3, 1998, the Company and Guarantors had senior indebtedness (excluding trade payables and other accrued liabilities) of approximately $8.0 million. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Holders of a majority in principal amount of the Notes may waive compliance by the Company with the Change of Control provisions described above, in a particular instance, by prior amendment of the Indenture in accordance with the provisions of the Indenture described under "--Amendment, Supplement and Waiver." Failure to comply with the Change of Control provisions described above for 15 days after receipt of written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstaning will result in an Event of Default under the Indenture. See "Event of Defaults and Remedies." Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. Neither the Company, its Board of Directors or the Trustee may waive the covenant relating to the holders' right to redeem upon a Change of Control.


    The Secured Credit Facility provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Secured Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to Holders of Notes.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    ASSET SALES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

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    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently repay (and reduce the commitments under) Senior Indebtedness of the Company or a Guarantor or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings, including without limitation, the Secured Credit Facility, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes and all holders of other Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered by holders thereof in response to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other distributions payable to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is PARI PASSU with or subordinated to the Notes (other than Notes), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0; and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding

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    Restricted Payments permitted by clauses (ii), (iii), (iv), (viii) and (ix)
    of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus
    (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

    The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any PARI PASSU or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of PARI PASSU or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) dividends or other payments to ISG sufficient to enable ISG to pay accounting, legal, corporate reporting and administrative expenses of ISG incurred in the ordinary course of business in an amount not to exceed $500,000 in any twelve-month period; (vii) payments to ISG by the Company or any Subsidiary with respect to taxes (including estimated taxes) that are paid by ISG on a combined, consolidated, unitary or similar basis, to the extent that such payments do not exceed the amount that the Company or such Subsidiary would have paid to the relevant taxing authority if the Company or such Subsidiary filed a separate tax return for the period in question; (viii) the repayment by the Company on the Issue Date of the ISG Bridge Note; and (ix) from and after April 15, 2003, the payment of dividends by the Company to ISG the proceeds of which are utilized by ISG solely to pay principal of or interest on the ISG PIK Notes, provided that
(x) such dividends shall not exceed $2.5 million in the aggregate in any fiscal year of the Company or $10.0 million in the aggregate since the Issue Date, (y) at the time of the making of any such dividend and immediately after giving effect thereto, the Fixed Charge Coverage Ratio for the Company's most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such proposed dividend would have been at least 2.25 to 1.0 and (z) immediately before and immediately after giving effect to such proposed dividend no Default or Event of Default shall have occurred and be continuing.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding

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Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock and the Guarantors may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 1.8 to 1.0 if such incurrence is on or prior to April 15, 2000 or 2.0 to 1.0 if such incurrence is after April 15, 2000, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period. The foregoing provisions will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (i) the incurrence by the Company of Indebtedness (including letters of credit, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) under the Secured Credit Facility; PROVIDED that the aggregate principal amount of all Indebtedness (including letters of credit) outstanding under the Secured Credit Facility after giving effect to such incurrence does not exceed an amount equal to $35.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay any such Indebtedness pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

        (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

       (iii) the incurrence by the Company of Indebtedness represented by the Notes (other than any Additional Notes) and the Exchange Notes (other than any Additional Notes) and the incurrence by the Guarantors of Indebtedness represented by the Subsidiary Guarantees;

        (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each

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
    case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

        (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is either the Existing Indebtedness or was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (iii), (iv) or (v) of this paragraph;

        (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

       (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

      (viii) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

        (ix) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ix), not to exceed $10.0 million; and

        (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x).

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED,in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

    LIENS

    The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under the

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Indenture and the Notes are secured on an equal and ratable basis with the
Indebtedness so secured until such time as such is no longer secured by a Lien; PROVIDED that if such Indebtedness is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Subsidiary Guarantees.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Secured Credit Facility, PROVIDED that such restrictions are no more restrictive than those contained in the Secured Credit Facility as in effect on the Issue Date, (c) the Indenture and the Notes, (d) applicable law,
(e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration

Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio of at least 2.0 to 1.0.

    TRANSACTIONS WITH AFFILIATES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company and (iv) Restricted Payments (other than Restricted Investments) that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments."

    LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED
     SUBSIDIARIES

    The Indenture provides that the Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales," and (ii) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Restricted Subsidiary of the Company.

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

    NO SENIOR SUBORDINATED DEBT

    The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company and senior in any respect in right of payment to the Notes and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness of such Guarantor that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Guarantor.

    PAYMENTS FOR CONSENT

    The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operation of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of this Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Restricted Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act other than during any period in which the Company is subject to Section 13 or 15(d) of the Exchange Act and in compliance with the requirements thereof.

    ADDITIONAL SUBSIDIARY GUARANTEES

    The Indenture provides that (i) the Company will not permit any of its Restricted Subsidiaries that is not a Guarantor to Guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or any Guarantor and (ii) the Company will not and will not permit any of its Restricted Subsidiaries to pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries, to secure the payment of any Indebtedness of the Company or any Guarantor, in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Subsidiary Guarantee (providing for the unconditional guarantee by such Restricted Subsidiary, on a senior subordinated basis, of the Notes).

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries for 15 days after receipt of written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments" or "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

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
    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to April 15, 2003 then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the

United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity

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
of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"), (viii) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture or (ix) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, a Guarantor with respect to a Subsidiary Guarantee or the Indenture to which it is a party and the Trustee may amend or supplement the Indenture, the Notes or any Subsidiary Guarantee to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture on the Issue Date, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

    Except as set forth under "--Exchange of Book-Entry Notes for Certificated Notes" the Exchange Notes issued pursuant to the Exchange Offer will be issued in the form of one or more global securities (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in

DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

    The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes). Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system.

    The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    EXCEPT AS DESCRIBED BELOW, OWNERS OF AN INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any

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
other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment." Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

    DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

SAME DAY SETTLEMENT AND PAYMENT

    The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and

Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to trade in the depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the depositary to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on April 22, 1998 (the "Closing Date"). Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company and the Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

    The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Closing Date, (ii) the Company and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 135 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use their best efforts to issue on or prior to 45 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 135 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate

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
the Exchange Offer within 45 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $0.28 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders-- Change of Control" and/or the provisions described above under the caption "--Certain Covenants-- Merger, Consolidation, or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue by any Restricted Subsidiaries of the Company of any Equity Interests of such Restricted Subsidiary and the sale by the Company or any of its Restricted Subsidiaries of Equity Interest of any of

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the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value or generate net proceeds in excess of $2.0 million in any twelve month period. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Secured Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better,
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or; (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding

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
shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DESIGNATED SENIOR INDEBTEDNESS" means (i) any Senior Indebtedness outstanding under the Secured Credit Facility and (ii) any other Senior Indebtedness permitted under the Indenture the aggregate principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants-- Restricted Payments."

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Secured Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of

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
its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than temporary repayments under revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTORS" means (i) each domestic Subsidiary of the Company on the Issue Date and (ii) any other domestic Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "ISG" means Industrial Services Group, Inc., a Delaware corporation and parent of the Company.

    "ISG PIK NOTES" means the 9% Junior Subordinated Promissory Note due 2005 of ISG issued on October 14, 1997, together with additional notes issued in respect of interest thereon.

    "ISSUE DATE" means the closing date for the sale and original issuance of the Notes under the Indenture.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than debt under the

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
Secured Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED BUSINESS" means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses reasonably related thereto.

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; and (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $5.0 million.

    "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness pursuant to the Indenture.

    "PERMITTED LIENS" means (i) Liens on assets of the Company or any of the Guarantors securing Senior Indebtedness under the Secured Credit Facility that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture;
(viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xi) Liens on assets of the Company securing Senior Indebtedness of the Company that was permitted to be incurred by the terms of the Indenture and Liens on assets of a Guarantor securing Senior Indebtedness of such Guarantor that was permitted to be incurred by the terms of the Indenture; (xii) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have finally terminated or other period within which such proceedings may be initiated shall not have expired; (xiii) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation; and (xix) Liens securing Hedging Obligations otherwise permitted under the Indenture.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PUBLIC OFFERING" means an underwritten public offering of common stock (other than Disqualified Stock) of the Company or ISG, pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act; PROVIDED, HOWEVER, that, in case of a Public Offering by ISG, ISG contributes to the capital of the Company the net cash proceeds therefrom.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SECURED CREDIT FACILITY" means that certain Credit Agreement, dated as of March 4, 1998, by and among the Company, NationsBank, N.A., as administrative agent, Canadian Imperial Bank of Commerce, as documentation agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time.

    "SENIOR INDEBTEDNESS" means (i) all Indebtedness of the Company or any of its Subsidiaries outstanding under the Secured Credit Facility and all Hedging Obligations with respect thereto, (ii) any other

Indebtedness permitted to be incurred by the Company or any of its Subsidiaries under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantor's Subsidiary Guarantee of the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or any of its Subsidiaries, (x) any Indebtedness of the Company or any of its Subsidiaries to any Subsidiary or other Affiliate, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

    "SIGNIFICANT RESTRICTED SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the Indenture.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--

Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                     DESCRIPTION OF SECURED CREDIT FACILITY

GENERAL

    To finance portions of the Pozzolanic Acquisition and the PPA Acquisition, JTM (the "Borrower") entered into the $42.0 million Secured Credit Facility on March 4, 1998, with a syndicate of banks, as lenders, NationsBank, N.A., as administrative agent (the "Agent"), and Canadian Imperial Bank of Commerce, as documentation agent. The Secured Credit Facility enables the Borrower to obtain secured revolving loans from time to time to finance certain permitted acquisitions, to repay existing indebtedness, to pay fees and expenses incurred in connection with the Pozzolanic Acquisition and the PPA Acquisition and for working capital and general corporate purposes. On April 22, 1998, JTM applied a portion of the proceeds from the Offering to repay a portion of the $42.0 million outstanding under the Secured Credit Facility and the borrowings available under the Secured Credit Facility were permanently reduced to $35.0 million. On May 29, 1998, the Secured Credit Facility was amended to reflect, among other things, (i) reduction of the borrowings available under the Secured Credit Facility to $35.0 million, (ii) changes to the interest rates applicable to such borrowings and (iii) changes to the financial conditions contained therein. See "--Certain Covenants" below. At the Borrower's option, the revolving credit loans may be maintained as (a) Eurodollar Loans which bear interest at the Eurodollar Rate, PLUS a margin ranging from 175 to 250 basis points or (b) Base Rate Loans which bear interest at a rate equal to the higher of (i) the Agent's prime rate and (ii) the federal funds rate plus 0.5%, PLUS a margin ranging from 50 to 125 basis points. The Borrower is also obligated to pay certain fees with respect to the Secured Credit Facility. The Secured Credit Facility has a term of five and one-half years from March 4, 1998.

    The obligations under the Secured Credit Facility are guaranteed by ISG and the Guarantors. The obligations under the Secured Credit Facility are secured by a first priority perfected security interest in 100% of the capital stock of the Borrower (on a fully diluted basis) and 100% of the capital stock of each of the Guarantors. Such capital stock is not subject to any other lien or encumbrance. In addition, the Agent (on behalf of the Lenders) received a perfected security interest in certain present and future assets and properties of the Borrower and any domestic subsidiary of the Borrower. The Notes are effectively subordinated to the obligations under the Secured Credit Facility to the extent of the value of the assets securing the Secured Credit Facility. Up to 66.7% of JTM's ownership in foreign subsidiaries may also be pledged.

CERTAIN COVENANTS

    The Secured Credit Facility contains various covenants that restrict the Borrower from taking various actions and that require the Borrower to achieve and maintain certain financial covenants. The Secured Credit Facility contains customary covenants and restrictions on the Borrower's ability to engage in certain activities. The Secured Credit Facility also prohibits the Borrower from prepaying the Notes, prohibits certain changes in control of JTM and prohibits the Borrower from granting liens on its assets or those of the Guarantors, except as provided under the Secured Credit Facility. In addition, the Secured Credit Facility provides that the Borrower must meet certain financial tests including (i) a maximum leverage ratio, (ii) a minimum interest coverage ratio and (iii) minimum consolidated net worth.

    In general, the leverage ratio test states that the Borrower will not permit the leverage ratio to be greater than 6 to 1, until March 31, 2000, and thereafter, to be greater than 5.5 to 1. In general, leverage ratio is defined as the ratio of total debt to consolidated EBITDA. In general, the interest coverage ratio test states that the Borrower will not permit the interest coverage ratio to be less than 1.75 to 1, until March 31, 2000, and thereafter, to be less than 1.9 to 1. In general, from May 29, 1998 to April 30, 1999, the interest coverage ratio is defined as the ratio of consolidated EBITDA to the product of (A) 365 and (B) a fraction, the numerator of which is the Borrower's consolidated cash interest expense from May 1, 1998 to the day of determination, and the denominator of which is the actual number of days from May 1,

1998 to the day of determination. In general, after April 30, 1999, the interest coverage ratio is defined as consolidated EBITDA to consolidated cash interest expense.

    In general, the minimum consolidated net worth test states that the Borrower will not permit its consolidated net worth to be less than the "minimum compliance level". The minimum compliance level was $24 million on the closing date of the Secured Credit Facility, and is to be increased as of the last day of each fiscal quarter of the Borrower ending after such closing date, commencing with the fiscal quarter ending March 31, 1998, by an amount equal to the sum of 50% of consolidated net income (if positive) for such fiscal quarter and 100% of the net cash proceeds (and the fair market value of any noncash proceeds) of certain equity issuances by ISG or the Company during such fiscal quarter.

EVENTS OF DEFAULT

    The Secured Credit Facility includes customary events of default, including nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default and cross acceleration to certain other indebtedness, bankruptcy, environmental matters, material judgments and change of control.

              CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS FOR
                           NON-UNITED STATES HOLDERS

    The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Notes by an initial beneficial owner of Notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. The tax treatment of the holders of the Notes may vary depending upon their particular situations. U.S. persons acquiring the Notes are subject to different rules than those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTION.

THE EXCHANGE OFFER

    The exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Restricted Notes because the terms of the Exchange Notes are not materially different from the terms of the Restricted Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders and, therefore, (i) no gain or loss should be realized by U.S. Holder upon receipt of a Exchange Note; (ii) the holding period of the Exchange Note should include the holding period of the Restricted Note exchanged therefor and (iii) the adjusted tax basis of the Exchange Note should be the same as the adjusted tax basis of the Restricted Note exchanged therefor immediately before the exchange.

INTEREST

    Interest paid by JTM to a Non-United States Holder will not be subject to United States federal income tax or withholding if such interest is not effectively connected with the conduct of a trade or business in the United States by such Non-United States Holder and such Non-United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of stock of all classes of stock of JTM; (ii) is not a controlled foreign corporation with respect to which JTM is a "related person" within the meaning of the United Sates Internal Revenue Code of 1986, as amended (the "Code"); and
(iii) certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address.

GAIN ON DISPOSITION

    A Non-United States Holder generally will not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for at least 183 days in the taxable year and certain other requirements are met.

FEDERAL ESTATES TAXES

    If interest on the Notes is exempt from withholding of United States federal income tax under the rules described above, the Notes will not be included in the estate of a deceased Non-United States Holder for United States federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    JTM will, where required, report to the holders of Notes and the Internal Revenue Service the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

    In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that 31% backup withholding tax and certain information reporting requirements will not apply to such payments if either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither JTM nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. However, the temporary Treasury regulations further provide that the information reporting and backup withholding requirements will apply to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not described in the preceding sentence.

    Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

    The Treasury department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The final regulations generally are effective for payments made after December 31, 1998, subject to certain transition rules. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT OF THE IMPACT, IF ANY, OF THE NEW FINAL REGULATIONS.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer or use in connection
with any such resale. In addition, until [    ], all dealers effecting
transactions in the Exchange Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be an underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incidental to the Exchange Offer (including the expenses of one counsel for the holders of the Restricted Notes) other than commissions or concessions of any brokers-dealers and will indemnify the holders of the Restricted Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the issuance of the Notes offered by JTM hereby will be passed upon for JTM by Morgan, Lewis & Bockius LLP, New York, New York.

                                    EXPERTS


    The consolidated financial statements of JTM Industries, Inc. and Subsidiary as of December 31, 1997 and for the period from October 14, 1997 to December 31, 1997, the consolidated financial statements of Pozzolanic Resources, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, the consolidated financial statements of Power Plant Aggregates of Iowa, Inc. and Subsidiary as of December 31, 1997 and March 31, 1997 and for the period from April 1, 1997 to December 31, 1997 and for the year ended March 31, 1997, the combined financial statements of Michigan Ash Sales Company (d.b.a. U.S. Ash Company) and Affiliated Companies as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and the financial statements of Fly Ash Products, Incorporated as of December 31, 1997 and 1996 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


    The consolidated financial statements of JTM Industries, Inc. as of October 13, 1997 and December 31, 1996 and 1995 and for the period from January 1, 1997 to October 13, 1997 and for each of the two years in the period ended December 31, 1996, included herein have been included herein in reliance upon the report of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.), independent accountants, appearing elsewhere herein, given on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

  JTM INDUSTRIES, INC. AND SUBSIDIARIES

  Audited Consolidated Financial Statements as of December 31, 1997 and for
    the Period From October 14, 1997 to December 31, 1997:
      Report of Independent Auditors........................................        F-3
      Consolidated Balance Sheet............................................        F-4
      Consolidated Statement of Income......................................        F-5
      Consolidated Statement of Shareholders' Equity........................        F-6
      Consolidated Statement of Cash Flows..................................        F-7
      Notes to Consolidated Financial Statements............................        F-8

  Audited Consolidated Financial Statements as of October 13, 1997
    and December 31, 1996 and 1995:
      Report of Independent Accountants.....................................       F-15
      Consolidated Balance Sheets...........................................       F-16
      Consolidated Statements of Loss and Accumulated Deficit...............       F-17
      Consolidated Statements of Cash Flows.................................       F-18
      Notes to Consolidated Financial Statements............................       F-19

  Unaudited Condensed Consolidated Financial Statements as of June 30, 1998
    and 1997:
      Unaudited Condensed Consolidated Balance Sheets as of June 30, 1998
       and December 31, 1997................................................       F-24
      Unaudited Condensed Consolidated Statements of Operations for the Six
       Months Ended June 30, 1998 and 1997..................................       F-25
      Unaudited Condensed Consolidated Statement of Shareholders' Equity for
       the Six Months Ended June 30, 1998...................................       F-26
      Unaudited Condensed Consolidated Statements of Cash Flows for the Six
       Months Ended June 30, 1998 and 1997..................................       F-27
      Notes to Unaudited Condensed Consolidated Financial Statements........       F-28

  POZZOLANIC RESOURCES, INC. AND SUBSIDIARIES
  Audited Consolidated Financial Statements:
      Report of Independent Auditors........................................       F-32
      Consolidated Balance Sheets...........................................       F-33
      Consolidated Statements of Income and Retained Earnings...............       F-35
      Consolidated Statements of Cash Flows.................................       F-36
      Notes to Consolidated Financial Statements............................       F-37

  POWER PLANT AGGREGATES OF IOWA, INC. AND SUBSIDIARY
  Audited Consolidated Financial Statements:
      Report of Independent Auditors........................................       F-40
      Consolidated Balance Sheets...........................................       F-41
      Consolidated Statements of Income.....................................       F-42
      Consolidated Statements of Shareholders' Equity.......................       F-43
      Consolidated Statements of Cash Flows.................................       F-44
      Notes to Consolidated Financial Statements............................       F-45

  MICHIGAN ASH SALES COMPANY (D.B.A. U.S. ASH COMPANY) AND AFFILIATED
    COMPANIES
  Audited Combined Financial Statements:
      Report of Independent Auditors........................................       F-49
      Combined Balance Sheets...............................................       F-50
      Combined Statements of Income and Retained Earnings...................       F-51
      Combined Statements of Cash Flows.....................................       F-52
      Notes to Combined Financial Statements................................       F-53

  Unaudited Condensed Financial Statements as of March 31, 1998 and 1997:
      Unaudited Condensed Combined Balance Sheets...........................       F-57
      Unaudited Condensed Combined Statements of Income and Retained
       Earnings.............................................................       F-58
      Unaudited Condensed Combined Statements of Cash Flows.................       F-59
      Notes to Unaudited Condensed Combined Financial Statements............       F-60

  FLY ASH PRODUCTS, INCORPORATED
  Audited Financial Statements:
      Report of Independent Auditors........................................       F-61
      Balance Sheets........................................................       F-62
      Statements of Income..................................................       F-63
      Statements of Shareholders' Equity....................................       F-64
      Statements of Cash Flows..............................................       F-65
      Notes to Financial Statements.........................................       F-66

  Unaudited Condensed Financial Statements as of March 31, 1998 and 1997:
      Unaudited Condensed Balance Sheets....................................       F-70
      Unaudited Condensed Statements of Operations..........................       F-71
      Unaudited Condensed Statement of Shareholders' Equity.................       F-72
      Unaudited Condensed Statements of Cash Flows..........................       F-73
      Notes to Unaudited Condensed Financial Statements.....................       F-74

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
  JTM Industries, Inc.

    We have audited the accompanying consolidated balance sheet of JTM Industries, Inc. and Subsidiary as of December 31, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the period from October 14, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JTM Industries, Inc. and Subsidiary at December 31, 1997, and the consolidated results of their operations and their cash flows for the period from October 14, 1997 to December 31, 1997 in conformity with generally accepted accounting principles.

                                             Ernst & Young LLP

Salt Lake City, Utah
February 20, 1998, except for
  Note 8, as to which the date is
  April 22, 1998

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                                          ASSETS
Current assets:
  Cash and cash equivalents....................................................  $3,068,980
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of $206,000..................   9,167,788
    Retainage..................................................................     517,695
    Other......................................................................     318,271
  Deferred tax asset...........................................................     324,608
  Other current assets.........................................................     216,225
                                                                                 ----------
Total current assets...........................................................  13,613,567
Property, plant and equipment:
  Land and improvements........................................................   1,624,335
  Buildings and improvements...................................................   3,145,031
  Vehicles and other operating equipment.......................................   9,817,148
  Furniture, fixtures and office equipment.....................................   1,115,721
                                                                                 ----------
                                                                                 15,702,235
  Accumulated depreciation.....................................................    (453,516)
                                                                                 ----------
                                                                                 15,248,719
Other assets:
  Intangible assets, net.......................................................  44,385,492
  Other assets.................................................................      22,335
                                                                                 ----------
Total assets...................................................................  $73,270,113
                                                                                 ----------
                                                                                 ----------
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................................................  $1,806,678
  Accrued expenses:
    Payroll....................................................................   1,693,953
    Interest...................................................................     627,704
    Other......................................................................   1,604,879
  Income taxes payable.........................................................     528,742
  Note payable.................................................................  29,000,000
                                                                                 ----------
Total current liabilities......................................................  35,261,956
Accrued closure costs..........................................................     306,098
Deferred tax liability.........................................................  12,437,297
Commitments and contingencies
Shareholders' equity:
  Common stock, par value $1 per share;
    100 shares authorized, issued and outstanding..............................         100
  Additional paid-in capital...................................................  24,999,950
  Retained earnings............................................................     264,712
                                                                                 ----------
Total shareholders' equity.....................................................  25,264,762
                                                                                 ----------
Total liabilities and shareholders' equity.....................................  $73,270,113
                                                                                 ----------
                                                                                 ----------

                            See accompanying notes.

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME

               PERIOD FROM OCTOBER 14, 1997 TO DECEMBER 31, 1997

Revenues:
  Product revenues.............................................................  $7,059,063
  Service revenues.............................................................   5,583,981
                                                                                 ----------
                                                                                 12,643,044
Costs and expenses:
  Cost of products sold, excluding depreciation................................   4,864,226
  Cost of services sold, excluding depreciation................................   4,500,892
  Depreciation and amortization................................................     908,619
  Selling, general and administrative expenses.................................   1,255,680
                                                                                 ----------
                                                                                 11,529,417
                                                                                 ----------
                                                                                  1,113,627
Interest income................................................................      31,286
Interest expense...............................................................    (627,704)
                                                                                 ----------
Income before income taxes.....................................................     517,209
Income taxes...................................................................    (252,497)
                                                                                 ----------
Net income.....................................................................  $  264,712
                                                                                 ----------
                                                                                 ----------

                            See accompanying notes.

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                            ADDITIONAL                    TOTAL
                                                                COMMON        PAID-IN      RETAINED   SHAREHOLDERS'
                                                                 STOCK        CAPITAL      EARNINGS      EQUITY
                                                              -----------  -------------  ----------  -------------
Balance at October 14, 1997.................................   $     100   $  23,811,429  $   --      $  23,811,529
  Cash contribution from ISG................................      --           1,188,521      --          1,188,521
  Net income................................................      --            --           264,712        264,712
                                                                   -----   -------------  ----------  -------------
Balance at December 31, 1997................................   $     100   $  24,999,950  $  264,712  $  25,264,762
                                                                   -----   -------------  ----------  -------------
                                                                   -----   -------------  ----------  -------------

                            See accompanying notes.

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

               PERIOD FROM OCTOBER 14, 1997 TO DECEMBER 31, 1997

OPERATING ACTIVITIES:
Net income......................................................................  $  264,712
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...............................................     908,619
    Deferred income taxes.......................................................    (276,245)
    Changes in operating assets and liabilities:
      Receivables...............................................................     691,534
      Other current and non-current assets......................................     (22,569)
      Accounts payable..........................................................  (1,035,993)
      Income taxes payable......................................................     528,742
      Accrued expenses..........................................................     755,913
      Accrued closure costs.....................................................      28,387
                                                                                  ----------
Net cash provided by operating activities.......................................   1,843,100

INVESTING ACTIVITIES:
Purchases of property, plant and equipment......................................     (19,491)

FINANCING ACTIVITIES:
Cash contribution from ISG......................................................   1,188,521
                                                                                  ----------
Net increase in cash and cash equivalents.......................................   3,012,130
Cash and cash equivalents at beginning of period................................      56,850
                                                                                  ----------
Cash and cash equivalents at end of period......................................  $3,068,980
                                                                                  ----------
                                                                                  ----------
Cash paid for interest..........................................................  $   --
                                                                                  ----------
                                                                                  ----------
Cash paid for income taxes......................................................  $   --
                                                                                  ----------
                                                                                  ----------

                            See accompanying notes.

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

DESCRIPTION OF BUSINESS

    JTM Industries, Inc. is a wholly owned subsidiary of Industrial Services Group ("ISG"). These financial statements reflect the consolidated position and results of operations of JTM Industries, Inc. and its wholly owned subsidiary, KBK Enterprises, Inc. (collectively, the "Company").

    The Company purchases, removes and sells fly ash and other by-products of coal combustion primarily in the eastern United States.

    ISG was formed in September 1997 to acquire the stock of the Company from Laidlaw Transportation, Inc. ("Laidlaw") (the "Acquisition"). Pursuant to the Acquisition, the Company became a wholly owned subsidiary of ISG. Laidlaw received from ISG, as consideration for the Acquisition, a $29,000,000 senior bridge note (the "Senior Bridge Note"), a $17,500,000 9% Junior Subordinated Promissory Note due 2005 (the "Junior Subordinated Note") and $5,817,000 in cash. The Senior Bridge Note has been pushed down to the Company as the proceeds of a proposed future debt offering will be used to retire this note. The Junior Subordinated Note has not been pushed down to the Company as such proceeds will not be used to retire this note, the Company has not and does not plan to assume the Junior Subordinated Note, and the Company does not guarantee or pledge its assets as collateral for this note.

    The accompanying consolidated financial statements account for the Acquisition under the purchase method of accounting. At the date of the Acquisition, asset and liability values were recorded at fair value with respect to the purchase price. The price of the Acquisition includes $494,529 in acquisition costs and was allocated as follows:

Working capital, excluding deferred taxes.........  $   4,913,146
Property and equipment............................     15,682,754
Identifiable intangible assets....................     30,200,000
Deferred tax assets...............................        305,977
Deferred tax liabilities..........................    (12,694,911)
Other non-current assets and liabilities, net.....       (236,021)
Goodwill..........................................     14,640,584
                                                    -------------
                                                    $  52,811,529
                                                    -------------
                                                    -------------

PRINCIPLES OF CONSOLIDATION

    The financial statements include the accounts of JTM Industries, Inc. and KBK Enterprises, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

    Material revenues are earned by marketing products created by coal-fired power generation and related industrial materials to consumers of building materials and construction related products. Generally, material is obtained from coal-fired electric utilities and is immediately delivered to the customer, eliminating the need to inventory products. Therefore, no inventory exists at Decemeber 31, 1997. Material revenues are recognized when the material is delivered to the customer.

    Service revenues are earned under long-term contracts to dispose of residual materials created by coal-fired power generation. Typical contract terms are from five to fifteen years. Service revenues are recognized concurrent with the removal of the material and are typically based on the number of tons of material removed at an established price per ton.

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS (CONTINUED)

    Cost of product revenues primarily include amounts paid to the utilities to purchase the product and transportation charges related to delivering the product to the customer. Cost of service revenues primarily include landfill fees and transportation charges related to delivering the product to the landfill. Overhead charges incurred by a facility which generates both product and service revenues are allocated to cost of product revenues and cost of service revenues based on the percentage of each type of revenue to total revenues. Cost of product revenues and cost of service revenues are recognized concurrent with the recognition of the related revenue.


CASH EQUIVALENTS

    Cash equivalents are highly liquid investments with maturities of three months or less when purchased.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment acquired in the Acquisition were recorded at estimated fair value at the date of acquisition. Property, plant and equipment acquired subsequent thereto, renewals and betterments are recorded at cost. Maintenance and repairs are expensed as incurred. Depreciation is provided over the estimated useful lives or lease terms, if less, using the straight line method as follows:

Land improvements.................................   1 to 15 years
Buildings.........................................  13 to 49 years
Vehicles and other operating equipment............   3 to 10 years
Furniture, fixtures and office equipment..........    1 to 5 years
Leasehold improvements............................   5 to 10 years

INTANGIBLE ASSETS

    Intangible assets consist of goodwill, contracts, patents and assembled work force. Amortization is provided over the estimated period of benefit, using the straight-line method, ranging from 8 to 25 years.

    Contracts consist of long-term materials management contracts with power producers and industrial clients, which, in general, require the Company to dispose of or market to end-users materials created by coal combustion. Typical contract terms are from five to fifteen years and provide for revenue based on an established price per ton in the case of disposal and costs based on either an established price per ton or a revenue sharing arrangement in the case of marketing.

INCOME TAXES

    Deferred tax assets and liabilities are provided for the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement and income tax purposes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments" requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 1997, the carrying value of all financial instruments (accounts receivable, accounts payable, accrued expenses and notes payable) approximates fair value due to the short term nature of the instruments.

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS (CONTINUED)
CONCENTRATIONS OF CREDIT RISK

    Concentrations of credit risk in accounts receivable are limited due to the large number of customers comprising the Company's customer base throughout the eastern United States. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer accounts receivable. Historically, the Company has not had significant uncollectable accounts.

LONG-LIVED ASSETS

    As required by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management evaluates the carrying value of all long-lived assets to determine recoverability when indicators of impairment are present based generally on an analysis of undiscounted cash flows. Management believes no material impairment in the value of long-lived assets exists at December 31, 1997.

USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INTANGIBLE ASSETS

    Intangible assets consist of the following at December 31, 1997:

Goodwill..........................................  $  14,640,584
Contracts.........................................     26,700,000
Patents...........................................      2,400,000
Assembled work force..............................      1,100,000
                                                    -------------
                                                       44,840,584
Less accumulated amortization.....................       (455,092)
                                                    -------------
                                                    $  44,385,492
                                                    -------------
                                                    -------------

3. NOTE PAYABLE

    The Senior Bridge Note had an original maturity of March 30, 1998, which has been extended to April 30, 1998. The Senior Bridge Note bears interest at 1.5% plus the prime rate (as determined by The Chase Manhattan Bank, N.A) through March 30, 1998 and 2% plus the prime rate thereafter. Management intends to refinance this obligation on a long-term basis.

4. ACCRUED CLOSURE COSTS

    The Company, in the normal course of business, expends funds for site restoration of certain property owned. The method by which these costs are accrued involves estimating the total site restoration costs, determining the total volume of materials the site will hold, and accruing the site restoration costs concurrently with the filling of the site. The total anticipated site restoration costs currently are approximately $1,883,000. As of December 31, 1997, $306,000 of anticipated site restoration costs have been accrued.

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

5. INCOME TAXES

    Income tax expense (benefit) consists of the following for the period from October 14, 1997 to December 31, 1997:

                                                           CURRENT     DEFERRED      TOTAL
                                                          ----------  -----------  ----------
U.S. Federal............................................  $  459,626  $  (240,135) $  219,491
State...................................................      69,116      (36,110)     33,006
                                                          ----------  -----------  ----------
                                                          $  528,742  $  (276,245) $  252,497
                                                          ----------  -----------  ----------
                                                          ----------  -----------  ----------

    Reconciliation of income tax expense at the U.S. statutory rate to the Company's tax expense for the period from October 14, 1997 to December 31, 1997 is as follows:

35% of income before income tax...................................  $ 181,023

Add (deduct):
  Goodwill amortization...........................................     42,702
  Other permanent differences.....................................      7,318
  State income taxes, net of federal benefit......................     21,454
                                                                    ---------
                                                                    $ 252,497
                                                                    ---------
                                                                    ---------

    The major components of the deferred tax assets and liabilities as of December 31, 1997 are as follows:

Deferred Tax Assets:
  Bad debt reserves............................................  $    78,658
  Accruals not currently deductible for tax purposes...........      387,053
                                                                 -----------
Total gross deferred tax assets................................      465,711
Less: Valuation allowance......................................      --
                                                                 -----------
                                                                     465,711

Deferred Tax Liabilities:
  Fixed asset basis differences................................    1,130,285
  Intangible asset basis differences...........................   11,424,094
  Other........................................................       24,021
                                                                 -----------
                                                                  12,578,400
                                                                 -----------
Net deferred tax liabilities...................................  $(12,112,689)
                                                                 -----------
                                                                 -----------

    There was no change in the valuation allowance for the period from October 14, 1997 to December 31, 1997.

6. EMPLOYEE BENEFIT PLAN

    Eligible employees of the Company may participate in a 401(k) savings plan (the "Plan") sponsored by Laidlaw Environmental Services, Inc. ("LESI"), an affiliate of Laidlaw. The Plan allows for participation by affiliates, as defined, who adopt the Plan with the approval of LESI's board of directors. The Plan requires the Company to match employee contributions, as defined, up to 3% of the employees compensation. Expenses related to the Plan were $43,581 for the period from October 14, 1997 to December 31, 1997.

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

7. COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS

    Certain facilities and equipment are leased under noncancelable operating leases expiring in various years through 2006.

    Future minimum payments under leases with initial terms of one year or more consisted of the following at December 31, 1997:

1998...........................................................  $4,008,675
1999...........................................................   2,578,542
2000...........................................................   1,542,705
2001...........................................................   1,308,292
2002...........................................................   1,054,452
Thereafter.....................................................   1,790,547
                                                                 ----------
Total minimum lease payments...................................  $12,283,213
                                                                 ----------
                                                                 ----------

    Total rental expense was approximately $1,259,019 in the period from October 14, 1997 to December 31, 1997.

SENIOR SECURED REVOLVING CREDIT AGREEMENT

    On October 14, 1997, the Company entered into the Senior Secured Revolving Credit Agreement with Citicorp Venture Capital, Ltd., a major shareholder of ISG. Under the terms of the Senior Secured Revolving Credit Agreement, the Company may borrow up to an aggregate outstanding principal amount not to exceed $5,000,000. Outstanding borrowings under the Senior Secured Revolving Credit Agreement bear interest at 1.5% plus the prime rate (as determined by The Chase Manhattan Bank, N.A.), are due March 30, 1998, and are secured by all accounts receivable of the Company. At December 31, 1997, the Company had no borrowings outstanding and had incurred no interest under the Senior Secured Revolving Credit Agreement.

SALE AND PURCHASE COMMITMENTS

    The Company's contracts with its customers and suppliers require the Company to make minimum sales and purchases over ensuing years, as follows:

                                                                     MINIMUM        MINIMUM
                                                                      SALES        PURCHASES
                                                                   ------------  -------------
1998.............................................................  $  1,192,300  $   4,759,500
1999.............................................................     1,192,300      5,011,800
2000.............................................................     1,192,600      5,119,600
2001.............................................................     1,193,000      5,438,300
2002.............................................................     1,193,500      4,504,800
Thereafter.......................................................     1,213,700        914,000
                                                                   ------------  -------------
                                                                   $  7,177,400  $  25,748,000
                                                                   ------------  -------------
                                                                   ------------  -------------

    Minimum sales and purchases under contracts with minimum requirements approximated $248,600 and $318,000, respectively, for the period from October 14, 1997 to December 31, 1997.

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
LEGAL PROCEEDINGS

    There are various legal proceedings against the Company arising in the normal course of business. While it is not currently possible to predict or determine the outcome of these proceedings, it is the opinion of management that the outcome will not have a material adverse effect on the Company's results of operations, financial position or liquidity.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with certain of its officers. The employment agreements provide for total annual base compensation of $695,000 and expire from 2000 to 2002.

8. SUBSEQUENT EVENTS

    On March 4, 1998, the Company entered into a $42,000,000 Secured Credit Facility provided by a syndicate of banks which replaced the Senior Secured Revolving Credit Agreement discussed in Note 7. The Secured Credit Facility enables the Company to obtain revolving secured loans from time to time to finance certain permitted acquisitions, to repay existing indebtedness, to pay fees and expenses incurred in connection with certain acquisitions and for working capital and general corporate purposes. At the Company's option, the revolving secured loans may be maintained as (a) Eurodollar Loans (as defined) which will bear interest at a rate equal to the quotient obtained by dividing LIBOR (as defined) by one minus the reserve requirement for such Eurodollar Loan, plus a margin of 250 basis points or (b) Base Rate Loans (as defined) which will have an interest rate equal to the higher of (i) the Nations Bank N.A. prime rate and (ii) the federal funds rate plus 0.5%, plus a margin of 125 basis points. The Company will also pay certain fees with respect to the Secured Credit Facility. The Secured Credit Facility has a term of five and one-half years from the date of initial funding, is guaranteed by ISG and existing and future subsidiaries of the Company (the Guarantors), and is secured by a first priority perfected security interest in all of the capital stock of the Company and all of the capital stock of each of the Guarantors, as well as certain present and future assets and properties of the Company and any domestic subsidiaries.

    On March 4, 1998, the Company acquired all of the outstanding stock of Pozzolanic Resources, Inc. ("Pozzolanic") for $40,000,000. Pozzolanic is a distributor of fly ash in the western United States and British Columbia. The purchase price was substantially funded by the Secured Credit Facility.

    On March 20, 1998, the Company purchased all of the outstanding stock of Power Plant Aggregates of Iowa, Inc. ("PPA") for $8,541,000. PPA is a provider of coal combustion product management services in Iowa. The purchase price was funded by the Secured Credit Facility and cash on hand.

    On April 22, 1998, the Company aquired all of the outstanding stock of Michigan Ash Sales Company, d.b.a. U.S. Ash Company, together with two affiliated companies, U.S. Stabilization, Inc. and Flo Fil Co., Inc. (collectively, "U.S. Ash"). U.S. Ash is a provider of coal combustion product management services in Michigan, Ohio and Indiana. The consideration paid consisted of approximately $24,600,000 in cash, which was funded by the private placement of debt discussed below.

    On April 22, 1998, the Company aquired all of the outstanding stock of Fly Ash Products, Inc. ("Fly Ash Products"). Fly Ash Products is a provider of coal combustion product management services in Arkansas. The consideration paid consisted of approximately $9,500,000 in cash, which was funded by the private placement of debt discussed below.

    On April 22, 1998, the Company completed a private placement of $100,000,000 aggregate principal amount of its 10% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes"). The proceeds

                      JTM INDUSTRIES, INC. AND SUBSIDIARY

8. SUBSEQUENT EVENTS (CONTINUED)
were used to pay the Senior Bridge Note, a portion of the Secured Credit Facility, consideration and expenses related to the U.S. Ash and Fly Ash Products acquisitions and transaction fees. Interest on the Senior Subordinated Notes is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1998. The Senior Subordinated Notes will mature on April 15, 2008 and are guaranteed fully and unconditionally and on a joint and several basis by all of the Company's existing and future restricted subsidiaries, as defined in the indenture. Management believes that separate financial statements of the guarantor subsidiaries would not be material to an investor as the Company has no assets or operations separate from its investments in the guarantor subsidiaries. As such, no separate financial statements of the guarantor subsidiaries have been provided.

9. IMPACT OF YEAR 2000 (UNAUDITED)

    Substantially all of the Company's computer processing is performed by LESI under the Corporate Services Agreement, which requires LESI to provide certain services to the Company for a monthly fee of $25,000. The Company is currently selecting hardware and software to enable the performance of all computer processing in-house. The Company will consider the Year 2000 issue when selecting new software. This project is expected to be completed by June 1998, which is prior to any anticipated Year 2000 related impact on its operating systems. The Company believes that with the purchase of new software, the Year 2000 issue will not pose significant operational problems for its computer systems.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder
JTM Industries, Inc.:

    We have audited the accompanying consolidated balance sheets of JTM Industries, Inc. (a wholly owned subsidiary of Laidlaw, Inc. until October 13,
1997) and Subsidiary as of October 13, 1997; December 31, 1996 and 1995, and the related consolidated statements of loss and accumulated deficit and cash flows for the period from January 1, 1997 to October 13, 1997 and the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management and the management of Laidlaw, Inc. and its majority owned subsidiary, Laidlaw Environmental Services, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JTM Industries, Inc. as of October 13, 1997; December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the period from January 1, 1997 to October 13, 1997 and the years ended December 31, 1996 and 1995.

    As discussed in Note 10, Laidlaw, Inc. sold the outstanding shares of JTM Industries, Inc. on October 14, 1997.

                                               COOPERS & LYBRAND L.L.P.

Charlotte, North Carolina
February 16, 1998

                              JTM INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                ($000'S OMITTED)

                                                                                  OCTOBER 13       DECEMBER 31,
                                                                                  -----------  --------------------
                                                                                     1997        1996       1995
                                                                                  -----------  ---------  ---------
                                     ASSETS
Current assets
Trade and other accounts receivable (net of allowance for doubtful accounts
  October 13, 1997--$406; December 31, 1996--$392; Deember 31, 1995--$426)......   $   9,726   $   7,503  $   8,014
Retainage receivable............................................................         770       1,095      1,269
Deferred income taxes...........................................................         329       1,394      1,660
Other current assets............................................................         354         441        535
                                                                                  -----------  ---------  ---------
      Total current assets......................................................      11,179      10,433     11,478
Fixed assets
Land and improvements...........................................................       1,798       1,443      2,030
Buildings.......................................................................       3,533       2,055      1,411
Vehicles and other equipment....................................................      11,038       8,939      6,270
Construction in progress........................................................         886       5,083      3,158
                                                                                  -----------  ---------  ---------
                                                                                      17,255      17,520     12,869
Less: Accumulated depreciation..................................................      (4,090)     (3,142)    (1,711)
                                                                                  -----------  ---------  ---------
                                                                                      13,165      14,378     11,158
Goodwill (net of accumulated amortization October 13, 1997--$6,095;
  December 31, 1996--$2,008; December 31, 1995--$1,004..........................      34,052      38,139     39,143
                                                                                  -----------  ---------  ---------
      Total assets..............................................................   $  58,396   $  62,950  $  61,779
                                                                                  -----------  ---------  ---------
                                                                                  -----------  ---------  ---------
                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable................................................................   $   2,808   $   2,071  $   1,955
Accrued liabilities.............................................................       2,558       5,716      6,185
Intercompany notes payable......................................................      49,407      48,450     45,606
                                                                                  -----------  ---------  ---------
      Total current liabilities.................................................      54,773      56,237     53,746
                                                                                  -----------  ---------  ---------
Commitments and contingencies
Stockholder's equity
Common stock--authorized, issued and outstanding 100 shares.....................           1           1          1
Paid in capital.................................................................      10,678      10,678     10,128
Accumulated deficit.............................................................      (7,056)     (3,966)    (2,096)
                                                                                  -----------  ---------  ---------
      Total stockholder's equity................................................       3,623       6,713      8,033
                                                                                  -----------  ---------  ---------
      Total liabilities and stockholder's equity................................   $  58,396   $  62,950  $  61,779
                                                                                  -----------  ---------  ---------
                                                                                  -----------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                              JTM INDUSTRIES, INC.
            CONSOLIDATED STATEMENTS OF LOSS AND ACCUMULATED DEFICIT
                                ($000'S OMITTED)

                                                                                   YEAR TO
                                                                                    DATE      YEAR ENDED DECEMBER
                                                                                 OCTOBER 13,          31,
                                                                                 -----------  --------------------
                                                                                    1997        1996       1995
                                                                                 -----------  ---------  ---------
Revenues:
Product revenues...............................................................   $  25,613   $  25,513  $  25,734
Service revenues...............................................................      25,682      37,328     39,252
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------
                                                                                     51,295      62,841     64,986
Cost of product revenues, excluding depreciation...............................      20,702      22,397     19,525
Cost of service revenues, excluding depreciation...............................      19,999      29,871     31,964
Depreciation and amortization..................................................       5,279       2,285      2,265
Selling, general and administrative expenses...................................       3,633       5,667      9,692
                                                                                 -----------  ---------  ---------
Income from operations.........................................................       1,682       2,621      1,540
Intercompany interest expense..................................................       4,160       4,845      4,030
Interest expense...............................................................      --               8         51
                                                                                 -----------  ---------  ---------
                                                                                     (2,478)     (2,232)    (2,541)
Income tax benefit (expense)...................................................        (612)        362        445
                                                                                 -----------  ---------  ---------
Net loss.......................................................................      (3,090)     (1,870)    (2,096)
Accumulated deficit--beginning of year.........................................      (3,966)     (2,096)    --
                                                                                 -----------  ---------  ---------
Accumulated deficit--end of year...............................................   ($  7,056)  ($  3,966) ($  2,096)
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                              JTM INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                ($000'S OMITTED)

                                                                            YEAR TO
                                                                             DATE       YEAR ENDED DECEMBER 31,
                                                                          OCTOBER 13,  --------------------------
                                                                             1997          1996          1995
                                                                          -----------  ------------  ------------
NET CASH PROVIDED BY (USED IN):
Operating activities....................................................   $     521    $      603    ($   1,115)
Investing activities....................................................        (681)       (3,869)       (4,586)
                                                                          -----------  ------------  ------------
Net cash used by operating and investing activities.....................        (160)       (3,266)       (5,701)
Non-cash activities.....................................................        (797)          422         9,814
                                                                          -----------  ------------  ------------
                                                                                (957)       (2,844)        4,113
Intercompany notes payable--beginning of year...........................     (48,450)      (45,606)      (49,719)
                                                                          -----------  ------------  ------------
Intercompany notes payable--end of year.................................   ($ 49,407)   ($  48,450)   ($  45,606)
                                                                          -----------  ------------  ------------
                                                                          -----------  ------------  ------------
OPERATING ACTIVITIES:
Net loss................................................................   ($  3,090)   ($   1,870)   ($   2,096)
Items not affecting cash:
  Loss on disposal of fixed assets......................................         305        --            --
  Depreciation and amortization.........................................       5,279         2,285         2,265
  Deferred income taxes.................................................         150           266            53
Cash provided by (used in) financing working capital:
  Trade and other accounts receivable...................................      (1,898)          685           557
  Other current assets..................................................          87            94          (535)
  Accounts payable and accrued liabilities..............................        (312)         (857)       (1,359)
                                                                          -----------  ------------  ------------
Net cash provided by (used in) operating activities.....................   $     521    $      603    ($   1,115)
                                                                          -----------  ------------  ------------
                                                                          -----------  ------------  ------------
INVESTING ACTIVITIES:
Purchase of fixed assets................................................   ($    681)   ($   4,357)   ($   4,589)
Proceeds from sale of fixed and other assets............................      --               488             3
                                                                          -----------  ------------  ------------
Net cash used in investing activities...................................   ($    681)   ($   3,869)   ($   4,586)
                                                                          -----------  ------------  ------------
                                                                          -----------  ------------  ------------
Supplemental cash flow information:
  Noncash transaction:
    Transfers of fixed assets from parent...............................   $     107    $      128    $      315
    Accounts payable related to fixed assets............................   $  --        $      504    $   --
  Cash paid (received) for:.............................................
    Interest............................................................   $   4,160    $    4,845    $    4,030
    Income taxes to (from) parent.......................................   $     462    ($     629)   ($     499)

   The accompanying notes are an integral part of these financial statements.

                              JTM INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($000'S OMITTED)

1. BASIS OF PRESENTATION OF FINANCIAL STATEMENTS

    These financial statements reflect the consolidated financial position and results of operations of JTM Industries, Inc. and its subsidiary, KBK Enterprises, Inc. ("the Company") which until October 13, 1997 was an indirect wholly owned subsidiary of Laidlaw Inc. The Company is involved in materials management services to coal combustion by-products (CCPs) producing utilities and marketing products derived from CCPs, principally in the United States.

    Interest expense associated with intercompany financing by the Company's former parent, Laidlaw, Inc. ("Laidlaw"), has been charged to the Company based on prime rate plus 2% on the average outstanding balance.

    The Company is included in the consolidated tax return of Laidlaw. Income taxes have been calculated using applicable income tax rates on a separate return basis.

    The surplus funds of the Company are regularly transferred to Laidlaw, and any financing requirements are provided by Laidlaw. Accordingly, no cash or bank indebtedness balances are reported in these financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A) BASIS OF PRESENTATION

    The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States and all figures are represented in U.S. dollars, as the Company's operating assets are located in the United States.

    The preparation of financial statements in accordance with generally accepted accounting principles requires the Company to make estimates and assumptions that affect reported amounts of assets, liabilities, income and expenses, and disclosure of contingencies. Future events could alter such estimates in the near term.

B) CONSOLIDATION

    The consolidated financial statements include the accounts of JTM Industries, Inc. and KBK Enterprises, Inc., its subsidiary company. All significant intercompany transactions are eliminated.

C) FIXED ASSETS

    Fixed assets are recorded at cost. Depreciation and amortization of other property and equipment is provided substantially on a straight-line basis over their estimated useful lives which are as follows:

Buildings...............................  20 to 40 years
Vehicles and other......................   3 to 15 years

    The company periodically reviews the carrying values of its fixed assets to determine whether such values are recoverable. Any resulting write downs are charged against income. Depreciation expense amounts to $1,191, $1,281, and $1,261 for the period ended October 13, 1997, and the years ended December 31, 1996 and 1995, respectively.

                              JTM INDUSTRIES, INC.

                                ($000'S OMITTED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
D) OTHER ASSETS

    Goodwill is amortized on a straight-line basis over forty years. The amount of any impairment is charged against income. In 1997, in connection with the planned sale of the Company, Laidlaw wrote down the assets of the Company to fair value which resulted in a charge against goodwill of $3,300.

E) INCOME TAXES

    Deferred income taxes are provided for all significant temporary differences arising from recognizing certain expenses and certain closure accruals in different periods for income tax and financial reporting purposes.

F) REVENUE

    Material revenues are earned by marketing products created by coal-fired power generation and related industrial materials to consumers of building materials and construction related products. Generally, material is obtained from coal-fired electric utilities and is immediately delivered to the customer, eliminating the need to inventory products. Therefore, no inventory exists at October 14, 1997 or December 31, 1996 or 1995. Material revenues are recognized when the material is delivered to the customer.

    Service revenues are earned under long-term contracts to dispose of residual materials created by coal-fired power generation. Typical contract terms are from five to fifteen years. Service revenues are recognized concurrent with the removal of the material and are typically based on the number of tons of material removed at an established price per ton.


    Costs of product revenues primarily include amounts paid to the utilities to purchase the product and transportation charges related to delivering the product to the customer. Cost of service revenues primarily include landfill fees and transportation charges related to delivering the product to the landfill. Overhead charges incurred by a facility which generates both product and service revenues are allocated to cost of product revenues and cost of service revenues based on the percentage of each type of revenue to total revenues. Cost of product revenues and cost of service revenues are recognized concurrent with the recognition of the related revenue.


G) CONCENTRATION OF CREDIT RISK

    Concentrations of credit risk in accounts receivable are limited, due to the large number of customers comprising the Company's customer base throughout the United Sates. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer accounts receivable. The Company establishes an allowance for doubtful accounts based on the credit risk applicable to particular customers, historical trends, and other relevant information.

3. ACQUISITION

    On January 1, 1995, Laidlaw Environmental Service, Inc. ("LESI"), a subsidiary of Laidlaw acquired 100% of the outstanding shares of USPCI, Inc. and its wholly owned subsidiary JTM Industries, Inc. The acquisition was accounted for using purchase method accounting. LESI elected to "push down" the

                              JTM INDUSTRIES, INC.

                                ($000'S OMITTED)

3. ACQUISITION (CONTINUED)
purchase price allocated to the Company's assets acquired and liabilities assumed, which resulted in a new basis of accounting for the Company as of the acquisition date. Goodwill was allocated by LESI to the USPCI, Inc. operating entities acquired based upon each operating units estimated discounted future cash flows. Goodwill is amortized using the straight-line method over forty years.

    A summarized balance sheet as of January 1, 1995, adjusted for excess of consideration over net assets acquired is as follows:

Current assets.....................................................  $  11,553
Fixed assets.......................................................      7,518
Goodwill...........................................................     40,147
Current liabilities................................................     (9,499)
                                                                     ---------
Allocated purchase price...........................................  $  49,719
                                                                     ---------
                                                                     ---------

    In 1995 and 1996, Laidlaw contributed additional capital of $10,129 and $550, respectively, through a reduction in the intercompany note payable in a non-cash transaction. On May 9, 1997, all of the outstanding shares of the Company were transferred from LESI to Laidlaw Transportation, Inc., a direct, wholly owned subsidiary of Laidlaw.

4. BENEFIT PLANS

    Eligible employees of the Company may participate in a 401(k) savings plan sponsored by Laidlaw. The 401(k) plan requires the Company to match employee contributions as defined, up to 3% of the employees compensation. Expenses related to the 401(k) plan were approximately $294, $266, and $198, for the period ended October 13, 1997, the years ended December 31, 1996 and 1995, respectively.

5. LEASE COMMITMENTS

    Rental expense incurred under operating leases amounted to $4,334, $6,136, and $6,048 for the period ended October 13, 1997; and the years ended December 31, 1996 and 1995, respectively.

    Rentals payable under operating leases for premises and equipment are as follows:

YEAR ENDING OCTOBER 13, 1997:
------------------------------
1998..........................   $4,518
1999..........................    3,264
2000..........................    1,553
2001..........................    1,440
2002..........................      753
Thereafter....................    1,600
                                -------
                                $13,128
                                -------
                                -------

                              JTM INDUSTRIES, INC.

                                ($000'S OMITTED)

6. LEGAL PROCEEDINGS

    The Company has various outstanding legal matters arising from the normal course of business. Although the final outcome cannot be predicted with certainty, the Company believes the ultimate disposition of the matters will not have a material impact on the Company's financial position.

    In January 1997, a third party filed suit against the Company for breach of contract. The Company settled this claim for $1,000 in February 1997. The Company accrued the loss as of December 31, 1996 as a component of cost of sales.

7. RELATED PARTY TRANSACTIONS

    Included in the financial statements are related party transactions between the Company and Laidlaw. These related party transactions are as follows:

                                                     YEAR TO DATE    YEAR ENDED     YEAR ENDED
                                                      OCTOBER 13,   DECEMBER 31,   DECEMBER 31,
                                                         1997           1996           1995
                                                     -------------  -------------  -------------
Management fees....................................    $     491      $   2,320      $   5,779
Administrative fees................................    $     249      $     423      $     337
Intercompany sales.................................    $   2,814      $   4,953      $   1,406
Allocated insurance expense........................    $     515      $     772      $     709
Interest expense...................................    $   4,160      $   4,845      $   4,030

    Management and administrative fees have been allocated to the Company based upon the Company's share of Laidlaw's consolidated revenue. Management and administrative fees are charged by Laidlaw to each of its operating groups in order to recover its general and administrative costs. The services provided by Laidlaw include treasury, taxation and insurance. The allocated charges may not be indicative of the expenses the Company would have incurred if Laidlaw had not provided the services.

    In preparation for the disposal of the Company, certain closure liabilities amounting to $1,650 were transferred to Laidlaw, net of the related deferred tax asset of $578. Additionally, a long term receivable in the amount of $1,008, net of an allowance of $963, was transferred to Laidlaw. A deferred tax asset of $337 related to the allowance was also transferred to Laidlaw.

8. INCOME TAXES

    The components of income tax expense for the period from January 1, 1997 to October 13, 1997 and for the years ended December 31, 1996 and 1995 are as follows:

                                                     YEAR TO DATE    YEAR ENDED     YEAR ENDED
                                                      OCTOBER 13,   DECEMBER 31,   DECEMBER 31,
                                                         1997           1996           1995
                                                     -------------  -------------  -------------
Current federal provision (benefit)................    $     421      ($    676)     ($    579)
Current state provision............................           41             48             81
Deferred federal provision.........................          150            266             53
                                                           -----          -----          -----
Total income tax provision (benefit)...............    $     612      ($    362)     ($    445)
                                                           -----          -----          -----
                                                           -----          -----          -----

                              JTM INDUSTRIES, INC.

                                ($000'S OMITTED)

8. INCOME TAXES (CONTINUED)
    Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Components of deferred tax liabilities and assets at October 13, 1997 and December 31, 1996 and 1995 are as follows:

                                                                           OCTOBER 13,   DECEMBER 31,   DECEMBER 31,
                                                                              1997           1996           1995
                                                                          -------------  -------------  -------------
Deferred tax assets:
  Allowance for bad debts...............................................    $     142      $     138      $     149
  Closure reserve.......................................................           97            640            918
  Other accrued liabilities.............................................           91            654            688
Deferred tax liabilities:
  Fixed assets..........................................................           (1)           (38)           (95)
                                                                                -----         ------         ------
Net deferred tax assets.................................................    $     329      $   1,394      $   1,660
                                                                                -----         ------         ------
                                                                                -----         ------         ------

    The difference between the federal statutory tax rate and the effective tax rate on continuing operations for the period from January 1, 1997 to October 13, 1997 and for the years ended December 31, 1996 and 1995 are as follows:

                                                                           YEAR TO
                                                                            DATE       YEAR ENDED     YEAR ENDED
                                                                         OCTOBER 13,  DECEMBER 31,   DECEMBER 31,
                                                                            1997          1996           1995
                                                                         -----------  -------------  -------------
Federal statutory tax rate.............................................       35.0%         35.0%          35.0%
Goodwill amortization not deductible for tax purposes..................      (57.7%)       (15.7%)        (13.8%)
State income taxes.....................................................       (1.1%)        (1.4%)         (2.0%)
Other items--net.......................................................       (0.9%)        (1.7%)         (1.6%)
                                                                         -----------  -------------  -------------
Effective tax rate.....................................................      (24.7%)        16.2%          17.6%
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------

9. ACCRUED CLOSURE COSTS

    The Company, in the normal course of its business, expends funds for remediation of certain property. The Company does not expect these expenditures to have a materially adverse effect on its financial condition or results of operations, since its business is based upon compliance with environmental laws and regulations and its services are priced accordingly. The method by which these costs are accrued involves estimating the total site restoration costs, determining the total volume of materials the site will hold, and accruing the site restoration costs concurrently with the filling of the site. The total anticipated site restoration costs are approximately $1,900.

                     JTM INDUSTRIES, INC. AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                       JUNE 30,     DECEMBER 31,
                                                                                         1998           1997
                                                                                    --------------  -------------
ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $    1,560,156  $   3,068,980
  Accounts receivable, net........................................................      19,901,227     10,003,754
  Inventory.......................................................................        --             --
  Deferred tax asset..............................................................         705,844        324,608
  Other current assets............................................................         641,222        216,225
                                                                                    --------------  -------------
Total current assets..............................................................      22,808,449     13,613,567

Property, plant and equipment, net................................................      22,399,790     15,248,719
Intangible assets, net............................................................     130,220,268     44,385,492
Debt issuance costs, net..........................................................       4,543,285       --
Other assets......................................................................         308,191         22,335
                                                                                    --------------  -------------
Total assets......................................................................  $  180,279,983  $  73,270,113
                                                                                    --------------  -------------
                                                                                    --------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................................  $    6,044,749  $   1,806,678
  Accrued expenses................................................................       6,143,127      3,926,536
  Current portion of long-term debt and note payable..............................        --           29,000,000
  Other current liabilities.......................................................       3,201,904        528,742
                                                                                    --------------  -------------
Total current liabilities.........................................................      15,389,780     35,261,956
Long-term Debt....................................................................     108,000,000       --
Deferred tax liability............................................................      28,435,493     12,437,297
Other liabilities.................................................................       2,340,920        306,098
Commitments and contingencies
Shareholders' equity:
  Common stock, par value $1 per share; 100 shares authorized, issued and
    outstanding...................................................................             100            100
  Additional paid-in capital......................................................      24,999,950     24,999,950
  Retained earnings...............................................................       1,113,740        264,712
                                                                                    --------------  -------------
Total shareholders' equity........................................................      26,113,790     25,264,762
                                                                                    --------------  -------------
Total liabilities and shareholders' equity........................................  $  180,279,983  $  73,270,113
                                                                                    --------------  -------------
                                                                                    --------------  -------------

                            See accompanying notes.

                     JTM INDUSTRIES, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                           SIX MONTHS ENDED
                                                                                               JUNE 30,
                                                                                     ----------------------------
                                                                                         1998           1997
                                                                                     -------------  -------------
Revenues:
  Product revenues.................................................................  $  31,554,414  $  14,650,234
  Service revenues.................................................................     14,524,849     16,362,755
                                                                                     -------------  -------------
                                                                                        46,079,263     31,012,989
Costs and expenses:
  Cost of product revenues, excluding depreciation.................................     20,865,917     11,951,687
  Cost of service revenues, excluding depreciation.................................     11,390,401     12,858,076
  Depreciation and amortization....................................................      3,568,126      1,270,290
  Selling, general and administrative expenses.....................................      4,829,920      2,665,240
                                                                                     -------------  -------------
                                                                                        40,654,364     28,745,293
                                                                                     -------------  -------------
Operating income...................................................................      5,424,899     2,.267,696
Interest income....................................................................         92,210       --
Interest expense...................................................................     (3,474,431)    (2,221,967)
Other income.......................................................................          2,720       --
Income (loss) before income taxes..................................................      2,045,398         45,729
Income taxes benefit (expense).....................................................     (1,196,370)      (173,804)
                                                                                     -------------  -------------
Net income (loss)..................................................................  $     849,028  $    (128,075)
                                                                                     -------------  -------------
                                                                                     -------------  -------------


                            See accompanying notes.

                     JTM INDUSTRIES, INC. AND SUBSIDIARIES

       UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                          ADDITIONAL                      TOTAL
                                                              COMMON        PAID-IN       RETAINED    SHAREHOLDERS'
                                                               STOCK        CAPITAL       EARNINGS       EQUITY
                                                            -----------  -------------  ------------  -------------
Balance at December 31, 1997..............................   $     100   $  24,999,950  $    264,712  $  25,264,762
  Net income..............................................      --            --             849,028        849,028
                                                                 -----   -------------  ------------  -------------
Balance at June 30, 1998..................................   $     100   $  24,999,950  $  1,113,740  $  26,113,790
                                                                 -----   -------------  ------------  -------------
                                                                 -----   -------------  ------------  -------------

                            See accompanying notes.

                     JTM INDUSTRIES, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           SIX MONTHS ENDED
                                                                                               JUNE 30,
                                                                                     -----------------------------
                                                                                          1998           1997
                                                                                     --------------  -------------
OPERATING ACTIVITIES
Net income (loss)..................................................................  $      849,028  $    (128,075)
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization....................................................       3,568,126      1,270,289
  Amortization of debt issuance costs..............................................         128,364
  Loss on sale of fixed assets.....................................................        --              222,645
  Deferred income taxes............................................................        (881,662)       257,082
  Changes in operating assets and liabilities:
    Receivables....................................................................      (5,372,583)    (1,869,271)
    Other current and non-current assets...........................................         388,733        190,747
    Accounts payable...............................................................       1,767,483      1,780,588
    Accrued expenses...............................................................       1,822,854     (2,743,375)
    Other current and non-current liabilities......................................       1,659,809       --
                                                                                     --------------  -------------
Net cash provided by (used in) operating activities................................       3,930,152     (1,019,370)
INVESTING ACTIVITIES
Purchases of property, plant and equipment.........................................      (2,193,929)      (102,875)
Proceeds on sale of property, plant and equipment..................................         118,896        493,211
Acquisitions of businesses, net of cash acquired...................................     (77,666,940)      --
                                                                                     --------------  -------------
Net cash used in investing activities..............................................     (79,741,973)       390,336
FINANCING ACTIVITIES
Proceeds of long-term debt.........................................................     142,500,000       --
Debt issuance costs incurred.......................................................      (4,697,003)      --
Change in intercompany notes payable...............................................        --              629,034
Payments on notes payable and long term debt.......................................     (63,500,000)
                                                                                     --------------  -------------
Net cash provided by financing activities..........................................      74,302,997        629,034
Net decrease in cash and cash equivalents..........................................      (1,508,824)      --
Cash and cash equivalents at beginning of period...................................       3,068,980       --
                                                                                     --------------  -------------
Cash and cash equivalents at end of period.........................................  $    1,560,156  $    --
                                                                                     --------------  -------------
                                                                                     --------------  -------------
Cash paid for interest.............................................................  $      609,798  $    --
                                                                                     --------------  -------------
                                                                                     --------------  -------------
Cash paid for income taxes.........................................................  $      880,707  $    --
                                                                                     --------------  -------------
                                                                                     --------------  -------------

                            See accompanying notes.

                     JTM INDUSTRIES, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997

1.  BASIS OF PRESENTATION

    In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows of JTM Industries, Inc. for the respective periods presented. The results of operations for an interim period are not necessarily indicative of the results which may be expected for any other interim period or for the year as a whole.

    Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes in the Registration Statement on Form S-4. All intercompany accounts and transactions have been eliminated in consolidation.

    The consolidated balance sheet at December 31, 1997 was derived from audited consolidated financial statements, but does not include all disclosures required under generally accepted accounting principles.

    On October 14, 1997, the Company became a wholly owned subsidiary of Industrial Services Group ("ISG"). The consideration paid to the former owner consisted of a $29,000,000 senior bridge note (the "Senior Bridge Note"), a $17,500,000 junior subordinated promissory note (the "Junior Subordinated Note") and $5,817,000 in cash. The Senior Bridge Note has been pushed down to the Company as the proceeds of a subsequent debt offering were used to retire this note. The Junior Subordinated Note has not been pushed down to the Company as such proceeds will not be used to retire this note, the Company has not and does not plan to assume the Junior Subordinated Note, and the Company does not guarantee or pledge its assets as collateral for this note. The acquisition has been accounted for as a purchase and, accordingly, the purchase price was allocated based on estimated fair values at the date of the acquisition. Goodwill resulting from this acquisition is being amortized on a straight-line basis over 25 years.

    On March 4, 1998, the Company completed the acquisition of all the outstanding shares of Pozzolanic Resources, Inc. ("Pozzolanic"). The consideration paid consisted of approximately $40,000,000 in cash. The acquisition has been accounted for as a purchase and, accordingly, the results of operations of Pozzolanic have been included in the consolidated financial statements since March 4, 1998.

    On March 20, 1998, the Company completed the acquisition of all the outstanding shares of Power Plant Aggregates of Iowa, Inc. ("PPA"). The consideration paid consisted of approximately $8,500,000 in cash. The acquisition has been accounted for as a purchase and, accordingly, the results of operations of PPA have been included in the consolidated financial statements since March 20, 1998.

    On April 22, 1998, the Company acquired all of the outstanding stock of Michigan Ash Sales Company, d.b.a. U.S. Ash Company, together with two affiliated companies, U.S. Stabilization, Inc. and Flo Fil Co., Inc. (collectively, "U.S. Ash"). The consideration paid consisted of approximately $24,600,000 in cash. The acquisition has been accounted for as a purchase and, accordingly, the results of operations of U.S. Ash have been included in the consolidated financial statements since April 22, 1998.

                     JTM INDUSTRIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  BASIS OF PRESENTATION (CONTINUED)
    On April 22, 1998, the Company acquired all of the outstanding stock of Fly Ash Products, Inc. ("Fly Ash Products"). The consideration paid consisted of approximately $9,500,000 in cash. The acquisition has been accounted for as a purchase and, accordingly, the results of operations of Fly Ash Products have been included in the consolidated financial statements since April 22, 1998.


    The purchase prices of the above acquisitions were allocated based on estimated fair values at the respective dates of acquisition. An allocation of the purchase price to contracts has not yet been made, as the fair value cannot be readily determined by management. Management expects that the preliminary purchase price allocations may vary materially from the final purchase price allocation based on appraisals to be obtained on the contracts purchased. The appraisals will be based on the income approach, whereby the fair value will be determined by discounting the estimated future income of each contract. Goodwill resulting from these acquisitions is being amortized on a straight-line basis over 25 years. Management expects the value to be assigned to contracts to be amortized on a straight-line basis over approximately 20 years.


2.  INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                                DECEMBER 31,
                                                JUNE 30, 1998       1997
                                                --------------  -------------
Goodwill......................................  $   62,653,436  $  14,640,584
Contracts.....................................      65,900,000     26,700,000
Patents.......................................       2,400,000      2,400,000
Assembled work force..........................       1,910,000      1,100,000
                                                --------------  -------------
                                                   132,863,436     44,840,584
Less accumulated amortization.................      (2,643,168)      (455,092)
                                                --------------  -------------
                                                $  130,230,268  $  44,385,492
                                                --------------  -------------
                                                --------------  -------------

    Amortization is provided over the estimated period of benefit, using the straight-line method, ranging from 8 to 25 years.

    Contracts consist of long-term materials management contracts with power producers and industrial clients, which, in general, require the Company to dispose of or market to end-users materials created by coal combustion. Typical contract terms are from five to fifteen years and provide for revenue based on an established price per ton in the case of disposal and costs based on either an established price per ton or a revenue sharing arrangement in the case of marketing.

3.  SECURED CREDIT FACILITY

    On March 4, 1998, the Company entered into a $42,000,000 Secured Credit Facility provided by a syndicate of banks which replaced the $5,000,000 Senior Secured Revolving Credit Agreement. The Secured Credit Facility enables the Company to obtain revolving secured loans from time to time to finance certain permitted acquisitions, to repay existing indebtedness, to pay fees and expenses incurred in connection with certain acquisitions and for working capital and general corporate purposes. At the Company's option, the revolving secured loans may be maintained as (a) Eurodollar Loans (as defined) which will bear interest at a rate equal to the quotient obtained by dividing LIBOR

                     JTM INDUSTRIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    (as defined) by one minus the reserve requirement for such Eurodollar Loan, plus a margin of 250 basis points or (b) Base Rate Loans (as defined) which will have an interest rate equal to the higher of (i) the Nations Bank N.A. prime rate and (ii) the federal funds rate plus 0.5%, plus a margin of 125 basis points. The Company will also pay certain fees with respect to the Secured Credit Facility. The Security Credit Facility has a term of five and one-half years from the date of initial funding, is guaranteed by ISG and existing and future subsidiaries of the Company (the "Guarantors"), and is secured by a first priority perfected security interest in all of the capital stock of the Company and all of the capital stock of each of the Guarantors, as well as certain present and future assets and properties of the Company and any domestic subsidiaries.

    Upon completion of the private placement of the Senior Subordinated Notes discussed below, the Secured Credit Facility was permanently reduced to $35,000,000. At June 30, 1998, $8,000,000 was outstanding under the Secured Credit Facility.

4.  PRIVATE PLACEMENT OF SENIOR SUBORDINATED NOTES

    On April 22, 1998, the Company completed a private placement of $100,000,000 aggregate principal amount of its 10% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes"). The proceeds were used to pay the Senior Bridge Note, a portion of the Secured Credit Facility, consideration and expenses related to the U.S. Ash and Fly Ash Products acquisitions and transaction fees. Interest on the Senior Subordinated Notes is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1998. The Senior Subordinated Notes will mature on April 15, 2008 and are guaranteed fully and unconditionally and on a joint and several basis by all of the Compay's existing and future restricted subsidiaries, as defined in the indenture. Management believes that separate financial statements of the guarantor subsidiaries would not be material to an investor as the Company has no assets or operations separate from its investments in the guarantor subsidiaries. As such, no separate financial statements of the guarantor subsidiaries have been provided.

    The Senior Subordinated Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after April 15, 2003 at redemption prices of 105% in 2003, 103.333% in 2004, 101.667% in 2005 and
    100% thereafter plus accrued and unpaid interest and liquidated damages as defined in the indenture, if any, to the date of redemption. Notwithstanding the foregoing, at any time on or before April 15, 2001, the Company may redeem up to $35,000,000 in aggregate principal amount of Senior Subordinated Notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages as defined in the indenture, if any, to the date of redemption, with the net cash proceeds to the Company of one or more Public Offerings; provided that at least $65,000,000 in aggregate principal amount of Senior Subordinated Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of the closing of each such Public Offering.

    Upon the occurrence of a change of control as defined in the indenture, the Company is required to make an offer to repurchase all or part of the Senior Subordinated Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages as defined in the indenture, if any, to the date of repurchase. Upon the occurrence of an asset sale as defined in the indenture, the Company is required to make an offer to repurchase the maximum principal amount of Senior Subordinated Notes as may be purchased out of the excess proceeds as defined in the indenture, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages as defined in the indenture, if any, to the date of repurchase.

                     JTM INDUSTRIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The payment of principal, interest, and liquidated damages as defined in the indenture, if any, on the Senior Subordinated Notes is subordinated in right of payment to the prior payment of all senior indebtedness as defined in the indenture, whether outstanding on the date of the indenture or thereafter incurred. The Company's payment obligations under the Senior Subordinated Notes are jointly and severally guaranteed on a senior subordinated basis by each present domestic subsidiary and each future domestic subsidiary that executes a subsidiary guarantee as defined in the indenture. The indenture for the Company's Senior Subordinated Notes contains various limitations on the incurrence of additional indebtedness, the issuance of preferred stock, consolidations or mergers, sales of assets, and restricted payments, including dividends, for the Company and restricted subsidiaries as defined in the indenture.

    In connection with the private placement of the Senior Subordinated Notes, the Company entered into the Registration Rights Agreement pursuant to which the Company was required to file an exchange offer registration statement with the Securities and Exchange Commission on or prior to 45 days from the closing of the private placement which it did on June 5, 1998. The Company must use its best efforts to have the exchange offer registration statement declared effective by the Securities and Exchange Commission on or prior to 135 days from the closing of the private placement.

5.  INCOME TAXES

    Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities at June 30, 1998 and December 31, 1997 arose primarily from temporary differences in fixed assets, identifiable intangible assets, allowance for doubtful accounts and accrued expenses.

    The Company's effective tax rate for the three month periods ended March 31, 1998 and 1997 differs from the statutory rate of 35% due primarily to non-deductible goodwill amortization and state income taxes.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Pozzolanic Resources, Inc. and Subsidiaries

    We have audited the accompanying consolidated balance sheets of Pozzolanic Resources, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pozzolanic Resources, Inc. and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                             Ernst & Young LLP

Seattle, Washington
February 10, 1998, except for
  Note 8, as to which
  the date is March 4, 1998

                  POZZOLANIC RESOURCES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                          DECEMBER 31
                                                                     ----------------------
                                                                        1997        1996
                                                                     ----------  ----------
ASSETS
Current assets:
  Cash.............................................................  $   40,399  $      818
  Short-term investments at cost...................................   2,850,330   3,568,020
  Accounts receivable, less allowances for doubtful accounts of
    $47,000 and $26,000 in 1997 and 1996, respectively.............   1,925,269   1,468,527
  Deferred freight.................................................     402,958     294,814
  Other receivables................................................     140,065      66,079
  Amounts due from related parties.................................       3,760      --
  Income taxes receivable..........................................      --         425,469
  Prepaid expenses.................................................      61,023      67,775
  Current deferred income taxes....................................      41,250      27,650
                                                                     ----------  ----------
Total current assets...............................................   5,465,054   5,919,152

Property, plant, and equipment:
  Land.............................................................     107,777     107,777
  Buildings........................................................      66,362      66,362
  Plant equipment..................................................   5,724,253   5,503,526
  Automotive equipment.............................................     630,700     590,217
  Office furniture and equipment...................................     357,848     400,561
  Leasehold improvements...........................................     247,406     247,406
                                                                     ----------  ----------
                                                                      7,134,346   6,915,849
  Accumulated depreciation and amortization........................  (5,412,615) (4,902,359)
                                                                     ----------  ----------
                                                                      1,721,731   2,013,490
  Construction in progress.........................................      --           2,567
                                                                     ----------  ----------
                                                                      1,721,731   2,016,057

Other assets:
  Fly ash contracts, less accumulated amortization of $789,568 and
    $763,096 in 1997 and 1996, respectively........................     143,358     169,830
  Deposits and other...............................................      12,069      11,771
  Notes receivable.................................................       9,604      --
  Deferred income taxes............................................      58,406      19,766
                                                                     ----------  ----------
                                                                        223,437     201,367
                                                                     ----------  ----------
Total assets.......................................................  $7,410,222  $8,136,576
                                                                     ----------  ----------
                                                                     ----------  ----------

                            See accompanying notes.

                  POZZOLANIC RESOURCES, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS--(CONTINUED)

                                                                                               DECEMBER 31
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable..............................................................  $    536,228  $    429,101
  Accrued expenses....................................................................       298,025       184,566
  Advances from suppliers.............................................................       410,509       306,923
  Income taxes payable................................................................         4,771       --
                                                                                        ------------  ------------
Total current liabilities.............................................................     1,249,533       920,590

Deferred gains........................................................................       700,000       700,000

Shareholders' equity:
  Common stock, Class A, voting, $1 par value:
    Authorized shares--1,000
    Issued and outstanding shares--200................................................           200           200
  Preferred stock, Class C, nonvoting, $1 par value:
    Authorized shares--15,000
    Issued and outstanding shares--2,900..............................................         2,900         2,900
  Preferred stock, Class D, nonvoting, $1 par value:
    Authorized shares--15,000
    Issued and outstanding shares--5,800..............................................         5,800         5,800
  Retained earnings...................................................................     5,451,789     6,507,086
                                                                                        ------------  ------------
Total shareholders' equity............................................................     5,460,689     6,515,986
                                                                                        ------------  ------------
Total liabilities and shareholders' equity............................................  $  7,410,222  $  8,136,576
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                            See accompanying notes.

                  POZZOLANIC RESOURCES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                YEAR ENDED DECEMBER 31
                                                                      -------------------------------------------
                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
Sales...............................................................  $  21,263,494  $  17,993,543  $  17,030,565
Cost of goods sold..................................................     13,607,238     11,684,111     12,210,359
                                                                      -------------  -------------  -------------
Gross profit........................................................      7,656,256      6,309,432      4,820,206

Selling, administrative, and general expenses.......................      2,897,974      2,451,703      2,342,541
                                                                      -------------  -------------  -------------
Operating income....................................................      4,758,282      3,857,729      2,477,665

Interest income.....................................................         37,637         86,578         36,743
Other income........................................................         63,542        356,183         45,769
                                                                      -------------  -------------  -------------
Income before income taxes..........................................      4,859,461      4,300,490      2,560,177

Provision for federal and state income taxes:
  Current...........................................................      1,830,499      1,544,462        928,453
  Deferred..........................................................        (52,241)        (1,333)       (54,981)
                                                                      -------------  -------------  -------------
                                                                          1,778,258      1,543,129        873,472
                                                                      -------------  -------------  -------------
Net income..........................................................      3,081,203      2,757,361      1,686,705

Retained earnings at beginning of year..............................      6,507,086      3,749,725      3,063,020
Less dividends paid.................................................      4,136,500       --            1,000,000
                                                                      -------------  -------------  -------------
Retained earnings at end of year....................................  $   5,451,789  $   6,507,086  $   3,749,725
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                            See accompanying notes.

                  POZZOLANIC RESOURCES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               YEAR ENDED DECEMBER 31
                                                                   ----------------------------------------------
                                                                        1997            1996            1995
                                                                   --------------  --------------  --------------
OPERATING ACTIVITIES
Collection of trade receivables..................................  $   20,925,826  $   18,063,627  $   16,662,817
Payments to suppliers and employees..............................     (15,638,348)    (13,719,586)    (13,809,343)
Income taxes paid................................................      (1,400,259)     (1,576,602)     (1,100,347)
Interest received................................................          34,429          87,324          35,135
Dividends received...............................................          17,885          17,115        --
Interest paid....................................................          (8,185)       --                (1,188)
Other, net.......................................................         (73,322)        266,561          39,440
                                                                   --------------  --------------  --------------
Net cash provided by operating activities........................       3,858,026       3,138,439       1,826,514

INVESTING ACTIVITIES
Purchases of property, plant, and equipment......................        (401,144)       (980,942)       (395,850)
Proceeds from sale of equipment..................................           1,509           4,450           6,550
                                                                   --------------  --------------  --------------
Net cash used in investing activities............................        (399,635)       (976,492)       (389,300)

FINANCING ACTIVITIES
Dividends paid...................................................      (4,136,500)       --            (1,000,000)
Line of credit advance...........................................         755,000        --               200,000
Line of credit reduction.........................................        (755,000)       --              (200,000)
                                                                   --------------  --------------  --------------
Net cash used in financing activities............................      (4,136,500)       --            (1,000,000)
                                                                   --------------  --------------  --------------
Increase (decrease) in cash and short-term investments...........        (678,109)      2,161,947         437,214

Cash and short-term investments at beginning of year.............       3,568,838       1,406,891         969,677
                                                                   --------------  --------------  --------------
Cash and short-term investments at end of year...................  $    2,890,729  $    3,568,838  $    1,406,891
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

Reconciliation of net income to net cash provided by operating activities:
  Net income.....................................................  $    3,081,203  $    2,757,361  $    1,686,705
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization................................         701,572         647,059         480,187
    Loss on disposal of fixed assets.............................        --                (3,424)         (1,053)
    Other assets.................................................            (298)             (3)         17,242
    Note receivable..............................................          (9,604)       --                51,667
    Deferred income taxes........................................          52,240          (1,333)        (54,981)
    Net operating working capital items..........................          32,913        (261,221)       (353,253)
                                                                   --------------  --------------  --------------
Net cash provided by operating activities........................  $    3,858,026  $    3,138,439  $    1,826,514
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                            See accompanying notes.

                  POZZOLANIC RESOURCES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION

    Pozzolanic Resources, Inc. ("Resources" or the "Company") is a holding company for Pozzolanic Northwest, Inc. ("Northwest") and St. Helens Investments, Inc. ("St. Helens"), d.b.a. Pozzolanic International, whose purpose is the distribution of fly ash, which is used in the production of concrete. The companies have been selling fly ash in the western United States and British Columbia since 1976. Resources also owns all the outstanding stock of Pozzolanic Northwest Bulk Carriers, Inc. ("Bulk Carriers"). Bulk Carriers operates as a common carrier, primarily in the Pacific Northwest.

2. ACCOUNTING POLICIES

    FINANCIAL STATEMENT PRESENTATION

    In addition to the accounts of Resources, the consolidated financial statements include the accounts of Northwest and its wholly owned subsidiary, Pozzolanic N.W. FSC, Inc. (a Foreign Sales Corporation-- "FSC"); St. Helens; and Bulk Carriers. Significant intercompany transactions and accounts are eliminated in consolidation.

    REVENUE RECOGNITION

    Revenue is recognized upon delivery of products to the customer.

    DEFERRED FREIGHT

    Freight costs incurred moving fly ash to Resources' storage facilities are deferred until the fly ash is sold. Such deferred freight is allocated to fly ash sales on an average cost per ton basis.

    PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are stated on the basis of cost. The provision for depreciation is determined by straight-line and accelerated methods over the estimated useful lives of the assets.

    STATEMENTS OF CASH FLOWS

    For purposes of the statement of cash flows, short-term, interest-bearing investments with maturities on the date of purchase of less than three months are considered cash equivalents. The fair values of cash and short-term investments approximate their carrying values.

    INCOME TAXES

    The Company applies the liability method of accounting for income taxes as prescribed by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of existing differences between the financial reporting and tax reporting bases of assets and liabilities using enacted tax laws and rates.

    Deferred income taxes relate principally to differences in the treatment between tax and book of depreciation and freight costs.

                  POZZOLANIC RESOURCES, INC. AND SUBSIDIARIES

2. ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The only significant estimate made by management is the determination of the allowance for doubtful accounts.

3. RELATED PARTIES

    On October 1, 1980, Northwest transferred two of its fly ash contracts to St. Helens. In return, St. Helens issued to Northwest nonvoting common stock with a par value of $700,000. The related fly ash contracts have an unamortized carrying value at December 31, 1997 and 1996 of approximately $143,000 and $170,000, respectively. Since Northwest had no cost basis in the contracts and is not assured of realization of the gain on this transaction, no gain on the transfer has been recognized.

    The above fly ash contracts are being amortized on a straight-line basis over the lives of the contracts.

4. COMMITMENTS AND CONTINGENCIES

    The Company has entered into operating leases for office space, storage facilities, and rail cars through 2002. Aggregate minimum lease payments required over the lives of the leases are as follows:

1998............................................................  $ 720,000
1999............................................................    660,000
2000............................................................    290,000
2001............................................................    180,000
2002............................................................     60,000
                                                                  ---------
                                                                  $1,910,000
                                                                  ---------
                                                                  ---------

    Rental expense under operating leases was approximately $560,000, $210,00 and $300,000, in 1997, 1996 and 1995, respectively.

    The Company's contracts with its suppliers require the Company to make minimum purchases of fly ash over ensuing years as follows:

1998............................................................  $ 730,000
1999............................................................    730,000
2000............................................................    730,000
2001............................................................    730,000
2002............................................................    730,000
2003 and thereafter.............................................     15,000
                                                                  ---------
                                                                  $3,665,000
                                                                  ---------
                                                                  ---------

    Fly ash purchases under supplier contracts with minimum purchase requirements amounted to $1,010,000, $1,915,000 and $1,250,000 in 1997, 1996 and
1995, respectively.

                  POZZOLANIC RESOURCES, INC. AND SUBSIDIARIES

4. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The supplier contracts provide for adjustment of the minimum purchase prices based on changes in the specific price of Portland cement.

5. CREDIT AGREEMENT

    Resources has entered into a credit agreement with a bank that expires June 30, 1998. The agreement provides for borrowings of up to $2,500,000. Borrowings under the agreement are secured by accounts receivable and inventories and require monthly payments of interest at the lending bank's prime rate. There were no borrowings outstanding under this agreement at December 31, 1997 or 1996.

6. CAPITAL STOCK

    Holders of Class A voting common stock are not entitled to receive dividends. The holders of Class C nonvoting preferred stock and Class D nonvoting preferred stock shall be entitled to dividends only when declared by the Board of Directors with the unanimous approval of voting stockholders.

7. IMPACT OF THE YEAR 2000 (UNAUDITED)

    The Company has completed an assessment of its computer programs and will have to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The total Year 2000 project cost is not expected to be significant. The project is estimated to be completed no later than December 31, 1998, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software, the Year 2000 Issue will not pose significant operational problems for its computer systems.

8. SUBSEQUENT EVENT

    On March 4, 1998, all of the Company's outstanding stock was purchased by an unrelated third party.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders

Power Plant Aggregates of Iowa, Inc. and Subsidiary

    We have audited the accompanying consolidated balance sheets of Power Plant Aggregates of Iowa, Inc. and Subsidiary as of December 31, 1997 and March 31, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the nine months ended December 31, 1997 and the year ended March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Power Plant Aggregates of Iowa, Inc. and Subsidiary at December 31, 1997 and March 31, 1997, and the results of their operations and their cash flows for the nine months and year then ended, respectively, in conformity with generally accepted accounting principles.

                                             Ernst & Young LLP

Salt Lake City, Utah

March 13, 1998, except for
  Note 10, as to which the
  date is March 20, 1998

                      POWER PLANT AGGREGATES OF IOWA, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                                        DECEMBER 31     MARCH 31
                                                                                            1997          1997
                                                                                        ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents...........................................................   $1,884,267   $  1,473,777
  Accounts receivable.................................................................      793,779        473,330
  Prepaid expenses, deposits and other................................................       14,633          1,325
  Income tax receivable...............................................................       --            138,439
                                                                                        ------------  ------------
Total current assets..................................................................    2,692,679      2,086,871
Property, plant and equipment:
  Land................................................................................       18,000         18,000
  Building and improvements...........................................................       97,191         97,191
  Equipment...........................................................................    2,689,724      2,494,871
  Office equipment....................................................................      104,231        104,231
                                                                                        ------------  ------------
                                                                                          2,909,146      2,714,293

  Accumulated depreciation............................................................    1,820,425      1,655,489
                                                                                        ------------  ------------
                                                                                          1,088,721      1,058,804
Other assets:
  Deferred income taxes...............................................................       35,062         29,375
  Cash value of life insurance........................................................      228,850        197,240
  Goodwill............................................................................       33,735         53,975
  Noncompete agreement, net...........................................................       32,500         40,000
  Other...............................................................................       33,640         17,100
                                                                                        ------------  ------------
                                                                                            363,787        337,690
                                                                                        ------------  ------------
                                                                                         $4,145,187   $  3,483,365
                                                                                        ------------  ------------
                                                                                        ------------  ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................................   $  222,474   $     89,362
  Accrued expenses....................................................................      178,652         80,286
  Income taxes payable................................................................       53,818        --
  Current portion of noncompete agreement.............................................       10,000         10,000
                                                                                        ------------  ------------
Total current liabilities.............................................................      464,944        179,648

Deferred compensation.................................................................       87,656         73,439
Noncompete agreement, less current portion............................................       20,000         30,000
Shareholders' equity:
  Common stock, par value $100; 2,500 shares authorized, 242 issued and outstanding...       24,200         24,200
  Additional paid-in capital..........................................................       11,000         11,000
  Retained earnings...................................................................    3,537,387      3,165,078
                                                                                        ------------  ------------
                                                                                          3,572,587      3,200,278
                                                                                        ------------  ------------
                                                                                         $4,145,187   $  3,483,365
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                            See accompanying notes.

                      POWER PLANT AGGREGATES OF IOWA, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                       NINE MONTHS
                                                                                          ENDED       YEAR ENDED
                                                                                       DECEMBER 31     MARCH 31
                                                                                           1997          1997
                                                                                       ------------  ------------
Sales................................................................................   $7,069,817   $  7,007,347

Costs and expenses:
  Cost of sales, excluding depreciation..............................................    4,537,239      4,815,935
  Selling, administrative and general................................................    1,472,461      1,572,564
  Depreciation and amortization expense..............................................      228,959        241,874
                                                                                       ------------  ------------
                                                                                         6,238,659      6,630,373
                                                                                       ------------  ------------
                                                                                           831,158        376,974
Interest income......................................................................       55,146        113,127
                                                                                       ------------  ------------
Income from continuing operations before taxes.......................................      886,304        490,101
Income taxes.........................................................................      362,745        201,944
                                                                                       ------------  ------------
Net income from continuing operations................................................      523,559        288,157
Loss from discontinued operations, net of income tax benefit of $5,100...............       --             (7,711)
                                                                                       ------------  ------------
Net income...........................................................................   $  523,559   $    280,446
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                            See accompanying notes.

                      POWER PLANT AGGREGATES OF IOWA, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                           ADDITIONAL                     TOTAL
                                                                 COMMON      PAID-IN      RETAINED    SHAREHOLDERS'
                                                                  STOCK      CAPITAL      EARNINGS       EQUITY
                                                                ---------  -----------  ------------  -------------
Balance at April 1, 1996......................................  $  29,000   $  11,000   $  3,870,062   $ 3,910,062
  Net income..................................................     --          --            280,446       280,446
  Dividends...................................................     --          --           (181,250)     (181,250)
  Redemption of 48 shares of common stock.....................     (4,800)     --           (804,180)     (808,980)
                                                                ---------  -----------  ------------  -------------
BALANCE AT MARCH 31, 1997.....................................     24,200      11,000      3,165,078     3,200,278
  NET INCOME..................................................     --          --            523,559       523,559
  DIVIDENDS...................................................     --          --           (151,250)     (151,250)
                                                                ---------  -----------  ------------  -------------
BALANCE AT DECEMBER 31, 1997..................................  $  24,200   $  11,000   $  3,537,387   $ 3,572,587
                                                                ---------  -----------  ------------  -------------
                                                                ---------  -----------  ------------  -------------

                            See accompanying notes.

                      POWER PLANT AGGREGATES OF IOWA, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        NINE MONTHS
                                                                                           ENDED      YEAR ENDED
                                                                                        DECEMBER 31    MARCH 31
                                                                                            1997         1997
                                                                                        ------------  -----------
OPERATING ACTIVITIES
Net income............................................................................   $  523,559   $   280,446
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization.......................................................      228,959       241,874
  Loss on sale of equipment...........................................................        2,935        12,264
  Changes in operating assets and liabilities:
    Accounts receivable...............................................................     (320,449)      (79,081)
    Prepaid expenses..................................................................      (13,308)       22,281
    Income tax receivable.............................................................      138,439      (128,886)
    Other assets......................................................................      (26,097)      (40,306)
    Accounts payable..................................................................      133,112        60,863
    Accrued expenses..................................................................       98,366        (1,566)
    Income taxes payable..............................................................       53,818       (29,467)
    Deferred compensation.............................................................       14,217        13,563
                                                                                        ------------  -----------
Net cash provided by operating activities.............................................      833,551       351,985

INVESTING ACTIVITIES
Noncompete agreement payment..........................................................      (10,000)      (10,000)
Purchase of property, plant, and equipment............................................     (271,111)     (673,598)
Proceeds from sale of equipment.......................................................        9,300        17,450
                                                                                        ------------  -----------
Net cash used in investing activities.................................................     (271,811)     (666,148)

FINANCING ACTIVITIES
Dividends.............................................................................     (151,250)     (181,250)
Redemption of stock...................................................................           --      (808,980)
                                                                                        ------------  -----------
Net cash used in financing activities.................................................     (151,250)     (990,230)
                                                                                        ------------  -----------
Net increase (decrease) in cash and cash equivalents..................................      410,490    (1,304,393)
Cash and cash equivalents at beginning of year........................................    1,473,777     2,778,170
                                                                                        ------------  -----------
Cash and cash equivalents at end of year..............................................   $1,884,267   $ 1,473,777
                                                                                        ------------  -----------
                                                                                        ------------  -----------
Cash paid during the year for income taxes............................................   $  314,614   $   368,407

                            See accompanying notes.

                      POWER PLANT AGGREGATES OF IOWA, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

    Power Plant Aggregates and its wholly owned subsidiary, Midwest Fly Ash and Materials, Inc. (the "Company") purchase, remove, and sell ash from the combustion of coal at electric generating plants. Sales of ash are primarily to concrete construction companies in the midwest region. The Company also purchases, crushes, and sells a by-product of cement processing plants. N-Viro Minnesota, Inc. was liquidated in June 1996.

PRINCIPLES OF CONSOLIDATION

    The financial statements include the accounts of Power Plant Aggregates and its wholly owned subsidiary, Midwest Fly Ash and Materials, Inc. All significant intercompany transactions have been eliminated in consolidation.

REVENUE RECOGNITION

    Revenues are earned by marketing products created by coal-fired power generation and related industrial materials to consumers of building materials and construction related products. Generally, material is obtained from coal-fired electric utilities and is immediately delivered to the customer, eliminating the need to inventory products. Therefore, no inventory exists at December 31, 1997 or March 31, 1997. Revenues are recognized when the material is delivered to the customer.

CASH AND CASH EQUIVALENTS

    Cash equivalents are highly liquid investments with maturities of three months or less when purchased.

PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are recorded at cost. Depreciation is provided using the straight-line method over estimated lives ranging from 3 to 32 years.

GOODWILL

    Goodwill recognized on the purchase of the former co-venturer's interest in the subsidiary, Midwest Fly Ash and Materials, Inc., is being amortized over ten years.

DEFERRED COMPENSATION

    The Company has an agreement with an employee which provides for deferred compensation benefits to be paid in the event of the employee's death, disability, termination or retirement. The benefits are accrued annually over the term of the agreement as the liability is incurred. The provision for deferred compensation was $14,217 for the nine months ended December 31, 1997 and $13,563 for the year ended March 31, 1997.

                      POWER PLANT AGGREGATES OF IOWA, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    Deferred tax assets and liabilities are provided for the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement and income tax purposes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments" requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 1997 and March 31, 1997, the carrying value of all financial instruments (accounts receivable, accounts payable, accrued expenses) approximates fair value.

LONG-LIVED ASSETS

    As required by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management evaluates the carrying value of all long-lived assets to determine recoverability when indicators of impairment are present based generally on an analysis of undiscounted cash flows. Management believes no material impairment in the value of long-lived assets exists at December 31, 1997 and March 31, 1997.

USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

2. RELATED PARTY TRANSACTIONS

    The Company and its subsidiary maintain their corporate headquarters at office facilities of an affiliated company. Payments for office services, overhead and management services were $97,000 and $147,000 during the nine months ended December 31, 1997 and the year ended March 31, 1997, respectively.

    The Company has an agreement with an affiliated company to provide management services. Management services income was $45,000 and $60,000 during the nine months ended December 31, 1997 and the year ended March 31, 1997, respectively.

3. MAJOR SUPPLIERS

    During the nine months ended December 31, 1997 and the year ended March 31, 1997, the Company acquired approximately 98% of its material for sale to customers from two electric utilities. Effective May

                      POWER PLANT AGGREGATES OF IOWA, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. MAJOR SUPPLIERS (CONTINUED)
1998, the Company will lose one of its utility contracts which represents approximately 60% of its material for sale. The remaining utility contract expires December 31, 1998.

4. LEASES

    The Company leases certain equipment under leases classified as operating. The agreements require the Company to pay all taxes, insurance and maintenance costs related to the equipment. Minimum future rents are as follows at December 31, 1997:

1998......................................................  $ 176,996
1999......................................................     86,996
2000......................................................     26,332

5. NONCOMPETE AGREEMENT

    The noncompete agreement calls for annual payments of $10,000 for a period of five years beginning in 1996. The noncompete agreement is being amortized over 60 months on a straight-line basis.

6. INCOME TAXES

    Income tax expense (benefit) consists of the following:

                                                                     NINE MONTHS
                                                                        ENDED      YEAR ENDED
                                                                     DECEMBER 31,   MARCH 31,
                                                                         1997         1997
                                                                     ------------  -----------
Income tax provision (benefit):
Current:
  Federal..........................................................   $  299,134    $ 164,654
  State............................................................       69,298       37,327
                                                                     ------------  -----------
                                                                         368,432      201,981
Deferred:
  Federal..........................................................       (4,621)       5,388
  State............................................................       (1,066)      (5,425)
                                                                     ------------  -----------
                                                                          (5,687)         (37)
                                                                     ------------  -----------
                                                                      $  362,745    $ 201,944
                                                                     ------------  -----------
                                                                     ------------  -----------

                      POWER PLANT AGGREGATES OF IOWA, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. INCOME TAXES (CONTINUED)
    Reconciliation of income tax expense at the U.S. statutory rate to the Company's tax expense is as follows:

                                                                     NINE MONTHS
                                                                        ENDED      YEAR ENDED
                                                                     DECEMBER 31,   MARCH 31,
                                                                         1997         1997
                                                                     ------------  -----------
35% of income before income tax....................................   $  310,206    $ 171,535
State taxes, net of federal income tax benefit.....................       52,539       30,409
                                                                     ------------  -----------
                                                                      $  362,745    $ 201,944
                                                                     ------------  -----------
                                                                     ------------  -----------

7. COMMITMENTS

    The Company has combined unsecured lines of credit with a bank in the amount of $3,000,000. There were no borrowings on these lines as of December 31, 1997 and March 31, 1997.

    The Company has entered into a three-year agreement to pay a locator fee for the supply of raw material for its concrete crushing business. The maximum obligation is $200,000 based on a per-ton rate. The agreement may be extended one year if the supplier has not delivered sufficient material to reach the maximum obligation.

8. PROFIT SHARING PLAN

    The Company has adopted a 401(k) profit sharing plan covering all its employees. Employees may elect to make salary deferral contributions limited to 15% of their wages. The plan permits the employer to make matching contributions at its discretion. The Company made discretionary contributions to the plan of $5,512 and $8,027 during the nine month period ended December 31, 1997 and the year ended March 31, 1997, respectively.

9. IMPACT OF THE YEAR 2000 (UNAUDITED)

    Substantially all of the Company's computer processing is performed using programs provided by third party vendors. The Company is currently evaluating the programs for Year 2000 compliance. The Company intends to utilize only Year 2000 compliant vendor programs and believes that the Year 2000 issue will not pose significant operational problems for its computer systems.

10. SUBSEQUENT EVENTS

    The Company purchased 12 shares of its outstanding stock on January 2, 1998 for $202,245.

    On March 20, 1998, all the Company's outstanding stock was purchased by an unrelated third party.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
  Michigan Ash Sales Company (d.b.a. U.S. Ash Company), U.S. Stabilization, Inc. and Flo Fil Company, Inc.

    We have audited the accompanying combined balance sheets of Michigan Ash Sales Company (d.b.a. U.S. Ash Company), U.S. Stabilization, Inc., and Flo Fil Company, Inc. (the "Companies") as of December 31, 1997 and 1996, and the related combined statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Michigan Ash Sales Company (d.b.a. U.S. Ash Company), U.S. Stabilization, Inc., and Flo Fil Company, Inc. at December 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                             Ernst & Young LLP

Salt Lake City, Utah
August 12, 1998

 MICHIGAN ASH SALES COMPANY (D.B.A. U.S. ASH COMPANY) AND AFFILIATED COMPANIES

                            COMBINED BALANCE SHEETS

                                                                           DECEMBER 31
                                                                       --------------------
                                                                         1997       1996
                                                                       ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents..........................................  $3,136,041 $2,736,002
  Accounts receivable (net of allowance for doubtful accounts of
    $34,458 in 1997 and $40,343 in 1996).............................  1,713,409  1,113,962
  Other receivables..................................................     51,901     53,423
  Inventories........................................................     21,875     24,640
  Deferred income tax................................................     42,116     49,129
                                                                       ---------  ---------
Total current assets.................................................  4,965,342  3,977,156
Property, plant, and equipment
  Buildings..........................................................    578,788    578,788
  Plant equipment....................................................    207,334    217,415
  Vehicles...........................................................    138,124    120,142
                                                                       ---------  ---------
                                                                         924,246    916,345
  Accumulated depreciation...........................................   (567,369)  (583,756)
                                                                       ---------  ---------
                                                                         356,877    332,589
                                                                       ---------  ---------
Total assets.........................................................  $5,322,219 $4,309,745
                                                                       ---------  ---------
                                                                       ---------  ---------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable.............................................  $ 347,177  $ 230,701
  Accrued expenses...................................................    592,309    324,353
  Payables to affiliates.............................................  1,942,590  1,357,754
  Current income tax.................................................    217,005    252,626
                                                                       ---------  ---------
Total current liabilities............................................  3,099,081  2,165,434
Deferred tax liability...............................................     55,512     57,692
Commitments and contingencies
Shareholder's equity:
  Common stock
    Michigan Ash Sales Company, $1 par value;
      50,000 shares authorized;
      1,000 shares issued and outstanding............................      1,000      1,000
    U.S. Stabilization, Inc., $1 par value;
      50,000 shares authorized;
      1,000 shares issued and outstanding............................      1,000      1,000
    Flo Fil Company, Inc., $1 par value; 50,000 shares authorized;
      1,000 shares issued and outstanding............................      1,000      1,000
  Retained earnings..................................................  2,164,626  2,083,619
                                                                       ---------  ---------
Total shareholder's equity...........................................  2,167,626  2,086,619
                                                                       ---------  ---------
Total liabilities and shareholder's equity...........................  $5,322,219 $4,309,745
                                                                       ---------  ---------
                                                                       ---------  ---------

                            See accompanying notes.

 MICHIGAN ASH SALES COMPANY (D.B.A. U.S. ASH COMPANY) AND AFFILIATED COMPANIES

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                          YEAR ENDED DECEMBER 31
                                                    -----------------------------------
                                                       1997         1996        1995
                                                    -----------  ----------  ----------
Revenues:
  Sales...........................................  $11,216,477  $7,535,232  $6,885,063
  Commissions.....................................      219,827     495,691     829,457
                                                    -----------  ----------  ----------
Total revenues....................................   11,436,304   8,030,923   7,714,520
Costs and expenses:
  Cost of sales...................................   10,006,618   6,298,862   5,996,690
  Selling, general and administrative.............    1,469,009   1,039,363   1,200,584
                                                    -----------  ----------  ----------
                                                     11,475,627   7,338,225   7,197,274
                                                    -----------  ----------  ----------
                                                        (39,323)    692,698     517,246
Interest income...................................       92,403      45,403      47,684
Other income......................................       77,330       4,068       6,831
                                                    -----------  ----------  ----------
Income before income taxes........................      130,410     742,169     571,761

Income taxes
  Current.........................................       44,570     299,712     188,867
  Deferred........................................        4,833     (34,268)     (6,859)
                                                    -----------  ----------  ----------
                                                         49,403     265,444     182,008
                                                    -----------  ----------  ----------
Net income........................................       81,007     476,725     389,753

Shareholder distribution..........................      --         (108,367)    (10,400)
Retained earnings at beginning of year............    2,083,619   1,715,261   1,335,908
                                                    -----------  ----------  ----------
Retained earnings at end of year..................  $ 2,164,626  $2,083,619  $1,715,261
                                                    -----------  ----------  ----------
                                                    -----------  ----------  ----------

                            See accompanying notes.

 MICHIGAN ASH SALES COMPANY (D.B.A. U.S. ASH COMPANY) AND AFFILIATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                          YEAR ENDED DECEMBER 31
                                                    ----------------------------------
                                                       1997        1996        1995
                                                    ----------  ----------  ----------
OPERATING ACTIVITIES
Net income........................................  $   81,007  $  476,725  $  389,753
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation..................................      63,073      46,025      58,942
    Deferred income taxes.........................       4,833     (34,268)    (17,092)
    Changes in operating assets and liabilities:
      Accounts receivable.........................    (597,925)   (173,391)     (6,859)
      Inventories.................................       2,765      (2,778)     (2,212)
      Trade accounts payable and payables to
      affiliates..................................     701,312    (184,845)    195,572
      Income taxes payable........................     (35,621)    243,060     162,871
      Accrued expenses............................     267,956      37,018      22,399
                                                    ----------  ----------  ----------
Net cash provided by operating activities.........     487,400     407,546     616,597

INVESTING ACTIVITIES
Purchases of property, plant and equipment........    (116,818)     --         (44,148)
Proceeds from disposal of property, plant and
  equipment.......................................      29,457      --          --
                                                    ----------  ----------  ----------
Net cash used in investing activities.............     (87,361)     --         (44,148)

FINANCING ACTIVITIES
Shareholder distribution..........................      --         (75,000)    (10,400)
                                                    ----------  ----------  ----------
Net increase in cash and cash equivalents.........     400,039     332,546     562,049
Cash and cash equivalents at beginning of year....   2,736,002   2,403,456   1,841,407
                                                    ----------  ----------  ----------
Cash and cash equivalents at end of year..........  $3,136,041  $2,736,002  $2,403,456
                                                    ----------  ----------  ----------
                                                    ----------  ----------  ----------
Cash paid during the year for income taxes........  $   80,191  $   56,652  $   53,264

                            See accompanying notes.

 MICHIGAN ASH SALES COMPANY (D.B.A. U.S. ASH COMPANY) AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

    The accompanying combined financial statements include the accounts of Michigan Ash Sales Company, U.S. Stabilization, Inc. and Flo Fil Company, Inc. (the Companies). All three companies are wholly-owned by an individual shareholder and have common management. Significant intercompany accounts and transactions have been eliminated in combination. The operations of the Companies are summarized below:

       MICHIGAN ASH SALES COMPANY (DBA U.S. ASH COMPANY)--A Michigan corporation involved primarily in the business of marketing, transporting and disposing of fly ash and other coal byproducts generated by utilities, primarily in the states of Michigan, Indiana and Ohio. Customers of the company consist of concrete manufacturers, cement manufacturers, construction contractors, and other affiliated companies.

       U.S. STABILIZATION, INC.--A Michigan corporation in the business of mixing fly ash with steel company waste byproducts to comply with landfill disposal regulations for a steel company in Indiana.

       FLO FIL COMPANY, INC.--A Michigan corporation involved primarily in the business of mixing and selling a low-cost fly ash based concrete product for use in applications with lower-grade product requirements.

REVENUE RECOGNITION

    Revenues are recognized when materials are provided to customers.

CASH AND CASH EQUIVALENTS

    Cash equivalents are highly liquid investments with maturities of three-months or less when purchased.

INVENTORIES

    Inventories consist of spare parts for equipment and are stated at cost.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant, and equipment are recorded at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 10 years for vehicles, machinery and equipment and 40 years for buildings and improvements.

    As required by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management evaluates the carrying value of all long-lived assets to determine recoverability when indicators of impairment are present based generally on an analysis of undiscounted cash flows. Management believes no material impairment in the value of long-lived assets exists at December 31, 1997 and 1996.

 MICHIGAN ASH SALES COMPANY (D.B.A. U.S. ASH COMPANY) AND AFFILIATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Companies account for income taxes, using the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes result primarily from temporary differences between the financial statement bases and the tax bases of assets and liabilities using enacted tax rates.

    Prior to January 1, 1997, U.S. Stabilization, Inc. was taxed under the provisions of subchapter S of the Internal Revenue Code. Under such provisions, U.S. Stabilization, Inc. did not pay income taxes on its taxable income or receive any benefit for losses. Instead, the sole shareholder of U.S. Stabilization was liable for (benefited from) the full amount of its taxable income (loss) on his individual income tax return.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments" (SFAS 107) requires the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 1997 and 1996, the carrying value of all the Companies' financial instruments (accounts receivable, accounts payable and accrued expenses) approximates fair value.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INCOME TAXES

    Reconciliation of income tax expense at the U.S. statutory rate to the Companies' tax expense follows for the years ended December 31, 1997, 1996 and 1995:

                                                              1997        1996        1995
                                                           ----------  ----------  ----------
34% of income before income tax                            $   44,339  $  252,337  $  194,399
Add (deduct):
  Non-deductible expenses................................       2,954       2,391       4,040
  Earnings of combined affiliate not subject to taxation
    because of S-Corporation status......................      --            (629)    (29,457)
  State income taxes, net of federal benefit.............       2,110      11,345      13,026
                                                           ----------  ----------  ----------
                                                           $   49,403  $  265,444  $  182,008
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

 MICHIGAN ASH SALES COMPANY (D.B.A. U.S. ASH COMPANY) AND AFFILIATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. INCOME TAXES (CONTINUED)
    The major components of the deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                                            1997       1996
                                                                         ----------  ---------
Deferred Tax Assets:
  Bad debt reserves....................................................  $   12,251  $  14,321
  Accruals not currently deductible for tax purposes...................      17,750     17,444
  Net operating loss carryforwards.....................................      12,115     17,364
                                                                         ----------  ---------
Total gross deferred tax assets........................................      42,116     49,129
Deferred Tax Liabilities:
  Fixed asset basis differences........................................      55,512     57,692
                                                                         ----------  ---------
Net deferred tax liabilities...........................................  $  (13,396) $  (8,563)
                                                                         ----------  ---------
                                                                         ----------  ---------

3. RELATED PARTY TRANSACTIONS

    The following table summarizes revenues and expenses reported in the accompanying combined statements of income that were either received or accrued from, or paid or accrued to, the sole shareholder, individuals affiliated with the sole shareholder, or companies owned by or affiliated with the sole shareholder:

                                                                                   YEAR ENDED DECEMBER 31
                                                                          ----------------------------------------
RELATED PARTY                               NATURE OF TRANSACTION             1997          1996          1995
-----------------------------------  -----------------------------------  ------------  ------------  ------------
COMMISSION REVENUES:
Wirt Transportation, Inc.            Commissions on loads hauled by Wirt
                                       Transportation, Inc.               $    219,827  $    495,691  $    476,974
COST OF MATERIALS AND SERVICES
  SOLD:
Wirt Transportation, Inc.            Trucking fees                           2,489,134     1,868,055     1,098,530
Wirt Payroll Services and JAD
  Payroll Services                   Fees for leased employees               1,485,181     1,080,769       972,368
JD Ash Equipment Co.                 Equipment rental and maintenance
                                       contract fees                         1,045,545       430,415       431,304
Sand and Stone Co.                   Purchases of materials                    253,116       148,199       146,250
Wirt Trucking Co.                    Equipment rental                           79,479        79,479        46,363

SELLING, GENERAL AND
  ADMINISTRATIVE:
Sand and Stone Co.                   Building rental                            93,000        93,000        15,750
Bay Dock Company, Inc.               Building rental                            67,200       --            --

    Due to the related nature of these parties, the amounts received and paid may not have been the same if similar activities had been undertaken with unrelated parties. All leasing arrangements with related parties are cancelable.

    Prior to January 2, 1997, U.S. Stabilization, Inc. was wholly-owned by the president of Michigan Ash Sales Company and U.S. Stabilization, Inc. In April of 1996, the president received two distributions from

 MICHIGAN ASH SALES COMPANY (D.B.A. U.S. ASH COMPANY) AND AFFILIATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED) the U.S. Stabilization totaling $75,000. The remaining undistributed retained earnings of U.S. Stabilization, Inc. as of December 31, 1996 totaled $33,367 and was accrued as an additional distribution to the president on that date and is included in payables to affiliates in the accompanying combined balance sheet as of December 31, 1996. The accrued distribution, plus accrued interest, is included in payables to affiliates as of December 31, 1997. On January 2, 1997, the president transferred all the outstanding shares of U.S. Stabilization, Inc. to the sole shareholder of Michigan Ash Sales Company and Flo Fil Company, Inc.

4. COMMITMENTS AND CONTINGENCIES

    Michigan Ash Sales Company has a commitment to purchase equipment related to a contract with a supplier. Under this commitment, the company will purchase approximately $250,000 of equipment and the utility will provide a certain amount of ash at no cost. The equipment is necessary to fulfill the utility contract.

5. CONCENTRATIONS OF CREDIT RISK

    The Companies maintain their cash balances at two separate financial institutions located in Michigan. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997 and 1996, the Companies uninsured cash balances totaled $2,287,000 and $2,117,000, respectively.

    Generally, the Companies do not require collateral or other security to support customer trade accounts receivable. The Companies' five largest customers accounted for approximately 25% of the revenues in 1997, 1996 and 1995. Customers of the Companies are primarily concentrated in the public utility industry. Customers are also concentrated in the states of Michigan, Illinois, Indiana, and Ohio. Historically, the Companies have not had significant uncollectable accounts.

6. SUBSEQUENT EVENT

    On April 22, 1998, all the outstanding stock of the Companies was sold to an unrelated third party.

7. IMPACT OF THE YEAR 2000 (UNAUDITED)

    The Companies have not completed an assessment of their computer programs to determine if such programs will have to be modified or replaced so that the computer systems will function properly with respect to dates in the year 2000 and thereafter. However, because of the limited use of computers and software in the day to day operations of the Companies business, management does not believe that the Year 2000 Issue will pose significant operational problems.

  MICHIGAN ASH SALES COMPANY (D.B.A U.S. ASH COMPANY) AND AFFILIATED COMPANIES

                  UNAUDITED CONDENSED COMBINED BALANCE SHEETS

                                                                                        MARCH 31,    DECEMBER 31,
                                                                                           1998          1997
                                                                                       ------------  ------------
                                                     ASSETS
Current assets:
  Cash and cash equivalents..........................................................     1,122,539    3,136,041
  Accounts receivable, net...........................................................     1,874,496    1,713,409
  Other current assets...............................................................        86,226      115,892
                                                                                       ------------  ------------
Total current assets.................................................................     3,083,261    4,965,342
Property, plant and equipment, net...................................................       361,028      356,877
                                                                                       ------------  ------------
Total assets.........................................................................     3,444,289    5,322,219
                                                                                       ------------  ------------
                                                                                       ------------  ------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................................................       744,457    2,289,767
  Accrued expenses...................................................................         9,232      592,309
  Other current liabilities..........................................................       324,560      217,005
                                                                                       ------------  ------------
Total current liabilities............................................................     1,078,249    3,099,081
Deferred tax liability...............................................................        55,294       55,512

Commitments and contingencies

Shareholders' equity:
  Common stock
    Michigan Ash Sales Company, $1 par value; 50,000 shares authorized; 1,000 shares
      issued and outstanding.........................................................         1,000        1,000
    U.S. stabilization, Inc. $1 par value; 50,000 shares authorized; 1,000 shares
      issued and outstanding.........................................................         1,000        1,000
    Flo Fil Company, Inc., $1 par value; 50,000 shares authorized; 1,000 shares
      issued and outstanding.........................................................         1,000        1,000
  Retained earnings..................................................................     2,307,746    2,164,626
                                                                                       ------------  ------------
Total shareholders' equity...........................................................     2,310,746    2,167,626
                                                                                       ------------  ------------
Total liabilities and shareholders' equity...........................................  $  3,444,289   $5,322,219
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                            See accompanying notes.

 MICHIGAN ASH SALES COMPANY (D.B.A. U.S. ASH COMPANY) AND AFFILIATED COMPANIES

    UNAUDITED CONDENSED COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                            THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                        --------------------------
                                                                                            1998          1997
                                                                                        ------------  ------------
Sales.................................................................................  $  2,560,285  $  1,892,330

Costs and expenses:
  Costs of sales......................................................................     1,981,423     2,204,696
  Selling, general and administrative expenses........................................       353,177       304,217
                                                                                        ------------  ------------
                                                                                           2,334,600     2,508,913
Operating income......................................................................       225,685      (616,583)

Interest income.......................................................................        21,170        31,138
Other income (expense)................................................................        16,534        (3,827)
                                                                                        ------------  ------------
Income before income taxes............................................................       263,389      (589,272)
Income tax expense....................................................................       120,269        93,884
                                                                                        ------------  ------------
Net income (loss).....................................................................       143,120      (683,156)

Retained earnings at beginning of period..............................................     2,164,626     2,083,619
                                                                                        ------------  ------------
Retained earnings at end of period....................................................  $  2,307,746  $  1,400,463
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                            See accompanying notes.

 MICHIGAN ASH SALES COMPANY (D.B.A. U.S. ASH COMPANY) AND AFFILIATED COMPANIES

              UNAUDITED CONDENSED COMBINED STATEMENT OF CASH FLOWS

                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                                    ------------------------
                                                       1998         1997
                                                    -----------  -----------
OPERATING ACTIVITIES:
Net income (loss).................................  $   143,120  $  (683,156)
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization.................       16,200       10,500
    Deferred taxes................................         (218)      18,732
    Changes in operating assets and liabilities:
      Receivables.................................     (161,087)     (50,027)
      Other current and non-current assets........       29,666       (5,872)
      Accounts payable............................   (1,545,310)    (886,489)
      Accrued expenses............................     (583,077)    (306,448)
      Other current and non-current liabilities...      107,555       57,552
                                                    -----------  -----------
Net cash used in operating activities.............   (1,993,151)  (1,845,208)

INVESTING ACTIVITIES:
Purchases of property, plant and equipment........      (20,351)     (26,450)
Net decrease in cash and cash equivalents.........   (2,013,502)  (1,871,658)
Cash and cash equivalents at beginning of
  period..........................................    3,136,041    2,736,002
                                                    -----------  -----------
Cash and cash equivalents at end of period........  $ 1,122,539  $   864,344
                                                    -----------  -----------
Cash paid for interest............................  $   --       $   --
                                                    -----------  -----------
                                                    -----------  -----------
Cash paid for income taxes........................  $    18,432  $    17,600
                                                    -----------  -----------
                                                    -----------  -----------

                            See accompanying notes.

  MICHIGAN ASH SALES COMPANY (D.B.A U.S. ASH COMPANY) AND AFFILIATED COMPANIES

           NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

1. BASIS OF PRESENTATION

    In the opinion of management, the accompanying unaudited interim condensed combined financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows of Michigan Ash Sales Company (d.b.a U.S. Ash Company), U.S. Stabilization, Inc. and Flo Fil Company, Inc. (collectively, the "Companies") for the respective periods presented. The results of operations for an interim period are not necessarily indicative of the results which may be expected for any other interim period or for the year as a whole.

    Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited interim condensed combined financial statements should be read in conjunction with the combined financial statements and notes for the years ended December 31, 1997, 1996 and 1995 included in the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission by ISG Resources, Inc. (formerly JTM Industries, Inc.). All intercompany accounts and transactions have been eliminated in combination.

    The combined balance sheet at December 31, 1997 was derived from audited combined financial statements, but does not include all disclosures required under generally accepted accounting principles.

2. SUBSEQUENT EVENT

    On April 22, 1998, ISG Resources, Inc., an unrelated third party, acquired all of the outstanding stock of the Companies for approximately $24,600,000.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Fly Ash Products, Incorporated

We have audited the accompanying balance sheets of Fly Ash Products, Incorporated as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fly Ash Products, Incorporated at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                             Ernst & Young LLP

Salt Lake City, Utah
March 6, 1998, except for Note 7, as to
  which the date is March 27, 1998

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)
                                 BALANCE SHEETS

                                                          DECEMBER 31
                                                    ------------------------
                                                       1997         1996
                                                    -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.......................  $   248,352  $   724,305
  Accounts receivable (net of allowance for             844,368      705,017
    doubtful accounts
    of $53,393 and $46,737 in 1997 and 1996,
    respectively)
  Prepaid expenses................................       60,247       73,071
                                                    -----------  -----------
Total current assets..............................    1,152,967    1,502,393

Property, plant and equipment:
  Buildings.......................................       73,955       73,955
  Machinery and equipment.........................    4,881,476    4,257,013
                                                    -----------  -----------
                                                      4,955,431    4,330,968
  Accumulated depreciation........................    3,555,604    3,097,368
                                                    -----------  -----------
                                                      1,399,827    1,233,600

Other assets:
  Land held for resale............................      100,000      100,000
  Other...........................................       12,875        4,805
                                                    -----------  -----------
                                                        112,875      104,805
                                                    -----------  -----------
                                                    $ 2,665,669  $ 2,840,798
                                                    -----------  -----------
                                                    -----------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................  $    92,177  $    79,091
  Accrued expenses................................       76,543       74,536
  Current maturities of long-term debt............      549,481      463,744
                                                    -----------  -----------
Total current liabilities.........................      718,201      617,371

Long-term debt, less current portion..............      390,882      476,884

Shareholders' equity:
  Common stock, par value $.10; 1,000 shares                 90           90
    authorized, 900 issued and outstanding........
Additional paid-in capital........................          810          810
Retained earnings.................................    4,301,377    3,965,136
Receivables from shareholders.....................   (2,745,691)  (2,219,493)
                                                    -----------  -----------
                                                      1,556,586    1,746,543
                                                    -----------  -----------
                                                    $ 2,665,669  $ 2,840,798
                                                    -----------  -----------
                                                    -----------  -----------

                            See accompanying notes.

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)

                              STATEMENTS OF INCOME

                                                    YEAR ENDED DECEMBER 31
                                                    ----------------------
                                                       1997        1996
                                                    ----------  ----------
Sales.............................................  $6,330,595  $7,945,990

Costs and expenses:
  Cost of sales, excluding depreciation...........   2,584,181   3,033,134
  Other operating costs...........................   1,238,598   1,478,761
  Selling, administrative and general.............     979,618   1,188,661
  Depreciation and amortization...................     684,943     729,817
                                                    ----------  ----------
                                                     5,487,340   6,430,373
                                                    ----------  ----------
                                                       843,255   1,515,617
Interest income...................................     196,883     145,290
Interest expense..................................     (93,697)    (92,425)
                                                    ----------  ----------
Net income........................................  $  946,441  $1,568,482
                                                    ----------  ----------
                                                    ----------  ----------

                            See accompanying notes.

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                          ADDITIONAL
                                                                             COMMON         PAID-IN
                                                                              STOCK         CAPITAL     RETAINED EARNINGS
                                                                          -------------  -------------  -----------------
Balance at January 1, 1996..............................................    $      90      $     810      $   2,817,404
  Net income............................................................                                      1,568,482
  Dividends.............................................................                                       (420,750)
                                                                                  ---          -----    -----------------
BALANCE AT DECEMBER 31, 1996............................................           90            810          3,965,136
  NET INCOME............................................................                                        946,441
  DIVIDENDS.............................................................                                       (610,200)
                                                                                  ---          -----    -----------------
BALANCE AT DECEMBER 31, 1997............................................    $      90      $     810      $   4,301,377
                                                                                  ---          -----    -----------------
                                                                                  ---          -----    -----------------

                            See accompanying notes.

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)

                            STATEMENTS OF CASH FLOWS

                                                     YEAR ENDED DECEMBER 31
                                                    ------------------------
                                                       1997         1996
                                                    -----------  -----------
OPERATING ACTIVITIES
Net income........................................  $   946,441  $ 1,568,482
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization.................      684,943      729,817
    Gain on sale of equipment.....................       (9,324)    (102,162)
    Changes in operating assets and liabilities:
        Accounts receivable.......................     (139,351)     206,457
        Interest receivable from shareholders.....     (176,198)    (124,843)
        Prepaid expenses..........................       12,824        7,256
        Accounts payable..........................       13,086       46,942
        Accrued expenses..........................        2,007      (37,826)
                                                    -----------  -----------
Net cash provided by operating activities.........    1,334,428    2,294,123

INVESTING ACTIVITIES
Purchases of property, plant and equipment........     (889,904)    (404,610)
Proceeds from disposal of property, plant and
  equipment.......................................       48,058      227,652
Receivable from shareholders......................     (350,000)    (825,000)
Other.............................................       (8,070)
                                                    -----------  -----------
Net cash used in investing activities.............   (1,199,916)  (1,001,958)

FINANCING ACTIVITIES
Proceeds from long-term debt......................      556,700      959,309
Principal payments on long-term debt..............     (556,965)  (1,131,250)
Dividends.........................................     (610,200)    (420,750)
                                                    -----------  -----------
Net cash used in financing activities.............     (610,465)    (592,691)
                                                    -----------  -----------
Net increase (decrease) in cash and cash
  equivalents.....................................     (475,953)     699,474
Cash and cash equivalents at beginning of year....      724,305       24,831
                                                    -----------  -----------
Cash and cash equivalents at end of year..........  $   248,352  $   724,305
                                                    -----------  -----------
                                                    -----------  -----------

Cash paid during the year for interest............  $    87,394  $    93,577

                            See accompanying notes.

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

    Fly Ash Products, Incorporated (the "Company") began operations in May 1987. The Company purchases, removes, and sells ash from the combustion of coal at electric generating plants in Arkansas. Sales of ash are primarily to concrete companies in Arkansas and surrounding states.

REVENUE RECOGNITION

    Revenues are earned by marketing products created by coal-fired power generation and related industrial materials to consumers of building materials and construction related products. Generally, material is obtained from coal-fired electric utilities and is immediately delivered to the customer, eliminating the need to inventory products. Therefore, no inventory exists at December 31, 1997 or 1996. Revenues are recognized when the material is delivered to the customer.

CASH AND CASH EQUIVALENTS

    Cash equivalents are highly liquid investments with maturities of three months or less when purchased.

PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are recorded at cost. Depreciation is provided using an accelerated method over estimated lives ranging from 3 to 7 years.

ADVERTISING

    The Company charges the costs of advertising to expense as incurred. Advertising expense for the years ended December 31, 1997 and 1996 was $7,408 and $3,522 respectively.

INCOME TAXES

    The Company has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code. Accordingly, no provision or liability for federal income taxes is reflected in the accompanying statements as the shareholders are liable for individual federal income taxes on their respective share of the Company's taxable income.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments" requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 1997 and 1996, the carrying value of all financial instruments (accounts receivable, accounts payable, accrued expenses and notes payable) approximates fair value.

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
LONG-LIVED ASSETS

    As required by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management evaluates the carrying value of all long-lived assets to determine recoverability when indicators of impairment are present based generally on an analysis of undiscounted cash flows. Management believes no material impairment in the value of long-lived assets exists at December 31, 1997 and 1996.

USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. LONG-TERM DEBT

    Long-term debt at December 31, 1997 and 1996 consists of the following:

                                                                           1997        1996
                                                                        ----------  ----------

10.00% note to NationsBank, payable in monthly installments of $999,
  collateralized by a vehicle.........................................  $    8,634  $   19,187

10.00% note to GMAC, payable in monthly installments of $220,
  collateralized by a vehicle.........................................       6,352       9,856

8.50% note to Ford Motor Credit, payable in monthly installments of
  $468, collateralized by a truck.....................................       3,185       8,293

8.75% note to NationsBank, payable in monthly installments of $350,
  collateralized by a vehicle.........................................      11,582      14,617

9.25% note to NationsBank, payable in monthly installments of $15,961,
  collateralized by equipment.........................................     234,265     408,198

8.50% note to NationsBank, payable in monthly installments of $6,313,
  collateralized by equipment.........................................      --          66,659

9.50% note to NationsBank, payable in monthly installments of $714,
  collateralized by a vehicle.........................................      22,301      28,436

8.87% note to Compass Bank, payable in monthly installments of $1,274,
  collateralized by a vehicle.........................................      --          11,061

11.00% note to Navistar, payable in monthly installments of $4,992,
  collateralized by 5 trucks..........................................      33,698      86,687

9.80% note to Navistar, payable in monthly installments of $1,984,
  collateralized by 2 trucks..........................................      22,591      43,081

10.45% note to Ford Motor Credit, payable in monthly installments of
  $561, collateralized by a vehicle...................................      --          15,625

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. LONG-TERM DEBT (CONTINUED)

                                                                               1997        1996
                                                                            ----------  ----------

10.25% note to GMAC, payable in monthly installments of $485,
  collateralized by a vehicle.............................................  $    3,742  $    8,897

6.00% note to KDC Financial, payable in monthly installments of $3,766,
  collateralized by equipment.............................................     104,700      --

8.50% note to Simmons First National Bank, payable in monthly installments
  of $14,327, collateralized by equipment.................................     383,828      --

9.70% note to Clement Finance, payable in monthly installments of $8,923,
  collateralized by trailers..............................................      85,603     180,103

8.25% note to KDC Financial, payable in monthly installments of $1,882,
  collateralized by equipment.............................................      19,882      39,928
                                                                            ----------  ----------
                                                                               940,363     940,628
Less current portion......................................................     549,481     463,744
                                                                            ----------  ----------
                                                                            $  390,882  $  476,884
                                                                            ----------  ----------
                                                                            ----------  ----------

    The approximate aggregate maturities of long-term debt for the five years subsequent to December 31, 1997 are as follows:

1998..............................................................   $549,481
1999..............................................................    269,153
2000..............................................................    121,035
2001..............................................................        694
                                                                    ---------
                                                                     $940,363
                                                                    ---------
                                                                    ---------

    The Company has two lines of credit for $500,000 each at an interest rate of 5% over the federal discount rate and at a current rate of 8.5%. The lines are secured by the Company's accounts receivable. One of the lines of credit expired on January 25, 1998. The remaining line of credit expires on June 15, 1998. There were no balances outstanding at December 31, 1997 on these lines of credit.

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS

    The following entities are related to Fly Ash Products, Incorporated by common ownership and/or management. For the years ended December 31, 1997 and 1996, the following amounts were paid by and/ or received by the Company to or from these related entities.

                                                                            1997       1996
                                                                          ---------  ---------
Amounts paid by Fly Ash to:
  Delmar Investors--for rent and office cleaning........................  $  10,800  $  10,800
  Key Company--for the following:
    Equipment Lease.....................................................     40,679     --
    Construction Expense................................................     --         54,105
  D.A. Thomas Enterprises, Inc..........................................      1,183      7,161
                                                                          ---------  ---------
Total amount paid to related parties....................................  $  52,662  $  72,066
                                                                          ---------  ---------
                                                                          ---------  ---------
Amounts received by Fly Ash from:
  Smithwick, Inc.--for miscellaneous reimbursements.....................  $   3,432  $  --
  D.A. Thomas Enterprises, Inc.--expense reimbursements.................      6,027     --
                                                                          ---------  ---------
Total amount received from related parties..............................  $   9,459  $  --
                                                                          ---------  ---------
                                                                          ---------  ---------

    At December 31, 1997 and 1996, the Company had loans receivable from shareholders totaling $2,350,000 and $2,000,000, respectively. These unsecured loans bear interest at 8.5% per annum, mature annually and have been renewed without reduction. Interest accrued but unpaid at December 31, 1997 and December 31, 1996 was $395,691 and $219,493, respectively. Interest income related to these loans totaled $176,198 and $124,843 in 1997 and 1996 respectively. The Company is the guarantor of debt of D.A. Thomas Enterprises, Inc. totaling $1,088,111 and $1,185,810 at December 31, 1997 and 1996, respectively.

4. MAJOR CUSTOMERS AND SUPPLIERS

    During 1997 and 1996, the Company had sales to one customer which comprised 19% and 17%, respectively, of total sales for those years. Also during 1997 and 1996, the Company acquired 100% of its material for sale to customers from one electric utility.

5. LEASES

    The Company leases certain buildings and equipment under leases classified as operating. Rental expense was $91,800 and $59,834 for 1997 and 1996 respectively.

6. IMPACT OF THE YEAR 2000 (UNAUDITED)

    Substantially all of the Company's computer processing is performed using programs provided by third party vendors. The Company is currently evaluating the programs for Year 2000 compliance. The Company intends to utilize only Year 2000 compliant vendor programs and believes that the year 2000 issue will not pose significant operational problems for its computer systems.

7. SUBSEQUENT EVENT

    On March 27, 1998, an agreement was signed for purchase of all the Company's outstanding stock by an unrelated third party.

                         FLY ASH PRODUCTS, INCORPORATED

                               (AN S CORPORATION)

                       UNAUDITED CONDENSED BALANCE SHEETS

                                                                                        MARCH 31,    DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  -------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.........................................................  $     355,456  $     248,352
  Accounts receivable, net..........................................................        693,531        844,368
  Prepaid expenses and other current assets.........................................        189,214         60,247
                                                                                      -------------  -------------
Total current assets................................................................      1,238,201      1,152,967
Property, plant and equipment, net..................................................      1,473,441      1,399,827
Other Assets, net...................................................................        100,000        112,875
                                                                                      -------------  -------------
Total assets........................................................................  $   2,811,642  $   2,665,669
                                                                                      -------------  -------------
                                                                                      -------------  -------------


                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................................  $     372,078  $      92,177
  Accrued expenses..................................................................         51,053         76,543
  Current portion of notes payable..................................................        549,481        549,481
  Other current liabilities.........................................................        105,850       --
                                                                                      -------------  -------------
Total current liabilities...........................................................      1,078,462        718,201
Notes payable.......................................................................        525,953        390,882
Commitments and contingencies
Shareholders' equity:
  Common stock, par value $.10 per share; 1,000 shares authorized; 900 shares issued
    and outstanding.................................................................             90             90
  Additional paid-in capital........................................................            810            810
  Retained earnings.................................................................      4,382,393      4,301,377
  Receivables from shareholders.....................................................     (3,176,066)    (2,745,691)
                                                                                      -------------  -------------
Total shareholders' equity..........................................................      1,207,227      1,556,586
                                                                                      -------------  -------------
Total liabilities and shareholders' equity..........................................  $   2,811,642  $   2,665,669
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                            See accompanying notes.

                         FLY ASH PODUCTS, INCORPORATED

                               (AN S CORPORATION)

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

                                                                                            THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                         -------------------------
                                                                                             1998         1997
                                                                                         ------------  -----------
Revenues:..............................................................................  $  1,132,653  $   672,938
Costs and expenses:
  Cost of sales, excluding depreciation................................................       718,823      556,133
  Depreciation and amortization........................................................       128,655      134,972
  Selling, general and administrative expenses.........................................       198,485      186,471
                                                                                         ------------  -----------
                                                                                            1,045,963      877,576
                                                                                         ------------  -----------
Operating income (loss)................................................................        86,690     (204,638)

Interest income........................................................................         3,243        9,504
Interest expense.......................................................................       (17,823)     (22,683)
Other income...........................................................................         8,906        2,686
                                                                                         ------------  -----------
Net income (loss)......................................................................  $     81,016  $  (215,131)
                                                                                         ------------  -----------
                                                                                         ------------  -----------

                            See accompanying notes.

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)

             UNAUDITED CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                               ADDITIONAL
                                                                                                 PAID-IN       RETAINED
                                                                               COMMON STOCK      CAPITAL       EARNINGS
                                                                               -------------  -------------  ------------
Balance at December 31, 1997.................................................    $      90      $     810    $  4,301,377
  Net income.................................................................                      --              81,016
                                                                                       ---          -----    ------------
Balance at March 31, 1998....................................................    $      90      $     810    $  4,382,393
                                                                                       ---          -----    ------------
                                                                                       ---          -----    ------------

                            See accompanying notes.

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                          THREE MONTHS ENDED MARCH
                                                                                                    31,
                                                                                          ------------------------
                                                                                             1998         1997
                                                                                          -----------  -----------
OPERATING ACTIVITIES:
Net income (loss).......................................................................  $    81,016  $  (215,131)
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.......................................................      128,655      134,972
    Changes in operating assets and liabilities:
      Receivables.......................................................................      150,837      392,187
      Other current and non-current assets..............................................     (122,967)    (144,477)
      Accounts payable..................................................................      279,901      313,827
      Accrued expenses..................................................................      (25,490)     (41,131)
      Other current and non-current liabilities.........................................      105,850       21,208
                                                                                          -----------  -----------
Net cash provided by operating activities...............................................      597,802      461,455

INVESTING ACTIVITIES:
Purchases of property, plant and equipment..............................................     (202,269)    (349,481)
Increase in receivable from shareholders................................................     (423,500)     --
                                                                                          -----------  -----------
Net cash used in investing activities...................................................     (625,769)    (349,481)

FINANCING ACTIVITIES:
Proceeds from notes payable.............................................................      326,540      --
Principal payments on notes payable.....................................................     (191,469)    (129,693)
Dividends...............................................................................      --          (100,800)
                                                                                          -----------  -----------
Net cash provided by (used in) financing activities.....................................      135,071     (230,493)
Net increase/(decrease) in cash and cash equivalents....................................      107,104     (118,519)
Cash and cash equivalents at beginning of period........................................      248,352      724,305
                                                                                          -----------  -----------
Cash and cash equivalents at end of period..............................................  $   355,456  $   605,786
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Cash paid for interest..................................................................  $    17,823  $    22,683
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Cash paid for income taxes..............................................................  $   --       $   --
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                            See accompanying notes.

                         FLY ASH PRODUCTS, INCORPORATED
                               (AN S CORPORATION)

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

1. BASIS OF PRESENTATION

    In the opinion of management, the accompanying unaudited interim condensed financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows of Fly Ash Products, Incorporated ("Fly Ash Products" or the "Company") for the respective periods presented. The results of operations for an interim period are not necessarily indicative of the results which may be expected for any other interim period or for the year as a whole.

    Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited interim condensed financial statements should be read in conjunction with the financial statements and notes for the years ended December 31, 1997 and 1996 included in the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission by ISG Resources, Inc. (formerly JTM Industries, Inc.)

    The consolidated balance sheet at December 31, 1997 was derived from audited financial statements, but does not include all disclosures required under generally accepted accounting principles.

2. SUBSEQUENT EVENT

    On April 22, 1998, ISG Resources, Inc., an unrelated third party, acquired all of the outstanding stock of Fly Ash Products for approximately $9,500,000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS EXCHANGE OFFER NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................          1
Summary.........................................          2
Risk Factors....................................         12
Use of Proceeds.................................         21
Capitalization..................................         21
Pro Forma Condensed Combined Financial
  Information...................................         22
Selected Historical Financial Information.......         27
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         28
The Exchange Offer..............................         34
Business........................................         42
Management......................................         51
Security Ownership of Certain Beneficial Owners
  and Management................................         55
Certain Transactions............................         55
Description of Notes............................         56
Description of Secured Credit Facility..........         85
Certain United States Federal Tax Considerations
  For Non-United States Holders.................         87
Plan of Distribution............................         89
Legal Matters...................................         89
Experts.........................................         89
Index to Financial Statements...................        F-1

    UNTIL           , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL
DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS ON SUBSCRIPTIONS.

                                 EXCHANGE OFFER

                              ISG RESOURCES, INC.

                               OFFER TO EXCHANGE
                     10% SENIOR SUBORDINATED NOTES DUE 2008
                   FOR 10% SENIOR SUBORDINATED NOTES DUE 2008

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                               SEPTEMBER   , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. IDENTIFICATION OF OFFICERS AND DIRECTORS.

(A) JTM INDUSTRIES, INC.

    JTM is a Texas corporation. Article 2.02-1.B of the Texas Business Corporation Act, as amended (the "TBCA"), grants to a corporation the power to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person was found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation. Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Finally, Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

    With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-I. Further, Article 2.02-1.O provides that an officer of a corporation shall be indemnified as, and to the same extent, provided by Article 2.02-1.H for a director.

    The Bylaws of JTM provide for indemnification of officers and directors as and to the fullest extent permitted by the TBCA. In addition, JTM maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

(B) POZZOLANIC RESOURCES, INC.

    Pozzolanic is a Washington corporation. Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Pozzolanic's Bylaws provide for indemnification of its directors, officers, employees and agents to the extent permitted by Washington law.

    Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions, intentional misconduct by a director or knowing violations of law by a director or distributions illegal under Washington law, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    Officers and directors of Pozzolanic are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

(C) POWER PLANT AGGREGATES OF IOWA, INC.

    PPA is an Iowa corporation. PPA's Bylaws, as amended, and Restated Articles of Incorporation provide that PPA shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Iowa Business Corporation Act (the "IBCA"). The IBCA provides that a company may indemnify its officers and directors if (i) the person acted in good faith, and (ii) the person reasonably believed, in the case of conduct in the person's official capacity with the company, that the conduct was in the company's best interests, and in all other cases, that the person's conduct was at least not opposed to the company's best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. The company is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful, on the merits or otherwise, to which the person may be a party because of the person's position with the company. If the proceeding is by or in the right of the company, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the company. Further, any such person may not be indemnified in respect of any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.

    PPA maintains directors' and officers' liability insurance, which indemnifies directors and officers of PPA against certain damages and expenses relating to claims against them caused by negligent acts, errors or omissions.

(D) KBK ENTERPRISES, INC.

    KBK is a Pennsylvania corporation. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") provide that a business corporation may indemnify directors and officers against liability they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in the settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may, subject to certain requirements, pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition of the action or proceeding unless it is ultimately determined that such person is not entitled to indemnification from the corporation.

    KBK's Articles of Incorporation and Bylaws do not address indemnification of officers and directors.

(E) FLY ASH PRODUCTS, INC.

    Fly Ash Products is an Arkansas corporation. Section 4-27-850 of the Arkansas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Arkansas corporations against expenses, judgments, fines and settlements in connection with litigation.
Article VIII of Fly Ash's

Articles of Incorporation, as amended, provides for indemnification of the directors and executive officers of Fly Ash to the fullest extent legally permissible under the relevant provisions of the Arkansas Business Corporation Act. Additionally, the Company has in place directors' and officers' liability insurance coverage.

(F) MICHIGAN ASH SALES COMPANY, D.B.A. U.S. ASH COMPANY

    U.S. Ash is a Michigan corporation. Section 561 of the Michigan Business Corporation Act (the "MBCA") provides generally and in pertinent part that a Michigan corporation may indemnify its directors and officers against expenses, including judgments, penalties, fines, attorney's fees and amounts paid in settlement actually and reasonably incurred by them in connection with any civil or criminal suit or action, other than actions by or in the right of the corporation, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal suit or proceeding, if the person had no reasonable cause to believe his/her conduct was unlawful. Section 562 provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Michigan corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them in connection with the matters in issue, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise and if the expenses are reasonable and actually incurred. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent legal counsel, by all independent directors who are not parties to or threatened to be made parties to the action or suit, or by the disinterested shareholders or a committee designated by the Board of Directors and consisting of directors who are not parties to, or threatened to be made parties to, the proceedings.

    U.S. Ash's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by the MBCA, limitations on the personal liability of its directors. U.S. Ash's Bylaws, as well as specific indemnification agreements with U.S. Ash's directors and officers, provide that U.S. Ash shall indemnify such persons to the maximum extent permitted by the MBCA.

(G) U.S. STABILIZATION, INC.

    U.S. Stabilization is a Michigan corporation. Section 561 of the MBCA provides generally and in pertinent part that a Michigan corporation may indemnify its directors and officers against expenses, including judgments, penalties, fines, attorney's fees and amounts paid in settlement actually and reasonably incurred by them in connection with any civil or criminal suit or action, other than actions by or in the right of the corporation, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal suit or proceeding, if the person had no reasonable cause to believe his/her conduct was unlawful. Section 562 provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Michigan corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them in connection with the matters in issue, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise and if the expenses are reasonable and actually incurred. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent legal counsel, by all independent directors who are not parties to or threatened to be made parties to the action or suit, or by the disinterested shareholders or a committee designated by the Board of Directors and consisting of directors who are not parties to, or threatened to be made parties to, the proceedings.

    U.S. Stabilization's Articles of Incorporation do not address indemnification of directors. U.S. Stabilization's Bylaws, as well as specific indemnification agreements with U.S. Stabilization's directors and officers, provide that U.S. Stabilization shall indemnify such persons to the maximum extent permitted by the MBCA.

(H) FLO FIL CO., INC.

    Flo Fil is a Michigan corporation. Section 561 of the MBCA provides generally and in pertinent part that a Michigan corporation may indemnify its directors and officers against expenses, including judgments, penalties, fines, attorney's fees and amounts paid in settlement actually and reasonably incurred by them in connection with any civil or criminal suit or action, other than actions by or in the right of the corporation, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal suit or proceeding, if the person had no reasonable cause to believe his/her conduct was unlawful. Section 562 provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Michigan corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them in connection with the matters in issue, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise and if the expenses are reasonable and actually incurred. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent legal counsel, by all independent directors who are not parties to or threatened to be made parties to the action or suit, or by the disinterested shareholders or a committee designated by the Board of Directors and consisting of directors who are not parties to, or threatened to be made parties to, the proceedings.

    Flo Fil's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by the MBCA, limitations on the personal liability of its directors. Flo Fil's Bylaws, as well as specific indemnification agreements with Flo Fil's directors and officers, provide that Flo Fil shall indemnify such persons to the maximum extent disclosed to the Board of Directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     *3.1  Articles of Incorporation of JTM Industries, Inc.

     *3.1(a) Articles of Amendment of Articles of Incorporation JTM Industries, Inc.

     *3.2  By Laws of JTM Industries, Inc.

     *3.3  Articles of Incorporation of KBK Enterprises, Inc.

     *3.4  By Laws of KBK Enterprises, Inc.

     *3.5  Articles of Incorporation of Pozzolanic Resources, Inc.

     *3.6  By Laws of Pozzolanic Resources, Inc.

     *3.7  Articles of Incorporation of Power Plant Aggregates of Iowa, Inc.

     *3.8  By Laws of Power Plant Aggregates of Iowa, Inc.

     *3.9  Articles of Incorporation of Michigan Ash Sales Company, d.b.a. U.S. Ash Company.

    *3.10  By Laws of Michigan Ash Sales Company, d.b.a. U.S. Ash Company.

    *3.11  Articles of Incorporation of Flo Fil Co., Inc.

    *3.12  By Laws of Flo Fil Co., Inc.

    *3.13  Articles of Incorporation of U.S. Stabilization, Inc.

    *3.14  By Laws of U.S. Stabilization, Inc.

    *3.15  Articles of Incorporation of Fly Ash Products, Inc.

    *3.16  By Laws of Fly Ash Products, Inc.

     *4.1  Indenture, dated as of April 22, 1998, by and among JTM Industries, Inc., the
           Subsidiary Guarantors and U.S. Bank National Association, as Trustee.

    **5.1  Opinion and consent of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.

    *10.1  Purchase Agreement dated as of April 17, 1998 by and among JTM Industries, Inc., the Subsidiary Guarantors and NationsBanc Montgomery Securities LLC and CIBC
           Oppenheimer Corp.

    *10.2  Registration Rights Agreement dated as of April 22, 1998, by and among JTM
           Industries, Inc., the Subsidiary Guarantors and NationsBanc Montgomery Securities
           LLC and CIBC Oppenheimer Corp.

    *10.3  Purchase Agreement dated as of February 27, 1998 by and among JTM Industries, Inc.,
           Pozzolanic Resources, Inc. and Gerald Peabody, Penelope Peabody and Kokan Company
           Limited.

    *10.4  Stock Purchase Agreement from Power Plant Aggregates of Iowa, Inc.

    *10.5  Purchase Agreement dated as of March 1998 between JTM Industries, Inc. and Jack
           Wirt

    *10.6  Purchase Agreement dated as of March 27, 1998 between JTM Industries, Inc., Donald
           A. Thomas, Phyllis S. Thomas and Donald W. Birge.

    *10.7  Secured Credit Facility dated March 4, 1998 among JTM Industries, Inc. and a syndicate of banks with NationsBank, N.A., as administrative agent, and Canadian
           Imperial Bank of Commerce, as documentation agent.

    *10.8  First Amendment dated as of May 29, 1998 to the Credit Agreement dated March 4,
           1998 among JTM Industries, Inc. and a syndicate of banks with NationsBank, N.A. as administrative agent, and Canadian Imperial Bank of Commerce, as documentation agent.

    *12.1  Statement re Computation of Ratio of Earnings to Fixed Charges.

    *21.1  Subsidiaries of JTM Industries, Inc.

   **23.1  Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).

   **23.2  Consent of Ernst & Young LLP.

   **23.3  Consent of PricewaterhouseCoopers LLP.

      *24  Powers of Attorney (included on the signature pages hereof).

    *25.1  Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form
           T-1.

    *99.1  Form of Letter of Transmittal respecting the exchange of the 10% Senior
           Subordinated Notes due 2008 which have been registered under the United States
           Securities Act of 1933 for 10% Senior Subordinated Notes due 2008.

    *99.2  Form of Notice of Guaranteed Delivery.


------------------------

*   Previously filed.


**  Filed herewith.

ITEM 22. UNDERTAKINGS.

    (a) Each of the undersigned registrants hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) (1) Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) Each of the registrants undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1993, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on September 2, 1998.


                                ISG RESOURCES, INC.
                                (Registrant)

                                By:  /s/ R STEVE CREAMER
                                     -----------------------------------------
                                     R Steve Creamer
                                     CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                     OFFICER AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board,
     /s/ R STEVE CREAMER          Chief Executive Officer
------------------------------    and Director (Principal     September 2, 1998
       R Steve Creamer            Executive Officer)

                                Chief Financial Officer and
     /s/ J.I. EVEREST, II         Assistant Secretary
------------------------------    (Principal Financial        September 2, 1998
       J.I. Everest, II           Officer)

                                President, Chief Operating
------------------------------    Officer, and Director      September   , 1998
         Raul A. Deju

                                Director
------------------------------                               September   , 1998
     Joseph M. Silvestri

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1993, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on September 2, 1998.


                                POZZOLANIC RESOURCES, INC.
                                (Registrant)

                                By:  /s/ R STEVE CREAMER
                                     -----------------------------------------
                                     R Steve Creamer
                                     CHIEF EXECUTIVE OFFICER AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ R STEVE CREAMER        Director and Chief
------------------------------    Executive Officer           September 2, 1998
       R Steve Creamer

                                Director
------------------------------                                September  , 1998
     Joseph M. Silvestri

     /s/ J.I. EVEREST, II       Chief Financial Officer
------------------------------                                September 2, 1998
       J.I. Everest, II

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1993, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on September 2, 1998.


                                POWER PLANT AGGREGATES OF IOWA, INC.
                                (Registrant)

                                By:  /s/ R STEVE CREAMER
                                     -----------------------------------------
                                     R Steve Creamer
                                     CHIEF EXECUTIVE OFFICER AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ R STEVE CREAMER        Director and Chief
------------------------------    Executive Officer           September 2, 1998
       R Steve Creamer

                                Director
------------------------------                                September  , 1998
     Joseph M. Silvestri

     /s/ J.I. EVEREST, II       Chief Financial Officer
------------------------------                                September 2, 1998
       J.I. Everest, II

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1993, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on September 2, 1998.


                                MICHIGAN ASH SALES COMPANY,
                                D/B/A U.S. ASH COMPANY
                                (Registrant)

                                By:  /s/ R STEVE CREAMER
                                     -----------------------------------------
                                     R Steve Creamer
                                     CHIEF EXECUTIVE OFFICER AND DIRECTOR

    Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ R STEVE CREAMER        Director and Chief
------------------------------    Executive Officer           September 2, 1998
       R Steve Creamer

                                Director
------------------------------                                September  , 1998
     Joseph M. Silvestri

     /s/ J.I. EVEREST, II       Chief Financial Officer
------------------------------                                September 2, 1998
       J.I. Everest, II

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1993, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on September 2, 1998.


                                U.S. STABILIZATION, INC.
                                (Registrant)

                                By:  /s/ R STEVE CREAMER
                                     -----------------------------------------
                                     R Steve Creamer
                                     CHIEF EXECUTIVE OFFICER AND DIRECTOR

    Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ R STEVE CREAMER        Director and Chief
------------------------------    Executive Officer           September 2, 1998
       R Steve Creamer

------------------------------  Director
     Joseph M. Silvestri                                      September  , 1998

     /s/ J.I. EVEREST, II       Chief Financial Officer
------------------------------                                September 2, 1998
       J.I. Everest, II

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1993, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on September 2, 1998.


                                FLO FIL CO., INC.
                                (Registrant)

                                By:  /s/ R STEVE CREAMER
                                     -----------------------------------------
                                     R Steve Creamer
                                     CHIEF EXECUTIVE OFFICER AND DIRECTOR

    Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ R STEVE CREAMER        Director and Chief
------------------------------    Executive Officer           September 2, 1998
       R Steve Creamer

                                Director
------------------------------                                September  , 1998
     Joseph M. Silvestri

     /s/ J.I. EVEREST, II       Chief Financial Officer
------------------------------                                September 2, 1998
       J.I. Everest, II

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1993, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on September 2, 1998.


                                FLY ASH PRODUCTS, INC.
                                (Registrant)

                                By:  /s/ R STEVE CREAMER
                                     -----------------------------------------
                                     R Steve Creamer
                                     CHIEF EXECUTIVE OFFICER AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ R STEVE CREAMER        Director and Chief
------------------------------    Executive Officer           September 2, 1998
       R Steve Creamer

                                Director
------------------------------                                September  , 1998
     Joseph M. Silvestri

     /s/ J.I. EVEREST, II       Chief Financial Officer
------------------------------                                September 2, 1998
       J.I. Everest, II

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1993, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on September 2, 1998.


                                KBK ENTERPRISES, INC.
                                (Registrant)

                                By:  /s/ R STEVE CREAMER
                                     -----------------------------------------
                                     R Steve Creamer
                                     CHIEF EXECUTIVE OFFICER AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ R STEVE CREAMER        Director and Chief
------------------------------    Executive Officer           September 2, 1998
       R Steve Creamer

                                Director
------------------------------                                September  , 1998
     Joseph M. Silvestri

     /s/ J.I. EVEREST, II       Chief Financial Officer
------------------------------                                September 2, 1998
       J.I. Everest, II

                               INDEX TO EXHIBITS


 EXHIBITS                                                                                                    PAGE
----------                                                                                                 ---------

     *3.1   Articles of Incorporation of JTM Industries, Inc.
     *3.1a  Articles of Amendment of Articles of Incorporation of JTM Industries, Inc.

     *3.2   By Laws of JTM Industries, Inc.

     *3.3   Articles of Incorporation of KBK Enterprises, Inc.

     *3.4   By Laws of KBK Enterprises, Inc.

     *3.5   Articles of Incorporation of Pozzolanic Resources, Inc.

     *3.6   By Laws of Pozzolanic Resources, Inc.

     *3.7   Articles of Incorporation of Power Plant Aggregates of Iowa, Inc.

     *3.8   By Laws of Power Plant Aggregates of Iowa, Inc.

     *3.9   Articles of Incorporation of Michigan Ash Sales Company, d.b.a. U.S. Ash Company.

     *3.10  By Laws of Michigan Ash Sales Company, d.b.a. U.S. Ash Company.

     *3.11  Articles of Incorporation of Flo Fil Co., Inc.

     *3.12  By Laws of Flo Fil Co., Inc.

     *3.13  Articles of Incorporation of U.S. Stabilization, Inc.

     *3.14  By Laws of U.S. Stabilization, Inc.

     *3.15  Articles of Incorporation of Fly Ash Products, Inc.

     *3.16  By Laws of Fly Ash Products, Inc.

     *4.1   Indenture, dated as of April 22, 1998, by and among JTM Industries, Inc., the Subsidiary
              Guarantors and U.S. Bank National Association, as Trustee.

    **5.1   Opinion and consent of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.

    *10.1   Purchase Agreement dated as of April 17, 1998 by and among JTM Industries, Inc., the
              Subsidiary Guarantors and NationsBanc Montgomery Securities LLC and CIBC Oppenheimer Corp.

    *10.2   Registration Rights Agreement dated as of April 22, 1998, by and among JTM Industries, Inc., the Subsidiary Guarantors and NationsBanc Montgomery Securities LLC and CIBC Oppenheimer
              Corp.

    *10.3   Purchase Agreement dated as of February 27, 1998 by and among JTM Industries, Inc.,
              Pozzolanic Resources, Inc. and Gerald Peabody, Penelope Peabody and Kokan Company Limited.

    *10.4   Stock Purchase Agreement from Power Plant Aggregates of Iowa, Inc.

    *10.5   Purchase Agreement dated as of March 1998 between JTM Industries, Inc. and Jack Wirt

    *10.6   Purchase Agreement dated as of March 27, 1998, between JTM Industries, Inc., Donald A.
              Thomas, Phyllis S. Thomas and Donald W. Birge.

    *10.7   Secured Credit Facility dated March 4, 1998 among JTM Industries, Inc. and a syndicate of banks with NationsBank, N.A., as administrative agent, and Canadian Imperial Bank of
              Commerce, as documentation agent.

 EXHIBITS                                                                                                    PAGE
----------                                                                                                 ---------
    *10.8   First Amendment dated as of May 29, 1998 to the Credit Agreement dated March 4, 1998 among
              JTM Industries, Inc. and a syndicate of banks with NationsBank, N.A. as administrative agent, and Canadian Imperial Bank of Commerce, as documentation agent.

    *12.1   Statement re Computation of Ratio of Earnings to Fixed Charges.

    *21.1   Subsidiaries of JTM Industries, Inc.

   **23.1   Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).

   **23.2   Consent of Ernst & Young LLP

   **23.3   Consent of PricewaterhouseCoopers LLP.

    *24     Powers of Attorney (included on the signature pages hereof).

    *25.1   Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1.

    *99.1   Form of Letter of Transmittal respecting the exchange of the 10% Senior Subordinated Notes due 2008 which have been registered under the United States Securities Act of 1933 for 10%
              Senior Subordinated Notes due 2008.

    *99.2   Form of Notice of Guaranteed Delivery.
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*   Previously Filed.


**  Filed herewith.